Exhibit 2

EDENOR S.A.

CONSOLIDATED FINANCIAL STATEMENTS,
INFORMATIVE SUMMARY AND INFORMATION REQUIRED BY
SECTION 68 OF THE BUENOS AIRES STOCK EXCHANGE REGULATIONS
AS OF MARCH 31, 2011
TOGETHER WITH THE AUDITOR’S REPORT
AND THE REPORT OF THE SUPERVISORY COMMITTEE

Shareholders and public in general who are interested in learning more about the report related to the Financial Statements as of March 31, 2011, to be published in the electronic database of the Securities and Exchange Commission (SEC), please visit Edenor website at www.edenor.com

EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A. (EDENOR S.A.)

BOARD OF DIRECTORS

CHAIRMAN:	Alejandro Macfarlane

VICE CHAIRMAN:	Marcos Marcelo Mindlin

DIRECTORS:	Damián Miguel Mindlin
Gustavo Mariani
Luis Pablo Rogelio Pagano
Maximiliano Alejandro Fernandez
Eduardo Llanos
Ricardo Torres
Diego Martín Salaverri
Edgardo Alberto Volosín
Alfredo Mac Laughlin
Eduardo Orlando Quiles

ALTERNATE DIRECTORS:	Jorge Grecco
Javier Douer
Pablo Díaz
Ariel Schapira
Brian Henderson
Ricardo Sericano
Maia Chmielewski
Gabriel Cohen
Eduardo Maggi
Alejandro Mindlin
Rafael Mancuso
Jaime Javier Barba

SUPERVISORY COMMITTEE

MEMBERS:	Javier Errecondo
José Daniel Abelovich
Jorge Roberto Pardo

ALTERNATE MEMBERS:	Santiago Dellatorre
Marcelo Héctor Fuxman
Fernando Sánchez

EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A. (EDENOR S.A.)

Legal address: 6363 Del Libertador Ave. – City of Buenos Aires

FISCAL YEAR No. 20 BEGINNING ON JANUARY 1, 2011

FINANCIAL STATEMENTS AS OF MARCH 31, 2011

Main business: Distribution and sale of electricity in the area and under the terms of the concession agreement by which this public service is regulated (Note 1 to the basic financial statements).

Date of registration with the Public Registry of Commerce:

of the Articles of Incorporation: August 3, 1992

of the last amendment to the By-laws: May 28, 2007

Term of the Corporation: Through August 3, 2087

Registration number with the “Inspección General de Justicia” (the Argentine governmental regulatory agency of corporations): 1,559,940

CAPITAL STRUCTURE

AS OF MARCH 31, 2011
(Note 16.a to the basic financial statements)

(amounts stated in pesos)

Class of shares	Subscribed and paid-in

Common, book-entry shares, face value 1 and 1 vote per share

Class A	462.292.111
Class B (1)	442.210.385
Class C	1.952.604
906.455.100

(1)	Includes 9,412,500 treasury shares as of March 31, 2011 and December 31, 2010 (Notes 3.s and 16.a to the basic financial statements).

EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A. (EDENOR S.A.)

CONSOLIDATED BALANCE SHEETS AS OF MARCH 31, 2011 AND DECEMBER 31, 2010

(stated in thousands of pesos)

	2011	2010
CURRENT ASSETS
Cash and banks	55,744	8,611
Investments (Exhibit D)	209,998	668,232
Trade receivables (Note 3.a)	639,871	421,193
Other receivables (Note 3.b)	97,415	43,361
Supplies	17,719	12,407
Other assets	44	0
Total Current Assets	1,020,791	1,153,804

NON-CURRENT ASSETS
Trade receivables (Note 3.a)	45,722	45,531
Other receivables (Note 3.b)	65,666	119,249
Permanent investments in companies (Exhibit C)	415	415
Other investments	94	0
Supplies	24,213	23,249
Property, plant and equipment (Exhibit A)	5,577,817	3,689,482
Goodwill	(476,419)	0
Total Non-Current Assets	5,237,508	3,877,926

Total Assets	6,258,299	5,031,730

CURRENT LIABILITIES
Trade accounts payable (Note 3.c)	638,616	378,505
Loans (Note 3.d)	132,953	54,108
Salaries and social security taxes (Note 3.e)	212,868	180,432
Taxes (Note 3.f)	172,313	111,080
Other liabilities (Note 3.g)	88,550	4,542
Accrued litigation (Exhibit E)	74,946	57,832
Total Current Liabilities	1,320,246	786,499

NON-CURRENT LIABILITIES
Trade accounts payable (Note 3.c)	58,579	50,984
Loans (Note 3.d)	1,412,669	1,035,113
Salaries and social security taxes (Note 3.e)	62,801	50,633
Taxes (Note 3.f)	13,576	8,989
Other liabilities (Note 3.g)	1,065,495	984,518
Accrued litigation (Exhibit E)	9,769	6,816
Total Non-Current Liabilities	2,622,889	2,137,053
Total Liabilities	3,943,135	2,923,552

MINORITY INTEREST IN SUBSIDIARY COMPANIES	235,258	0

SHAREHOLDERS' EQUITY (as per related statements)	2,079,906	2,108,178

Total Liabilities, Minority Interest and Shareholders' Equity	6,258,299	5,031,730

The accompanying notes and supplemental exhibits are an integral part of these consolidated financial statements.

EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A. (EDENOR S.A.)

CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2011 AND 2010

(stated in thousands of pesos)

	2011	2010
Net sales (Note 3.h)	708,888	573,497
Electric power purchases	(342,409)	(280,265)
Gross margin	366,479	293,232

Transmission and distribution expenses (Exhibit H)	(186,860)	(146,499)
Selling expenses (Exhibit H)	(58,588)	(46,466)
Administrative expenses (Exhibit H)	(59,331)	(39,441)
Subtotal	61,700	60,826

Amortization of goodwill	1,455	0

Subtotal	63,155	60,826

Other (Expense) Income, net (Note 3.i)	(8,238)	(3,403)

Financial income (expense) and holding gains (losses)
Generated by assets
Interest	1,382	4,154
Taxes and sundry expenses	(10,353)	(3,512)
Exchange differences	8,137	10,332
Holding results	(1,479)	(9,560)
Generated by liabilities
Interest	(37,228)	(20,458)
Taxes and sundry expenses	(6,497)	(7,050)
Exchange differences	(21,216)	(21,519)

Adjustment to present value of the retroactive tariff increase arising from the application of the new electricity rate schedule and other trade receivables	169	7,859
Adjustment to present value of notes	0	(304)
Loss from the purchase of notes	(17,248)	0
(Loss) Income before taxes	(29,416)	17,365

Income tax (Note 4)	2,036	(12,398)
Minority interest in subsidiary companies	(892)	0

Net (loss) income for the period	(28,272)	4,967

(Losses) Earnings per common share	(0.031)	0.006

The accompanying notes and supplemental exhibits are an integral part of these consolidated financial statements.

EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A. (EDENOR S.A.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2011 AND 2010

(stated in thousands of pesos)

	2011	2010
Changes in cash and cash equivalents
Cash and cash equivalents at beginning of year (Note 13)	676,843	228,372
Cash and cash equivalents at end of period (Note 13)	265,742	339,729
Net (decrease) increase in cash and cash equivalents	(411,101)	111,357

Cash flows from operating activities
Net (loss) income for the period	(28,272)	4,967

Adjustments to reconcile net (loss) income to net cash flows provided by operating activities
Depreciation of property, plant and equipment (Exhibit A)	53,313	44,408
Amortization of goodwill	(1,455)	0
Retirement of property, plant and equipment (Exhibit A)	1,979	10
Loss/Gain from the sale of real property	143	(760)
Adjustment to present value of notes	0	304
Loss from the repurchase of notes	17,248	0
Loss from the restructuring of financial debt	925	0
Exchange difference and interest on loans	74,634	39,456
Income tax (Note 4)	(2,036)	12,398
Allowance for doubtful accounts (Exhibit E)	2,068	3,977
Allowance for other doubtful accounts (Exhibit E)	1,215	2,557
Adjustment to present value of the retroactive tariff increase arising from the application of the new electricity
rate schedule and other trade receivables	(169)	(7,859)
Loss from minority interest in subsidiary companies	892	0

Changes in assets and liabilities:

Net decrease in trade receivables	11,883	19,485
Net (increase) decrease in other receivables	(16,562)	21,412
Increase in supplies	(3,514)	(6,515)
Increase in other assets	(915)	0
Increase in trade accounts payable	13,074	28,726
Decrease in salaries and social security taxes	(9,556)	(8,967)
Increase (Decrease) in taxes	6,958	(1,278)
(Decrease) Increase in other liabilities	(19,680)	11,031
Increase for funds deriving from the Program for the rational use of electric power (PUREE)	67,884	44,802
Net increase in accrued litigation	3,714	1,082

Financial interest paid (net of interest capitalized)	(20,516)	833
Financial and commercial interest collected	13,418	1,873
Net cash flows provided by operating activities	166,673	211,942

Cash flows from investing activities
Additions of property, plant and equipment (Exhibit A)	(71,576)	(82,252)
Incorporation of cash flows for acquisition of Permanent Investments (Note 25 to the basic financial statements)	119,043	0
Acquisition of permanent investments	(561,953)	0
Net cash flows used in investing activities	(514,486)	(82,252)

Cash flows from financing activities
Net decrease in loans	(63,288)	(18,333)
Net cash flows used in financing activities	(63,288)	(18,333)

Net (decrease) increase in cash and cash equivalents	(411,101)	111,357

The accompanying notes and supplemental exhibits are an integral part of these consolidated financial statements.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS OF MARCH 31, 2011 AND DECEMBER 31, 2010

(amounts stated in thousands of pesos)

NOTE 1: FINANCIAL STATEMENTS CONSOLIDATION

In accordance with the provisions of Resolution No. 368/01 of the National Securities Commission (“CNV”), the publication of the consolidated financial statements must precede that of the basic financial statements of the issuer. This resolution implies a change in the presentation order of the consolidated information. However, the information contained in the basic financial statements and in the consolidated financial statements continues to be regarded as the main and complementary information, respectively, as established by the Argentine Business Organizations Law and the generally accepted accounting principles. Therefore, and for a correct interpretation thereof, the consolidated financial statements must be read together with the basic financial statements that follow them.

Consolidation bases

The financial statements of Empresa Distribuidora y Comercializadora Norte S.A. (hereinafter the “Company”) have been consolidated on a line-by-line basis with the financial statements of Empresa Distribuidora Eléctrica Regional S.A. (“EMDERSA”) and Aeseba S.A. (“AESEBA”) as from acquisition date (Note 25 to the basic financial statements), in accordance with the general consolidation method established by Technical Resolution No. 21 of the Argentine Federation of Professional Councils in Economic Sciences (“FACPCE”).

The data showing the Company’s consolidated controlling interest as of March 31, 2011 are as follow:

Directly controlled companies	Percentage held on capital stock and possible votes	Controlled / Indirectly and jointly controlled companies	Percentage held on capital stock and possible votes
	03.31.11		03.31.11
EMDERSA	77.19	Empresa Distribuidora de Electricidad de Salta S.A. (Edesa S.A.)	90.00
		Empresa Distribuidora de Electricidad de La Rioja S.A. (Edelar S.A.)	99.999994
		Empresa Distribuidora San Luis S.A. (Edesal S.A.)	99.999
		EMDERSA Generación Salta S.A.	99.98

AESEBA	99.99	Empresa Distribuidora de Energía Norte S.A. (EDEN S.A.)	90.00

NOTE 2: VALUATION CRITERIA

The information about the valuation criteria applied by Edenor has been included in Note 3 to the basic financial statements. The financial statements of the subsidiary companies have been prepared on the basis of criteria similar to those applied by Edenor S.A.

NOTE 3: BREAKDOWN OF MAIN CONSOLIDATED ACCOUNTS

Consolidated Balance Sheets as of March 31, 2011 and December 31, 2010

a)	Trade receivables

The breakdown of trade receivables as of March 31, 2011 and December 31, 2010 is as follows:

	2011	2010
Current:

Receivables from sales of electricity:
Billed	434,582	216,749

Unbilled
Sales of electricity	197,966	149,046
Retroactive tariff increase arising from the application of the new
electricity rate schedule	9,853	21,442
Adjustment to present value of the retroactive tariff increase arising
from the application of the new electricity rate schedule	(496)	(1,170)
Framework Agreement	33,645	33,047
National Fund of Electricity	2,413	3,437
Bonds for the cancellation of debts of the Province of Bs. As.	333	8,743
Specific fee payable for the expansion of the network, transportation and others	4,949	4,477
Total unbilled	248,663	219,022

In litigation	14,282	14,681

Less:
Allowance for doubtful accounts (Exhibit E)	(57,656)	(29,259)
Total Current	639,871	421,193

Non-Current:

Receivables from sales of electricity:
Unbilled
Sales of electricity	45,722	45,531
Total Non-Current	45,722	45,531

b)	Other receivables

The breakdown of other receivables as of March 31, 2011 and December 31, 2010 is as follows:

	2011	2010
Current:

Prepaid expenses	13,939	4,625
Advances to suppliers	17,861	4,014
Advances to personnel	17,447	6,276
Related companies	4,169	4,169
Receivables from activities other than the main activity	26,036	23,321
Tax on personal assets	5,273	0
Receivables from Provincial Governments	13,873	0
Allowance for other doubtful accounts (Exhibit E)	(18,372)	(12,799)
Third-party notes receivable	5,986	0
Tax on financial transactions	3,693	3,693
Other	7,510	10,062
Total Current	97,415	43,361

Non-Current:

Prepaid expenses	1,363	1,199
Net deferred tax assets	15,348	104,446
Tax on minimum presumed income (net of advances and payments on account)	16,680	12,283
Tax credits	8,094	0
Receivables from Class "C" Shareholders - EDEN	2,677	0
Third-party notes receivable	17,132	0
Other	4,372	1,321
Total Non-Current	65,666	119,249

c)	Trade accounts payable

The breakdown of trade accounts payable as of March 31, 2011 and December 31, 2010 is as follows:

	2011	2010
Current:

Payables for purchase of electricity and other purchases	364,207	221,626
Payables to related party for operator of technical management agreement	58,552	0
Unbilled electric power purchases	147,559	111,860
Customer contributions	38,371	33,965
Reimbursable works contributions	13,846	0
Customer deposits	6,492	0
Other	9,589	11,054
Total Current	638,616	378,505

Non-Current:

Reimbursable works contributions	6,710	0
Customer deposits	50,244	49,129
Other	1,625	1,855
Total Non-Current	58,579	50,984

d)	Loans

The breakdown of loans as of March 31, 2011 and December 31, 2010 is as follows:

	2011	2010
Current:

Financial loans	30,638	0
Interest	48,802	0
Corporate notes	46,058	47,027
Derivative financial instruments	7,455	7,253
Adjustment to present value of notes	0	(172)
Total Current	132,953	54,108

Non-Current:

Financial loans	387,046	0
Corporate notes	1,025,623	1,052,686
Adjustment to present value of notes	0	(17,573)
Total Non-Current	1,412,669	1,035,113

e)	Salaries and social security taxes

The breakdown of payroll and social security taxes as of March 31, 2011 and December 31, 2010 is as follows:

	2011	2010
Current:

Salaries payable and accruals	178,339	160,616
Social Security (ANSES)	20,094	13,651
Early retirements payable	5,658	6,165
Personnel benefits plans	8,777	0
Total Current	212,868	180,432

Non-Current:

Seniority-based bonus	17,056	31,356
Early retirements payable	6,091	12,432
Personnel benefits plans	39,654	6,845
Total Non-Current	62,801	50,633

f)	Taxes

The breakdown of taxes as of March 31, 2011 and December 31, 2010 is as follows:

	2011	2010
Current:

Provincial, municipal and federal contributions and taxes, VAT and Turnover tax payable	69,524	62,925
Income tax and tax on minimum presumed income (net of advances, withholdings and
payments on accounts)	27,968	0
Withholdings	20,454	9,798
Municipal taxes	39,446	27,159
Tax regularization plans	3,137	1,364
Other	11,784	9,834
Total Current	172,313	111,080

Non-Current:

Tax regularization plans	13,576	8,989
Total Non-Current	13,576	8,989

g)	Other liabilities

The breakdown of other liabilities as of March 31, 2011 and December 31, 2010 is as follows:

	2011	2010
Current:

Program for the rational use of electric power (PUREE)	57,595	0
Dividends payable	5,198	0
Penalties and discounts	15,874	0
Other	9,883	4,542
Total Current	88,550	4,542

Non-Current:

Program for the rational use of electric power (PUREE)	594,956	529,097
Penalties and discounts	470,539	455,421
Total Non-Current	1,065,495	984,518

Consolidated Statements of Income as of March 31, 2011 and 2010

h)	Net sales

The breakdown of net sales for the periods ended March 31, 2011 and 2010 is as follows:

	2011	2010

Sales of electricity	694,364	561,440
Late payment charges	6,740	6,003
Right of use on poles	5,875	4,027
Connection charges	1,431	1,489
Reconnection charges	478	538
TOTAL	708,888	573,497

i)	Other (expense) income, net

The breakdown of other (expense) income, net for the periods ended March 31, 2011 and 2010 is as follows:

	2011	2010

Non-operating expense	(2,393)	(406)
Commissions on municipal taxes collection	396	1,155
Net expense from technical services	(718)	(821)
Voluntary Retirements - Bonuses	(1,785)	(1,071)
Severance paid	(1,482)	(1,107)
Accrued litigation	(731)	(1,500)
Disposal of property, plant and equipment	(1,345)	(10)
Income from the disposal of property, plant and equipment	129	0
Other	(309)	357
TOTAL	(8,238)	(3,403)

NOTE 4: INCOME TAX AND DEFERRED TAX

Consolidated deferred tax assets and liabilities as of March 31, 2011 and December 31, 2010 are as follow:

	2011	2010

(Loss) Income for the period before taxes	(29,416)	17,365
Applicable tax rate	35.00%	35.00%
(Loss) Income for the period at the applicable tax rate	(10,296)	6,077

Permanent differences
Adjustment for inflation of property, plant and equipment	5,957	6,296
Non-deductible expenses	1,396	0
Amortization of goodwill	(509)	0
Accruals and other	44	25
Total income tax charge for the period before allowance for the impairment of net deferred tax assets	(3,408)	12,398
Increase in the allowance for the impairment of deferred tax assets	1,372	0
Total income tax charge for the period	(2,036)	12,398
Variation between deferred assets (liabilities) charged to (loss) income	11,757	7,394
Income tax for the period	9,721	19,792

	2011	2010
Non-current deferred tax assets
Tax-loss carry forward	42,365	11,586
Trade receivables and other receivables	6,524	0
Accruals and other debts	203,862	162,053
Intangible assets	41,029	0
Other	15,864	13,532
Non-current deferred tax assets	309,644	187,171

Non-current deferred tax liabilities
Property, plant and equipment and Other	(265,932)	(82,725)
Non-current deferred tax liabilities	(265,932)	(82,725)

Net deferred tax assets before allowance for the impairment of net deferred tax assets	43,712	104,446

Allowance for the impairment of net deferred tax assets	(28,364)	0
Net deferred tax assets (Note 3.b)	15,348	104,446

The reconciliation between the income tax as charged to the consolidated statement of income for the periods ended March 31, 2011 and 2010 and the amount that would result from applying the tax rate in effect (35%) to the consolidated results of operations for each period, is as follows:

	2011	2010

(Loss) Income for the period before taxes	(29,416)	17,365
Applicable tax rate	35.00%	35.00%
(Loss) Income for the period at the applicable tax rate	(10,296)	6,077

Permanent differences
Adjustment for inflation of property, plant and equipment	5,957	6,296
Non-deductible expenses	1,396	0
Amortization of goodwill	(509)	0
Accruals and other	44	25
Total income tax charge for the period before allowance for the impairment of net deferred tax assets	(3,408)	12,398
Increase in the allowance for the impairment of deferred tax assets	1,372	0
Total income tax charge for the period	(2,036)	12,398
Variation between deferred assets (liabilities) charged to (loss) income	11,757	7,394
Income tax for the period	9,721	19,792

NOTE 5: CONSOLIDATED SEGMENT INFORMATION

Due to the recently made acquisitions (Note 25 to the basic financial statements), the process aimed at defining the Company’s consolidated business segments, i.e. those components of the business activity about which different financial information may be obtained, whether for the allocation of resources or the determination of an asset’s performance, is underway. This resolution also implies the definition of the guidelines to disclose services provided, geographical areas and major customers.

NOTE 6: REGULATORY FRAMEWORK

The information about the regulatory framework applicable to Edenor has been included in Note 17 to the basic financial statements. The relevant information on the regulatory framework applicable to the subsidiary companies is summarized below.

The regulatory framework of the electric power market currently in effect is provided for by Law No. 24,065, which created the National Regulatory Authority for the Distribution of Electricity (Ente Nacional Regulador de la Electricidad, hereinafter “ENRE”), as the regulatory and control authority. EMDERSA, through the Operating Companies, is also subject to the provincial laws and regulations issued by the provincial control authorities.

The corresponding provincial regulatory authorities are: (i) the Provincial Electric Power Regulatory Commission (Comisión Reguladora Provincial de Energía Eléctrica, hereinafter “CRPEE”), in the province of San Luis; (ii) the Privatizations Control Authority (Ente Único de Control de Privatizaciones, hereinafter “EUCOP”), in the province of La Rioja, and (iii) the Public Services Regulatory Authority (Ente Regulador de los Servicios Públicos, hereinafter “ENRESP”), in the province of Salta.

The regulatory authorities are responsible for the approval and control of electricity rates and for verifying that the electric power public service be provided in accordance with the quality levels agreed upon in the corresponding concession agreements.

Distribuidora San Luis

The main features of the regulatory framework applicable to Distribuidora San Luis are described below.

In accordance with the concession agreement, Distribuidora San Luis is required, among other things, (i) to provide the electric power service in conformity with the quality levels established in the concession agreement, and (ii) to make the necessary investments to properly maintain the provision of the service. Failure to comply with these requirements may make the Distribution Company liable to penalties.

The concession agreement provides for the tariff regime, and includes the initial electricity rate schedule as well as the procedure to be followed for the adjustment of the electricity rate schedule effective for the term of five years beginning as from the commencement date of the concession. Under this agreement, the electricity rates would be subject to periodical adjustments in order to reflect the variations recorded in electric power acquisition, transmission and distribution costs.

At the end of the term of the concession, all the assets owned by the Distribution Company, that are directly or indirectly used in the provision of the public service, will be transferred to the Provincial Government. The holders of the majority shares of Distribuidora San Luis will receive, as payment for such transfer, the amount to be obtained from the sale of the totality of the shares to a new company to be organized by the Provincial Government, which will become the holder of the concession, after deducting any amounts which the Distribution Company may owe to the Provincial Government.

The concession agreement for the provision of the public service of electricity distribution to be rendered on an exclusive basis in the Province of San Luis was entered into on March 2, 1993 for a period of 95 years that may be extended for an additional maximum period of ten years. The term of the concession is divided into nine management periods, a first period of 15 years, and eight subsequent periods of 10 years each. At the end of each management period, the Province of San Luis will organize an international public bid for the sale of Distribuidora San Luis’s majority shares, whose conditions will be similar to those pursuant to which EMDERSA acquired its interest. EMDERSA will be entitled to participate in the bid.

The person or group who makes the highest bid will acquire the majority shares and pay the bid price to EMDERSA. If EMDERSA were the best bidder or if EMDERSA’s bid were equal to the highest bid, it will continue to own the majority shares of Distribuidora San Luis, in which case no further payments to the Province of San Luis will be necessary nor any other obligations with respect to the bidding will be imposed on EMDERSA. There are no restrictions on the amount of EMDERSA’s bid. If EMDERSA did not make a bid or its bid were lower than the best bid made, the majority shares will be transferred to the bidder who made the highest bid and the price paid by the purchaser will be delivered to EMDERSA, after deducting any amounts which Distribuidora San Luis may owe to the Provincial Government.

At the end of each management period, the Government of the Province of San Luis may revoke the exclusivity clause for the provision of the service or modify the area within which such exclusivity applies.

Resolution No. 757 dated June 24, 2008, countersigned by the Minister Secretary of State of Public Works and Infrastructure of the Province of San Luis, established the application, as from June 1, 2008, of a new Electricity Rate Schedule, and a new temporary increase of the Distribution Added Value. The Resolution also establishes that the Distribution Company shall submit to the CRPEE for its analysis, approval and subsequent audit, an Investment Plan in the sub-transmission and distribution network for an amount in excess of twenty million pesos, to be executed within a maximum period of two years. The Investment Plan, which has been submitted by Distribuidora San Luis to the CRPEE, is currently being executed.

As of the date of these financial statements, Distribuidora San Luis continues renegotiating certain terms and conditions of the concession agreement with the regulatory authorities. Although it is not possible to anticipate the final wording of said terms and conditions, the Board of Directors of Distribuidora San Luis believes that they will not have a negative impact on the business.

Distribuidora La Rioja

The main features of the regulatory framework applicable to Distribuidora La Rioja are described below.

Resolution No. 757 dated June 24, 2008, countersigned by the Minister Secretary of State of Public Works and Infrastructure of the Province of San Luis, established the application, as from June 1, 2008, of a new Electricity Rate Schedule, and a new temporary increase of the Distribution Added Value. The Resolution also establishes that the Distribution Company shall submit to the CRPEE for its analysis, approval and subsequent audit, an Investment Plan in the sub-transmission and distribution network for an amount in excess of twenty million pesos, to be executed within a maximum period of two years. The Investment Plan, which has been submitted by Distribuidora San Luis to the CRPEE, is currently being executed.

The concession agreement for the provision of the public service of electricity distribution and sale to be rendered on an exclusive basis in the Province of La Rioja was entered into on June 1, 1995 for a period of 95 years that may be extended for an additional period of ten years. The term of the concession is divided into nine management periods, a first period of 15 years, and eight subsequent periods of 10 years each. At the end of each management period, the Regulatory Authority will call for bids for the sale of Distribuidora La Rioja’s majority shares.

EMDERSA will be entitled to present its bid simultaneously with the other bidders and in accordance with the terms and conditions of the bid. If EMDERSA’s bid were higher than or equal to the best economic offer, it will continue to own the majority shares and no further disbursements will be required.

On December 1, 2008, Distribuidora La Rioja and the Commission for the Renegotiation of Contracts, comprised of the Economy Minister, the Infrastructure Minister and the General and Legal Secretary of the Provincial Government, entered into an Adjustment Agreement, which approved adjustments to the Concession Agreement for the Public Service of Electricity Distribution and Sale, in accordance with the guidelines established in the Public Hearing for the Revision of Tariffs held in October 2008. The Adjustment Agreement approves a new Electricity Rate Schedule for the Concession Agreement as well as a Customer Application Schedule, effective for consumption recorded as from November 1, 2008, with an authorized 16% average increase.

Furthermore, it was agreed that the debt owed by the Government to the Distribution Company for government grants corresponding to the period 2007/2008 and for other concepts, would be cancelled with the assignment of electric infrastructure works carried out and to be carried out by the Government. In addition, a cost monitoring mechanism, which will allow Distribuidora La Rioja (should the conditions stipulated in the Agreement concerning increases in costs and expenses be met) to request that the EUCOP begin a procedure for the analysis and revision of tariffs, was also implemented.

In the 2010 fiscal year, the increases recorded in the Distribution Company’s costs exceeded the conditions stipulated in the Agreement for the Readjustment of the Agreement for the Provision of the Public Service of Electricity Distribution signed with the Government of the Province of La Rioja and ratified by the Governor through Decree FEP No. 2318/08. Therefore, in February 2011, the Distribution Company submitted Note GPRR No. 0110/11 with the supporting documentation of the greater costs borne by EDELAR S.A.

By Note No. 236 dated March 28, 2011, the Board of the Control Authority rejected the distribution company’s request. On April 11, 2011, by Note GPRR No. 0258/2011 sent to the EUCOP, the Distribution Company requested that such decision be reconsidered.

Distribuidora Salta and ESED

The main features of the regulatory framework applicable to Distribuidora Salta and ESED are described below.

The concession agreement for the provision of the public service of electricity distribution -which is divided into two different markets: the concentrated (urban) market and the fragmented (isolated generation with unconventional methods) market- to be rendered on an exclusive basis in the Province of Salta was entered into on August 12, 1996 for a period of 50 years that may be extended for an additional maximum period of ten years.

The term of the concession is divided into three management periods, a first period of 20 years, and two subsequent periods of 15 years each. At the end of each management period, the ENRESP will organize a public bid for the sale of Distribuidora Salta’s majority shares. The investment company must present its own bid simultaneously with the other bidders and in accordance with the terms and conditions of the bid. If the investment company’s bid were higher than or equal to the best economic offer, it will continue to own the majority shares and no further disbursements will be required.

NOTE 7: CORPORATE NOTES AND LOANS

The information about Edenor’s financing structure has been included in Note 14 to the basic financial statements. The relevant information on the subsidiary companies’ financing structure is summarized below.

EMDERSA

a)       Loans

On December 9, 2010, the company made a payment of US$ 5,400,000 plus the current interest coupon, thereby repaying the debt under the Corporate Notes (Class 1 Series III). The repayment was made with the funds of the three time deposits held by the agent of the syndicated loan (Standard Bank Argentina S.A.) granted to EDELAR.

In July 2010, Banco Itaú Argentina S.A. and Standard Bank Argentina S.A. granted loans to Distribuidora Salta, Distribuidora San Luis and Distribuidora La Rioja, with the aim of facilitating the implementation of the syndication process of a medium-term credit facility in pesos, whose main purpose were the early repayment of the corporate notes debt.

The amount disbursed for these loans totaled 163,850. The aforementioned facility became part of a medium term syndicated loan that is part of the debt refinancing of Distribuidora Salta, Distribuidora San Luis and Distribuidora La Rioja, and whose main terms and conditions are: final maturity in July 2013 and repayment of principal in quarterly payments as from January 2012, in accordance with the following amortization schedule:

Amortization of principal
Date	%	Date	%

January 2012	11	January 2013	11
April 2012	11	April 2013	15
July 2012	11	July 2013	30
October 2012	11

The medium-term facility, which amounts to 208,500, was finally agreed and disbursed on July 15, 2010. The banks comprising the group of lenders were: Standard Bank Argentina S.A., Banco Hipotecario S.A., Banco de Galicia y Buenos Aires S.A., Banco Ciudad de Buenos Aires and Banco Itaú Argentina S.A. The syndicated loan stipulate certain conditions, restrictions and covenants which are to be complied with and assumed by the company.

The funds granted to Distribuidora La Rioja for an amount equivalent to 21,200 have been allocated to three time deposits held by the agent of the syndicated loan (Standard Bank Argentina S.A.).

During the term of this financing, EMDERSA as well as Distribuidora Salta, Distribuidora La Rioja and Distribuidora San Luis shall comply, in each case and among other covenants, with the following ratios in accordance with their financial statements:

•	The ratio of Consolidated Financial Debt-to-Consolidated EBIDTA must be lower than or equal to:
- EMDERSA: 2.25.
- Distribuidora Salta: 3.25
- Distribuidora La Rioja: 2.40
- Distribuidora San Luis: 1.50

•	The ratio of Consolidated EBIDTA-to-Consolidated Financial Expense must be higher than or equal to:
- EMDERSA: 3.00
- Distribuidora Salta: 1.80
- Distribuidora La Rioja: 2.00
- Distribuidora San Luis: 3.00

On March 4, 2011, the date on which Empresa Distribuidora y Comercializadora Norte S.A.( EDENOR)  acquired the block of shares of EMDERSA, EDENOR granted a 200,000-loan maturing on April 30, 2011, at an annual interest rate of 16%. The loan was used, among other things, for the early repayment of 119,888 of the syndicated loan, plus interest and taxes as of that date for 5,913, with the remaining balance being used for the repayment of the short-term bank debt.

With regard to the proposal made to the banks concerning the early repayment of this syndicated loan, it was proposed that the allocation of funds as stipulated in the original proposal be modified, and that the early repaid principal amounts be applied to the first principal repayment due dates instead of applying them to the final maturities of the loan. Accordingly, the remaining maturities of this debt are, at present, the following:

Date	Amount

April 15, 2013	26,062
July 15, 2013	62,550

b)        Class IV and Class V Corporate Notes

The Boards of Directors of Distribuidora Salta and Distribuidora La Rioja, in their meetings of September 17, 2010, authorized in each case, the issuance of a new class of Corporate Notes for a principal amount of up to 20,000 (the “Class IV and Class V Corporate Notes”, respectively) for each of them, within the framework of the Public Offering of the Issuance Program of Medium-Term Debt Guaranteed by EMDERSA, authorized by Resolution No. 15,433, issued by the CNV on July 27, 2006.

On October 29, 2010, the CNV authorized the placement of the Class IV Corporate Notes for an amount of 15,000, which could be increased to 20,000, for Distribuidora Salta as well as Distribuidora La Rioja.

The term for the placement of those instruments came to an end on November 5, 2010. Due to the result obtained, it was resolved that the issuance of Class IV and Class V Corporate Notes be made for a Nominal Value of $ 15,200, in each case, and the issuance and payment date be November 10, 2010. The principal will be amortized quarterly in four equal and consecutive payments as from February 10, 2011.

NOTE 8: RESTRICTED ASSETS

a. Assets used in the provision of the public service

In accordance with the concession agreement, the Group may not pledge the assets used in the provision of the public service nor grant any other security interest thereon in favor of third parties, without prejudice to the Group’s right to freely dispose of those assets which in the future may become inadequate or unnecessary for such purpose. This prohibition does not apply in the case of security interests granted over an asset at the time of its acquisition and/or construction to secure payment of the purchase price and/or installation.

b. Pledged Shares - Distribuidora Salta, ESED

The holders of ESED’s class "A" shares may not modify their interest nor sell their shares without ENRESP’s authorization. Additionally, and in accordance with the provisions of the concession agreement, the totality of the class "A" shares have been pledged in favor of the Province of Salta as security for the performance of the obligations assumed by the Distribution Company. The shares will be pledged during the entire term of the concession, and will continue to be pledged when successively transferred. Should ESED fail to comply with any of the obligations assumed in the concession agreement, the Provincial Government may foreclose the pledge, by selling the shares in a Public Bid.

c. Frozen funds - Distribuidora Salta and Distribuidora San Luis

As of March 31, 2011 and December 31, 2010, Distribuidora Salta’s funds that have been frozen as a consequence of attachment orders, amount to $ 44 and $ 82, respectively.

NOTE 9: OBLIGATIONS AND RESTRICTIONS ARISING FROM THE PRIVATIZATION

In accordance with the Bidding terms and conditions, EDEN is required to comply, among others, with the following obligations:

a) Not to transfer the class “A” shares without the prior approval of the Control Authority.

b) To make the necessary investments and carry out the necessary maintenance works in order to guarantee service quality levels.

c) To refrain from granting in favor of third parties any security interest on the assets used in the provision of the public service such as mortgages, pledges or any other lien, without prejudice to EDEN’s right to freely dispose of those assets which in the future may become inadequate or unnecessary for such purpose. This prohibition does not apply in the case of security interests granted by the holder of the concession over an asset at the time of its acquisition to secure payment of the purchase price.

d) To pay the inspection and control fee to be fixed by the Control Authority.

NOTE 10: REVISION OF TARIFF REGIME

The information about the Revision of Edenor’s Tariff Regime has been included in Note 17 to the basic financial statements. The relevant information on the Revision of the subsidiary companies’ Tariff Regime is summarized below.

FIVE-YEARLY REVISION OF THE TARIFF REGIME AND THE ELECTRICITY RATE SCHEDULE IN DISTRIBUIDORA SALTA AND ESED

a. Distribuidora Salta

The tariff regime as well as the electricity rate schedule that were in effect during the first period of 5 years, and were to be revised for the following 5 years, expired in August 2001. The date on which the new electricity rate schedule went into effect was November 1, 2001. By Resolution No. 74/01, the Public Services Regulatory Authority of Salta (ENRESP) established that due to the lack of sufficient elements to approve a new Tariff Regime and Electricity Rate Schedule that could go into effect in the indicated date, the tariff regime, the electricity rate schedule and the general conditions for the electricity distribution service in Salta, included in the Concession Agreement, would continue to be temporarily in effect.

The revision of the tariff regime was affected by the provisions of Law No. 25,561 and Decrees Nos. 214 and 260 of the Federal Government.

In August 2004, Distribuidora Salta and the Production and Employment Ministry of the Province of Salta entered into an adjustment agreement, which increased the VAD as from September 2004. Therefore, the average rate applicable to final users increased 12% due to the transfer of the aforementioned concept. This adjustment agreement was ratified by Resolution No. 374 dated August 30, 2004 of the Production and Employment Ministry and Decree No. 2,008 dated September 1, 2004 of the Provincial Government. Furthermore, as stipulated in the adjustment agreement, a measurement campaign of the load curves per consumption of user category in the concession area of Distribuidora Salta began as from September 2004. The aim of the campaign was to determine the level of consumption of final users and thereby defining an efficient rate. The campaign, whose results were audited by the ENRESP, ended in October 2005 and the public hearing convened by the ENRESP to discuss the rate increase was held on January 31, 2006.

On March 13, 2006, the ENRESP issued Resolution No. 160/06, which established a rate increase of 16.75%, equivalent to an increase in the distribution added value (VAD) of 34.1%. The Resolution also established that said increase was to be retroactively applied as from October 1, 2005. Accordingly, the increase was applied to customers as from the billing corresponding to the month of March 2006. Therefore, the accumulated retroactive amount is billed to customers in 20 monthly installments beginning with the billing corresponding to the month of March 2006.

The Resolution approves the readjustment of the Tariff Regime of the Concession Agreement, which had been affected by the provisions of Law No. 25,561 and Decrees Nos. 214 and 260 of the Federal Government.

Furthermore, the Resolution established the creation of an "indicator" which allows the Distribution Company to request the readjustment of rate values if the variation recorded in such indicator exceeds 5%. The transfer to the electricity rate will only take place after the approval of the ENRESP, as long as the Distribution Company has submitted a well-grounded presentation, demonstrating the real increase recorded in its costs as a consequence of inflation. On the contrary, if the indicator shows a negative result of more than 5%, the ENRESP will be entitled to analyze and adjust the rates accordingly.
Given that the variation recorded in such indicator has exceeded the established limit, the corresponding presentations have been made to the ENRESP for its analysis. Decree No. 3,366/07, issued on November 26, 2007, ratified Resolution No. 942/07 of the Production and Employment Ministry dated November 22, 2007, which approves the Adjustment Agreement dated November 20, 2007.  In its whereas clauses, the Adjustment Agreement states that as a result of the analysis carried out, it has been preliminary determined that the Distribution Company’s VAD as of March 2007 must be 22.40% higher than that currently in effect, which represents an average rate increase of 12.75%. Furthermore, on November 20, 2007, the Province granted a government grant in the amount of 10,000, on account of the definitive increase that will arise from the corresponding legal and agreed-upon readjustment process, pursuant to which the necessary corrections, as applicable, will be made.

It also establishes that the 4.19% retroactive increase deriving from the application of Resolution No. 160/06 of the Regulatory Authority must be maintained until the corresponding legal readjustment process takes place,  when it will be considered as on account of the amount resulting from the determination of the final rate of the Holder of the Concession.

On March 18, 2008, it was requested that the ENRESP comply with the adjustment of the rates for the public service provided in March 2007 by Distribuidora Salta, in accordance with the provisions of Resolution No. 160/2006 of the ENRESP and the Adjustment Agreement entered into by and between Distribuidora Salta and the Province of Salta on November 20, 2007, approved by Resolution No. 942/2007 of the Production and Employment Ministry and ratified in all its terms by Decree No. 3,366/2007 of the Government of the Province of Salta. The request is made in order for the rate values to reflect the real costs borne by the Distribution Company to provide the public service in accordance with the quality levels required in the Concession Agreement.

On September 12, 2008, the Public Services Regulatory Authority of Salta (ENRESP) issued Resolution No. 965/08, which, supporting the request made by Distribuidora Salta concerning the adjustment of the costs for the provision of the electricity distribution service, authorizes a 14.65% adjustment in Distribuidora Salta’s Average Sale Rate as from September 2008. Additionally, within the framework of Resolution No. 160/06 currently in effect and in response to the presentations made by the distribution company through notes sent to the Economic Development Ministry, the ENRESP requested that Distribuidora Salta be granted a government grant for retroactive adjustments of the average rate for the periods March 2007 through February 2008 and March 2008 through August 2008, respectively.

The government grant is granted with the aim of avoiding that the retroactive cost be transferred to final users of the service.

On December 14, 2009, the ENRESP issued Resolution No. 1,750/09, which, supporting the request made by Distribuidora Salta concerning the adjustment of the costs for the provision of the electricity distribution service, authorizes a 12.65% adjustment in Distribuidora Salta’s Average Sale Rate, as from December 2009. All this within the framework of Resolution No.160/06 currently in effect and in response to the presentations made by the distribution company during 2009. Furthermore, Distribuidora Salta was authorized to include, as from such date, in the electricity sale rate, the cost arising from the environmental health and safety inspection fee, known as sundry activities fees.

b. ESED

The tariff regime as well as the electricity rate schedule that were in effect during the first period of 5 years, and were to be revised for the following 5 years, expired in August 2001. The date on which the new electricity rate schedule was to go into effect was November 1, 2001. By Resolution No. 74/01, the ENRESP established that due to the lack of sufficient elements to approve a new Tariff Regime and Electricity Rate Schedule that could go into effect in the indicated date, the tariff regime, the electricity rate schedule and the remaining general conditions for the electricity distribution service in Salta, included in the Concession Agreement, would continue to be temporarily in effect.

During the fiscal year 2005, the ENRESP approved Resolutions Nos. 126/05 and 280/05 which established a new electricity rate schedule, the quality regulations of the technical service and the system of government grants applicable to ESED’s users.

The studies for the five-yearly revision of the electricity rate schedule for the year 2010 were submitted to the ENRESP in September 2010. As of to date, no reply has been received.

COST VARIATION ADJUSTMENT

The information about the adjustment for the variations recorded in Edenor’s costs has been included in Note 17 to the basic financial statements. The relevant information on the adjustment for the variations recorded in the subsidiary companies’ costs is summarized below.

EDEN S.A.

During the year ended December 31, 2010, EDEN continued to submit information on the adjustments of the values of the Operative Costs Sample as well as on the valuation of the assets available for the rendering of service, in accordance with the provisions of caption 4.4 of Chapter 4 of the Protocol of Understanding. The last presentation was made in June 2010, which has been ratified by the Provincial Energy Administration.

NOTE 11: LEGAL ACTIONS

The information about Edenor’s legal actions has been included in Note 21 to the basic financial statements. The relevant information on the subsidiary companies’ legal actions is summarized below.

TAX CONTINGENCY - DISTRIBUIDORA SAN LUIS

Through Resolution No. 127 dated November 30, 2000, the Argentine tax authority (AFIP) challenged the VAT tax returns for fiscal periods January 1994 through October 1999 and determined through a sua sponte assessment the tax for such periods, claiming the payment of the differences which, as of December 31, 2010 and 2009, amounted to approximately 24,474 and 23,710. Such amounts include interest accrued through the closing date of each financial statements as well as fines.

The origin of the claim is that the AFIP believes that the “Municipal Tax” that Distribuidora San Luis received from its customers on account of the Municipalities is a part of the VAT taxable base as it is included in the price of the electric power delivered, whereas in the opinion of Distribuidora San Luis it is exactly the opposite.

On December 27, 2000, Distribuidora San Luis filed an appeal against the sua sponte assessment made by the AFIP with the Federal Tax Court, whose decision, rendered on November 27, 2002, agreed with the AFIP’s criterion.  On February 12, 2003, Distribuidora San Luis appealed the decision before the Federal Court of Appeals, which, on September 19, 2006 pronounced judgment in favor of the Distribution Company, although it imposed legal costs on both parties.  Finally, Distribuidora San Luis filed an extraordinary appeal requesting that costs be entirely imposed on the AFIP.  The tax authorities, in turn, filed an ordinary and an extraordinary appeal against judgment rendered with the Supreme Court.

Furthermore, the AFIP carried out similar reviews for subsequent periods. In this regard, and with the same arguments, the tax authorities claimed, in a first stage tax, differences for approximately pesos 4,644 for the periods between November 1999 and January 2001, and subsequently 6,877 for the periods between February 2001 and March 2003. Also, in May 2010, it made a new adjustment in the amount of 5,464 for the periods between May 2003 and December 2004. All the reported amounts include interest accrued through the date of these financial statements as well as fines. In each case, the Distribution Company has rejected the assessments made by the AFIP and filed an appeal with the Federal Tax Court, which is awaiting resolution.

In view of the foregoing, the Distribution Company believes that the recording of an accrual for this concept is not necessary.

TAX CONTINGENCY - DISTRIBUIDORA SALTA

In April 2001, the Argentine tax authority (AFIP) challenged the income tax returns filed by Distribuidora Salta for fiscal years 1997 and 1998 on the grounds that the works carried out with the funds deriving from the Special Fund for the Electric Power Development of Argentine Provinces (FEDEI) were subject to income tax, thus rejecting the income tax deduction related to allowances for doubtful accounts. Consequently, such adjustments resulted in the objection of the minimum presumed income tax return for fiscal period 1998.

On April 30, 2001, Distribuidora Salta filed an appeal against the assessments referred to above with the Federal Tax Court, which, as of the date of these financial statements, has not yet pronounced any judgment.

On November 7, 2005, the Argentine tax authority (AFIP) informed Distribuidora Salta that, according to its interpretation, the company reorganization notified by Distribuidora Salta in 2001 (merger of CESA into Distribuidora Salta) did not comply with the requirements set forth by the Income Tax Law and its Regulatory Decree.  Consequently, neither CESA’s accumulated and effective tax losses carryforward nor its tax exemptions pending use could be transferred to Distribuidora Salta, the surviving company.

Distribuidora Salta believes that the aforementioned reorganization meets all the requirements set forth in the current legislation to be considered within the tax-free system and, therefore, it is admissible that CESA’s tax rights and obligations be transferred to and computed in the surviving company.

In November 2005, Distribuidora Salta filed an appeal against the above-mentioned AFIP’s resolution. On November 4, 2008, the AFIP notified its decision to reject the appeal lodged.

On February 10, 2009, Distribuidora Salta filed proceedings against such administrative decision with the Federal Justice on the grounds that it was an administrative act that could only be objected by means of a legal action.

Furthermore, on January 19, 2009, the AFIP notified Distribuidora Salta of the amendment made to the original brief so as to extend it and include the rejection of the reorganization, which EDESA answered on February 11, 2009.  On August 19, 2009, the AFIP, through Resolution No. 151/09, notified the Distribution Company of a sua sponte assessment of the income tax for the referred to fiscal periods 2000 through 2002.

On September 8, 2009, the Distribution Company filed with the Federal Tax Court an appeal against such resolution, rejecting the totality of the charges questioned, and a motion to dismiss based on the fact that the claims at issue were being litigated in another lawsuit, thus requesting that the Tax Court abstain from issuing an opinion until the Federal Court of Salta rendered judgment. This petition may be either accepted or not by the Tax Court.

Should such situation be confirmed, the final conclusion as to the admissibility and the final amount of the adjustment, if applicable, will be determined by the Federal Justice. Therefore, no accrual has been recorded in this regard, based on the favorable substantial grounds that Distribuidora Salta believes to have.

In view of the foregoing, Distribuidora Salta believes that the recording of an accrual for this concept is not necessary. Consequently, the financial statements must be read in the light of these circumstances.

NOTE 12: EMPLOYEE STOCK OWNERSHIP PROGRAM (ESOP)

The information about Edenor’s Employee Stock Ownership Program has been included in Note 16.c to the basic financial statements. The relevant information on the subsidiary companies’ Employee Stock Ownership Program is summarized below.

DISTRIBUIDORA SALTA

The Class “C” shares issued by Distribuidora Salta, representing 10% of its capital stock, will be assigned by the Provincial Government to the employees transferred to the distribution company in accordance with the terms and conditions of an employee stock ownership program (ESOP).  As of the date of these financial statements, the ESOP has been regulated by the Provincial Government as per Decree No. 155/02 and Resolution No. 53/02 of the Economy Ministry and its subsequent Decree No. 239/02.

During fiscal year 2005, the province’s Economy and Public Words Ministry issued Resolutions Nos. 349 D and 406 D dated November 8, 2005 and December 9, 2005, respectively, which provided for the acquisition of the rights and shares of the former Provincial Energy Administration employees.  Over 60% of all ESOP beneficiaries accepted the Provincial Government’s offer.

On December 25, 2007, the Provincial Government issued Decree No. 3624/07 which approved the definitive assignment made by the beneficiaries of Distribuidora Salta’s employee stock ownership program. It was requested that the Class “C” shares be transferred in favor of the Provincial Government, and that Distribuidora Salta record such transfer in its Stock Certificate Register.

It was requested that a profit-sharing bond be implemented by Distribuidora Salta in accordance with the provisions of the referred to Decree, decision which Distribuidora Salta appealed on January 3, 2008. By Decree No. 1223/09 dated March 12, 2009, the appeal filed by Distribuidora Salta was rejected. Therefore, the Distribution Company filed a motion for clarification, after which the only possibility available would be to resort to the judicial system, which the Distribution Company did on May 6, 2009 before the Court in Contentious and Administrative Matters of the Province of Salta. Such action is in judicial process.

NOTE 13: CONSOLIDATED CASH FLOW INFORMATION

Cash and cash equivalents

For the preparation of the Consolidated Statement of Cash Flows, the Company considers as cash equivalents all highly liquid investments with original maturities of three months or less.

	As of March 31, 2011	As of December 31, 2010	As of March 31, 2010
Cash and Banks	55,744	8,611	7,908
Time deposits	94,347	17,523	7,064
Money market funds	113,765	117,458	164,020
Corporate notes and Shares	1,886	533,251	160,737
Total cash and cash equivalents in the Consolidated Statement of Cash Flows	265,742	676,843	339,729

EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A. (EDENOR S.A.)

CONSOLIDATED BALANCE SHEETS AS OF MARCH 31, 2011 AND DECEMBER 31, 2010
EXHIBIT A
PROPERTY, PLANT AND EQUIPMENT
(stated in thousands of pesos)

	Original value						Depreciation				Net	Net
	At beginning	Incorporat. balances				At end	At beginning		For the	At end	book value	book value
MAIN ACCOUNT	of year	acquis.Perm.Inv (1)	Additions	Retirements	Transfers	of period	of year	Retirements	period	of period	2011	2010
FACILITIES IN SERVICE

Substations	1,139,156	183,899	259	(46)	7,640	1,330,908	392,720	(12)	8,691	401,399	929,509	746,447
High voltage networks	482,015	83,637	0	0	3,359	569,011	169,204	0	3,486	172,690	396,321	312,843
Medium voltage networks	947,378	487,436	276	(313)	25,858	1,460,635	373,909	(80)	8,248	382,077	1,078,558	573,364
Low voltage networks	1,827,121	483,526	526	(293)	17,800	2,328,680	1,075,884	(75)	12,410	1,088,219	1,240,461	751,558
Transformation chambers and platforms	660,269	95,923	0	(12)	8,772	764,952	243,690	(3)	5,186	248,873	516,079	416,579
Meters	745,841	190,170	98	(352)	15,657	951,414	313,053	(144)	8,265	321,174	630,240	432,600
Machinery and facilities	0	56,073	2,608	0	4,459	63,140	0	0	385	385	62,755	0
Turbines - Boilers - Transformers	0	4,342	0	0	0	4,342	0	0	37	37	4,305	0
Plants - Auxiliary Equipment - Equipment and Fixtures	0	19,775	0	0	0	19,775	0	0	74	74	19,701	0
Remote controlled systems/Automation/Generation plants	0	7,158	0	0	(5)	7,153	0	0	119	119	7,034	0
Maintenance	0	26,625	0	0	0	26,625	0	0	458	458	26,167	0
Expansion project - Works and mandatory tasks	0	31,116	0	0	0	31,116	0	0	0	0	31,116	0
Buildings	107,072	51,243	100	0	(42,736)	115,679	24,079	0	982	25,061	90,618	82,993
Communications network and facilities	103,009	2,318	3	0	62	105,392	66,318	0	1,413	67,731	37,661	36,618
Total facilities in service	6,011,861	1,723,241	3,870	(1,016)	40,866	7,778,822	2,658,857	(314)	49,754	2,708,297	5,070,525	3,353,002
FURNITURE, TOOLS AND EQUIPMENT
Furniture, equipment and software projects	200,007	19,475	132	0	3	219,617	186,952	0	2,285	189,237	30,380	13,057
Tools and other	48,291	7,041	93	(783)	(2,890)	51,752	44,288	0	258	44,546	7,206	4,003
Transportation equipment	28,765	7,194	25	(290)	0	35,694	17,144	(275)	1,016	17,885	17,809	11,621
Total furniture, tools and equipment	277,063	33,710	250	(1,073)	(2,887)	307,063	248,384	(275)	3,559	251,668	55,395	28,681
Total assets subject to depreciation	6,288,924	1,756,951	4,120	(2,089)	37,979	8,085,885	2,907,241	(589)	53,313	2,959,965	5,125,920	3,381,683
CONSTRUCTION IN PROCESS
Transmission	138,526	51,803	30,329	(99)	(17,076)	203,483	0	0	0	0	203,483	138,526
Distribution and other	169,273	63,297	37,127	(380)	(20,903)	248,414	0	0	0	0	248,414	169,273
Total construction in process	307,799	115,100	67,456	(479)	(37,979)	451,897	0	0	0	0	451,897	307,799
Total 2011	6,596,723	1,872,051	71,576	(2,568)	0	8,537,782	2,907,241	(589)	53,313	2,959,965	5,577,817	-
Total 2010	6,213,895	0	388,770	(5,942)	0	6,596,723	2,731,509	(2,648)	178,380	2,907,241	-	3,689,482

(1) See Note 25 to the basic financial statements

EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A. (EDENOR S.A.)

CONSOLIDATED BALANCE SHEETS AS OF MARCH 31, 2011 AND DECEMBER 31, 2010
EXHIBIT C
INVESTMENTS IN OTHER COMPANIES
(stated in thousands of pesos)

							Information on the Issuer
								Last financial statement issued
					Value on	Net			Nominal			% interest	Net
Name and features		Face		Adjusted	equity	book value	Main		Capital	Income		In capital	book value
of securities	Class	value	Number	cost	method	2011	activity	Date	Stock	for the period	Equity	stock	2010

NON-CURRENT
INVESTMENTS

Section 33 Law No. 19,550
as amended -Companies-A

Related Company:
SACME S.A.	common	$1	6,000	15	415	415	Electric	12/31/2010	12	14	830	50	415
	non-						power
	endorsable						services
Total						415							415

EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A. (EDENOR S.A.)

CONSOLIDATED BALANCE SHEETS AS OF MARCH 31, 2011 AND DECEMBER 31, 2010

EXHIBIT D

OTHER INVESTMENTS

(stated in thousands of pesos)

	Net book value
MAIN ACCOUNT	2011	2010

CURRENT INVESTMENTS

Time deposits
. in foreign currency (Exhibit G)	94,347	17,523

Money market funds
. in local currency	113,765	117,458

Corporate Notes and Shares (1)
. in foreign currency (Exhibit G)	1,886	533,251

Total Current Investments	209,998	668,232

Total Investments	209,998	668,232

(1)	Includes Corporate Notes of Transener S.A. for 17,527 as of December 31, 2010 (Note 15 to the basic financial statements).

EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A. (EDENOR S.A.)

CONSOLIDATED BALANCE SHEETS AS OF MARCH 31, 2011 AND DECEMBER 31, 2010
EXHIBIT E
ALLOWANCES AND ACCRUALS

(stated in thousands of pesos)

	2011					2010
	At	Incorporation balances			At	At
MAIN	beginning	acquis.Perm.Invest			end of	end of
ACCOUNT	of year	(1)	Increases	Decreases	period	year

Deducted from current assets
For doubtful accounts	29,259	26,400	2,068	(71)	57,656	29,259
For other doubtful accounts	12,799	4,358	1,215	0	18,372	12,799

Deducted from non-current assets
For supplies obsolescence	0	3,449	0	0	3,449	0

Included in current liabilities
Accrued litigation	57,832	17,169	4,761	(4,816)	74,946	57,832

Included in non-current liabilities
Accrued litigation	6,816	2,751	202	0	9,769	6,816

(1) See Note 25 to the basic financial statements.

EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A. (EDENOR S.A.)

CONSOLIDATED BALANCE SHEETS AS OF MARCH 31, 2011 AND DECEMBER 31, 2010
EXHIBIT G
FOREIGN CURRENCY DENOMINATED ASSETS AND LIABILITIES

	2011				2010
Account	Currency and amount (2)		Exchange rate (1)	Booked amount in thousands of pesos	Currency and amount (2)		Booked amount in thousands of pesos
Current Assets
Cash and banks	US$	2,010,713	4.014	8,071	US$	382,816	1,507
	EUR	48,456	5.696	276	EUR	45,911	240
	R$	1,000	2.000	2	R$
Investments	US$	1,877,927	4.014	7,538	US$	139,932,495	550,774
Other receivables	US$	2,652,965	4.014	10,649	US$	1,032,065	4,063
	EUR	154,848	5.696	882	EUR	111,954	584
Total Current Assets				27,418			557,168
Non-Current Assets
Other receivables	US$	666,667	4.014	2,676	US$
Total Non-Current Assets				2,676			0
Total Assets				30,094			557,168
Current Liabilities
Trade accounts payable	US$	18,656,882	4.054	75,635	US$	4,476,084	17,797
	EUR	89,345	5.753	514	EUR	304,112	1,603
	CHF		0.000	0	CHF	153,989	653
Financial debts	US$	11,379,132	4.054	46,131	US$	5,582,495	22,196
Salaries and social security taxes	US$	975,826	4.054	3,956	US$	0	0
Other liabilities	US$	307,104	4.054	1,245	US$	338,302	1,345
Total Current Liabilities				127,481			43,594
Non-Current Liabilities
Financial debts	US$	248,938,086	4.054	1,009,195	US$	255,969,567	1,017,735
Total Non-Current Liabilities				1,009,195			1,017,735
Total Liabilities				1,136,676			1,061,329

(1) Selling and buying exchange rate of Banco de la Nación Argentina in effect at the end of the period.
(2) US$ = US Dollar; EUR = Euro; CHF Swiss Franc; R$ = Brazilian Real.

EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A. (EDENOR S.A.)

INFORMATION REQUIRED BY SECTION 64 SUB-SECTION b) OF LAW No. 19,550
EXHIBIT H
FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2011 AND 2010

(stated in thousands of pesos)	2011				2010
Description	Transmission and Distribution Expenses	Selling Expenses	Administrative Expenses	Total	Total
Salaries and social security taxes	80,572	18,210	25,984	124,766	90,456
Postage and telephone	1,959	3,343	769	6,071	4,811
Bank commissions	0	0	2,273	2,273	2,639
Allowance for doubtful accounts	0	3,283	0	3,283	6,534
Supplies consumption	10,992	266	1,013	12,271	12,043
Work by third parties	38,135	16,794	7,367	62,296	52,959
Rent and insurance	1,102	161	3,972	5,235	2,804
Security services	1,605	315	1,781	3,701	2,173
Fees	1,258	4,905	6,914	13,077	1,305
Advertising	0	74	3,700	3,774	4,286
Temporary personnel and reimbursements to personnel	397	364	459	1,220	815
Depreciation of property, plant and equipment	50,732	1,133	1,448	53,313	44,408
Directors and Supervisory Committee members' fees	0	0	1,092	1,092	918
Taxes and charges	35	6,613	2,556	9,204	5,668
Diversos	73	3,127	3	3,203	587
Total 2011	186,860	58,588	59,331	304,779	-
Total 2010	146,499	46,466	39,441	-	232,406

EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A. (EDENOR S.A.)

6363 Del Libertador  Ave. – Federal Capital

INFORMATIVE SUMMARY

AS OF MARCH 31, 2011

1. General Comments
(Not covered by the Independent Auditors’ Report)

(Figures stated in thousands of pesos as indicated in Note 2 to the basic financial statements)

In the consolidated three-month period ended March 31, 2011, the Company recorded a net loss of 28,272. As of the end of the period, the Company’s shareholders’ equity amounts to 2,079,906.

The consolidated net operating income amounted to 63,155.

The investment in property, plant and equipment totaled 71,576. This amount was mainly allocated to increasing service quality levels and meeting current and new customer demand.

a.	Acquisition of EMDERSA and AESEBA

On March 4, 2011, the Company’s Board of Directors decided to accept a gratuitous offer from its indirect controlling company Pampa Energía S.A. (“Pampa”), whereby Edenor was offered the possibility of acquiring certain electricity distribution assets, which Pampa was entitled to acquire (either directly or through one or more subsidiaries), from Grupo AEI in accordance with an agreement entered into on January 19, 2011 by and between Pampa, party of the first part, and AEI Utilities, S.L., party of the second part.

As a consequence of the acceptance by the Company of said offer, Edenor was appointed by Pampa as the acquiring party under the PESA-AEI Agreement. Therefore, on March 4, 2011, the Company acquired from AEIU (i) 182,224,095 common shares of EMDERSA S.A. (“Emdersa”), (ii) 2 common shares of Empresa Distribuidora de San Luis S.A. (“Edesal”), (iii) 600 common shares of Emdersa Generación Salta S.A. (“EGSSA”), (iv) 1 common share of Empresa Distribuidora de Electricidad de la Rioja S.A. (“EDELAR”), (v) 1 common share of Empresa de Sistemas Eléctricos Abiertos S.A. (“ESED”). The price paid by the Company for the aforementioned assets amounted to US$ 90,000,000 for Emdersa’s Shares and the Residual Shares acquired from AEIU and to US$ 49.998,280 for AESEBA’s Shares acquired from AEIU.

Within the framework of the offer made by Pampa and accepted by the Company, the parties have additionally agreed that if within the 3 years following acquisition date of Emdersa’s Shares, the Residual Shares and AESEBA’s Shares, the Company sold either totally or partially any of such shares, Pampa would be entitled to receive from the Company a payment equivalent to 50% of the amount received for the sale thereof in excess of the amount paid to AEIU for any of such Shares (Emdersa’s Shares and/or Residual Shares and/or AESEBA’s Shares).

In order to evaluate the above described transaction, the Company engaged the services of the investment bank Citigroup Global Markets Inc. (“Citigroup”) to render a fairness opinion to the Company’s Board of Directors, concerning the fairness of the price that would have to be paid for Emdersa’s shares, the Residual shares and AESEBA’s shares. The opinion of the Company’s Audit Committee was also requested. Both Citigroup and the Company’s Audit Committee rendered their opinion, prior to the acquisition, stating that the informed values are adequate and within the market’s parameters.

In compliance with current regulations, it is hereby stated that the Company has formally consulted the National Securities Commission about the steps to be followed with regard to the public offering for the acquisition of Emdersa’s shares that the Company must make to Emdersa’s minority shareholders due to the change in that company’s control and in accordance with the provisions of Decree No. 677/01 and the National Securities Commission’s regulations.

The Company has fully assumed its obligation to carry out the public acquisition offering it is required to make due to the new change in Emdersa’s control, which will be carried out at the same price per Emdersa’s common share that the Company paid to AEIU, i.e. US$ 0.49 per Emdersa’s common share, in the manner and time period established by the control authority. The carrying out of said public acquisition offering was approved by the Company’s Board of Directors on March 4, 2011, and constitutes an irrevocable commitment with Emdersa’s shareholders.
Finally, within the framework of the reported transaction for the acquisition of shares, the change in control of the acquired companies constitutes grounds for calling the loans taken out by their subsidiaries due. Therefore, on March 4, 2011, the Company granted a series of loans to them in order to allow for the restructuring, putting them in a better position to negotiate. The loans, which carry interest at an annual rate of 16% and mature on April 30, 2011, will be distributed in the following manner: i) EDEN 80,000; ii) EDELAR 31,178; iii) EDESA 131,319.5 and iv) EDESAL 37,502.5.
Furthermore, the Company has initiated the proceedings aimed at obtaining authorization from the corresponding control authorities.

b.	Electricity rates

EMDERSA

On February 17, 2011 EDESA S.A. submitted to the ENRESP the February/April 2011 Electricity Rate Schedule. In addition, EDESA S.A. is carrying out proceedings before the Ministry of Finance of the Province of Salta for the collection of the Pichanal emergency reserve and the Oran and Guachipas cold reserve. In May 2011, the five-yearly revision of the tariff structure will be submitted to the ENRESP, for which purpose EDESA S.A. is currently conducting the corresponding tariff studies.

At present, EGSSA has the following authorizations and approvals: Authorization to become an Agent of the Wholesale Electric Power Market granted by the National Energy Secretariat through Resolution No. 920/08 dated August 11, 2008, Authorization to have Access to the Transport Capacity granted by the National Regulatory Authority for the Distribution of Electricity through Resolution No. 705/07 dated October 24, 2007, Approval by the National and the Salta Province Energy Secretariats of the Environmental Impact Study, and Classification as Critical Infrastructure Work by the National Energy Secretariat. In December 2010, the generation company signed agreements for power availability which not only allowed for the commencement of operations but also made it possible to cover generation variable costs and main fixed expenses. At the same time, actions aimed at obtaining contracts for the long-term supply of the electric power produced, that would provide an adequate return on the investment, are currently being taken.

AESEBA

During the year ended December 31, 2010, EDEN continued to submit information on the adjustments of the values of the Operative Costs Sample as well as on the valuation of the assets available for the rendering of service, in accordance with the provisions of caption 4.4 of Chapter 4 of the Protocol of Understanding. The last presentation was made in June 2010, which has been ratified by the Provincial Energy Administration.

EDENOR S.A.

As of the date of these financial statements, no resolution has been issued concerning the application of the electricity rate schedule resulting from the RTI which was expected to be in effect since February 1, 2009.

Additionally, as of March 31, 2011, the Company has submitted to the National Regulatory Authority for the Distribution of Electricity the MMC adjustment requests, in accordance with the following detail:

Assessment Period	Application Date	MMC Adjustment
November 2007 - April 2008	May 2008	5.791%
May 2008 – October 2008	November 2008	5.684%
November 2008 - April 2009	May 2009	5.068%
May 2009 – October 2009	November 2009	5.041%
November 2009 - April 2010	May 2010	7.103%
May 2010 - October 2010	November 2010	7.240%

The approval of the aforementioned adjustments by the National Regulatory Authority for the Distribution of Electricity is still pending; however, the necessary steps are being taken to regularize the situation in order to restore the economic and financial equation of the business due to the increase recorded in operating costs.

2. Comparative balance sheet structure

(amounts stated in thousands of pesos as indicated in Note 2 to the basic financial statements)

ACCOUNTS	03.31.2011	03.31.2010	03.31.2009	03.31.2008	03.31.2007

Current Assets	1,020,791	793,604	624,621	510,171	393,192
Non-Current Assets	5,237,508	3,699,553	3,508,470	3,375,272	3,260,036
Total Assets	6,258,299	4,493,157	4,133,091	3,885,443	3,653,228

Current Liabilities	1,320,246	810,172	718,989	537,844	410,683
Non-Current Liabilities	2,622,889	1,495,809	1,292,434	1,354,020	1,465,426
Total Liabilities	3,943,135	2,305,981	2,011,423	1,891,864	1,876,109
Minority interest	235,258	0	0	0	0

Shareholders’ Equity	2,079,906	2,187,176	2,121,668	1,993,579	1,777,119

Total Liabilities, Minority interest and Shareholders’ Equity	6,258,299	4,493,157	4,133,091	3,885,443	3,653,228

3. Comparative income structure

(amounts stated in thousands of pesos as indicated in Note 2 to the basic financial statements)

ACCOUNTS	03.31.2011	03.31.2010	03.31.2009	03.31.2008	03.31.2007

Net operating income	63,155	60,826	74,106	64,151	268,368
Other (expense) income, net	(8,238)	(3,403)	(5,382)	(6,639)	(6,393)
Financial income (expense) and holding gains (losses)	(84,333)	(40,058)	(10,925)	(20,964)	(92,233)

(Loss) Income before taxes	(29,416)	17,365	57,799	36,548	169,742

Income tax	2,036	(12,398)	(27,697)	(17,550)	(62,973)
Minority interest	(892)	0	0	0	0

Net (loss) income for the period	(28,272)	4,967	30,102	18,998	106,769

4. Statistical data (in units of power)
(Not covered by the Independent Auditors’ Report)

CONCEPT	UNIT	03.31.2011	03.31.2010	03.31.2009	03.31.2008	03.31.2007
Sales of electricity (1)	GWh	5,652	4,813	4,555	4,589	4,391
Electric Power purchases (1)	GWh	6,321	5,378	5,033	5,049	4,845

(1) The related amounts include toll fees.

5. Ratios

RATIOS		03.31.2011	03.31.2010	03.31.2009	03.31.2008	03.31.2007

Liquidity	Current assets	0.77	0.98	0.87	0.95	0.96
	Current liabilities

Solvency	Shareholders’ Equity	0.53	0.95	1.05	1.05	0.95
	Total liabilities

Fixed assets	Non-current assets	0.84	0.82	0.85	0.87	0.89
	Total assets

Income before taxes	(Loss) Income before taxes	(1.40)%	0.80%	2.76%	1.85%	10.16%
	Shareholders’ Equity excluding (loss) income for the period

6. Progress toward compliance with the implementation plan of the international financial reporting standards
(Not covered by the Independent Auditors’ Report)

On December 29, 2009, the CNV issued Resolution No. 562, according to which those entities that make a public offering of their capital stock or corporate notes pursuant to Law No. 17,811, or have requested authorization for their being included in such public offering regime would be required to comply with the provisions of TR No. 26. The application of such regulations will be mandatory for the Company as from the fiscal year beginning January 1, 2012.

On April 27, 2010, the Board of Directors of the Controlling Company approved the specific implementation plan which contemplates the assessment of the effects of the adoption of the international financial reporting standards.

Additionally, on July 1, 2010, the CNV issued Resolution No. 576 which provides solutions to, corrections and further explanation of those aspects concerning Resolution No. 562 about which the issuers of financial statements had raised objections or asked for clarification.

As of the date of these financial statements, the implementation process has advanced in accordance with the plan duly approved by the Board of Directors of the Controlling Company. At present, the process aimed at producing a diagnosis of the impact on the Company of IFRS implementation is about to be concluded.

From the monitoring of the specific implementation plan of the IFRS, the Board of Directors of the Controlling Company has not become aware of any circumstance that may require the introduction of changes to the plan or may indicate a possible deviation from the established objectives and date.

7. Outlook
(Not covered by the Independent Auditor’s Report)

During the first quarter of 2011 the Company’s activity continued to be developed in difficult economic social and financial context. Nevertheless, the Company was able to reasonably maintain its operative, commercial and administrative activities, complying with the required levels for the provision of services to its customers.

Furthermore, it is worth mentioning that the evolution of the levels of demand for electricity and the economic and financial development of the market in which the Company operates, among other factors, must be taken into account when assessing scenarios for the analysis of the corporate activity.

Buenos Aires, May 9, 2011

ALEJANDRO MACFARLANE
Chairman

EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A. (EDENOR S.A.)

BALANCE SHEETS AS OF MARCH 31, 2011 AND DECEMBER 31, 2010

(stated in thousands of pesos)

	2011	2010
CURRENT ASSETS
Cash and banks	12,141	8,611
Investments (Exhibit D)	195,045	668,232
Trade receivables (Note 4)	401,895	421,193
Other receivables (Note 5)	59,192	43,361
Supplies	12,834	12,407
Total Current Assets	681,107	1,153,804

NON-CURRENT ASSETS
Trade receivables (Note 4)	45,531	45,531
Other receivables (Note 5)	405,137	119,249
Investments in other companies (Exhibit C)	566,575	415
Supplies	24,213	23,249
Property, plant and equipment (Exhibit A)	3,692,078	3,689,482
Total Non-Current Assets	4,733,534	3,877,926

Total Assets	5,414,641	5,031,730

CURRENT LIABILITIES
Trade accounts payable (Note 6)	383,565	378,505
Loans (Note 7)	101,684	54,108
Salaries and social security taxes (Note 8)	162,023	180,432
Taxes (Note 9)	121,541	111,080
Other liabilities (Note 10)	4,338	4,542
Accrued litigation (Exhibit E)	58,223	57,832
Total Current Liabilities	831,374	786,499

NON-CURRENT LIABILITIES
Trade accounts payable (Note 6)	51,869	50,984
Loans (Note 7)	1,318,325	1,035,113
Salaries and social security taxes (Note 8)	52,098	50,633
Taxes (Note 9)	8,758	8,989
Other liabilities (Note 10)	1,065,495	984,518
Accrued litigation (Exhibit E)	6,816	6,816
Total Non-Current Liabilities	2,503,361	2,137,053
Total Liabilities	3,334,735	2,923,552

SHAREHOLDERS' EQUITY (as per related statements)	2,079,906	2,108,178
Total Liabilities and Shareholders' Equity	5,414,641	5,031,730

The accompanying notes 1 through 27 and supplemental exhibits A, C, D, E, G and H are an integral part of these financial statements.

EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A. (EDENOR S.A.)

STATEMENTS OF INCOME

FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2011 AND 2010

(stated in thousands of pesos)

	2011	2010
Net sales (Note 11)	592,120	573,497
Electric power purchases	(297,743)	(280,265)

Gross margin	294,377	293,232

Transmission and distribution expenses (Exhibit H)	(162,959)	(146,499)
Selling expenses (Exhibit H)	(46,071)	(46,466)
Administrative expenses (Exhibit H)	(45,211)	(39,441)

Subtotal	40,136	60,826

Other (Expense) Income, net (Note 12)	(7,618)	(3,403)

Permanent investments results	2,729	0
Amortization of goodwill (Exhibit C)	1,478	0

Financial income (expense) and holding gains (losses)
Generated by assets
Exchange difference	8,237	10,332
Interest	4,763	4,154
Holding results (Notes 3.j and 22)	(828)	(9,560)
Tax on financial transactions	(3,791)	(3,512)
Generated by liabilities
Financial expenses	(3,907)	(2,438)
Exchange difference	(20,764)	(21,519)
Interest	(31,805)	(20,458)
Tax on financial transactions	(6,250)	(4,612)

Adjustment to present value of the retroactive tariff increase arising from the application of the new electricity rate schedule and other trade receivables (Note 13)	674	7,859
Adjustment to present value of notes (Note 3.j)	0	(304)
Gain from the purchase of notes	(17,248)	0

(Loss) Income before taxes	(34,194)	17,365
Income tax (Note 3.m)	5,922	(12,398)

Net (loss) income for the period	(28,272)	4,967

(Losses) Earnings per common share	(0.031)	0.006

The accompanying notes 1 through 27 and supplemental exhibits A, C, D, E, G and H are an integral part of these financial statements.

EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A. (EDENOR S.A.)

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2011 AND 2010

(stated in thousands of pesos)

	2011									2010
	Shareholders' contributions						Retained earnings
				Nominal	Adjustment
	Nominal			Value	to Capital		Appropriated	Unappropriated
	Value	Adjustment to	Additional	Treasury Stock	Treasury Stock		Retained Earnings	Retained
	(Note 16.a)	Capital	Paid-in Capital	Note 16.a	Note 16.a	Total	Legal Reserve	Earnings	Total	Total
Balance at beginning of year	897,043	986,142	18,317	9,412	10,347	1,921,261	64,008	122,909	2,108,178	2,182,209

Net (loss) income for the period	-	-	-	-	-	-	-	(28,272)	(28,272)	4,967

Balance at end of period	897,043	986,142	18,317	9,412	10,347	1,921,261	64,008	94,637	2,079,906	2,187,176

The accompanying notes 1 through 27 and supplemental exhibits A, C, D, E, G and H are an integral part of these financial statements.

EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A. (EDENOR S.A.)
STATEMENTS OF CASH FLOWS

FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2011 AND 2010

(stated in thousands of pesos)

	2011	2010
Changes in cash and cash equivalents
Cash and cash equivalents at beginning of year (Note 18.a)	676,843	228,372
Cash and cash equivalents at end of period (Note 18.a)	207,186	339,729
Net (decrease) increase in cash and cash equivalents	(469,657)	111,357

Cash flows from operating activities
Net (loss) income for the period	(28,272)	4,967

Adjustments to reconcile net (loss) income to net cash flows provided by operating activities
Depreciation of property, plant and equipment (Exhibit A)	46,117	44,408
Retirement of property, plant and equipment (Note 12 and Exhibit A)	0	10
Gain from the sale of real property (Notes 3.g and 12)	0	0
Gain (Loss) from investments in subsidiary and related companies	(2,729)	(760)
Amortization of goodwill	(1,478)	0
Gain from investments	(12,350)	0
Adjustment to present value of notes	0	304
Gain from the purchase of notes (Note 14)	17,248	0
Exchange difference and interest on loans	52,569	39,456
Income tax (Note 3.m)	(5,922)	12,398
Allowance for doubtful accounts (Exhibit E)	3,164	3,977
Allowance for other doubtful accounts (Exhibit E)	300	2,557
Adjustment to present value of the retroactive tariff increase arising from the application of the new electricity rate schedule and other trade receivables (Note 13)	(674)	(7,859)

Changes in assets and liabilities:
Net decrease in trade receivables	15,863	19,485
Net (increase) decrease in other receivables	(11,960)	21,412
Increase in supplies	(1,391)	(6,515)
Increase in trade accounts payable	5,945	28,726
Increase in salaries and social security taxes	(16,944)	(8,967)
Decrease in taxes	6,093	(1,278)
Increase in other liabilities	14,913	11,031
Increase for funds deriving from the Program for the rational use of electric power (PUREE)	65,860	44,802
Net increase in accrued litigation	391	1,082

Financial interest paid (net of interest capitalized) (Notes 3.g and 18.b)	(2,634)	833
Financial and commercial interest collected (Note 18.b)	13,295	1,873

Net cash flows provided by operating activities	157,404	211,942

Cash flows from investing activities
Additions of property, plant and equipment	(48,713)	(82,252)
Acquisition of permanent investments (Note 25 and Exhibit C)	(561,953)	0
Receivable from loans granted to subsidiaries -Section 33 Law No. 19,550- (Note 4)	(280,000)	0
Net cash flows used in investing activities	(890,666)	(82,252)

Cash flows from financing activities
Net increase (decrease) in loans	263,605	(18,333)
Net cash flows provided by (used in) financing activities	263,605	(18,333)

Net (decrease) increase in cash and cash equivalents	(469,657)	111,357

The accompanying notes 1 through 27 and supplemental exhibits A, C, D, E, G and H are an integral part of these financial statements

EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A.
(EDENOR S.A.)

NOTES TO THE FINANCIAL STATEMENTS

AS OF MARCH 31, 2011 AND DECEMBER 31, 2010

(amounts stated in thousands of Argentine pesos)

1.  ORGANIZATION AND START UP OF THE COMPANY

Empresa Distribuidora Norte S.A. (EDENOR or the Company) was organized on July 21, 1992 by Decree No. 714/92 in connection with the privatization and concession process of the distribution and sale of electric power carried out by Servicios Eléctricos del Gran Buenos Aires S.A. (Segba S.A.).

By means of an International Public Bidding, the Federal Government awarded 51% of the Company’s capital stock, represented by the Class "A" shares, to the bid made by Electricidad Argentina S.A. (EASA). The award as well as the transfer contract were approved on August 24, 1992 by Decree No. 1,507/92 of the Federal Government.

On September 1, 1992, EASA took over the operations of EDENOR.

The corporate purpose of EDENOR is to engage in the distribution and sale of electricity within the concession area. Furthermore, among other activities, the Company may subscribe or acquire shares of other electricity distribution companies, subject to the approval of the regulatory agency, lease the network to provide electricity transmission or other voice, data and image transmission services, and render advisory, training, maintenance, consulting, and management services and know-how related to the distribution of electricity both in Argentina and abroad. These activities may be conducted directly by EDENOR or through subsidiaries or related companies. In addition, the Company may act as trustee of trusts created under Argentine laws, including extending secured credit facilities to service vendors and suppliers acting in the distribution and sale of electricity, who have been granted guarantees by reciprocal guarantee companies owned by the Company.

2.  BASIS OF PRESENTATION OF THE FINANCIAL STATEMENTS

Financial statements presentation

These financial statements have been prepared in accordance with accounting principles generally accepted in the City of Buenos Aires, Argentina (hereinafter “Argentine GAAP”) and the criteria established by the National Securities Commission (CNV), taking into account that which is mentioned in the following paragraphs.

The amounts of these financial statements are stated in thousands of Argentine pesos.

As from January 1, 2003 and as required by General Resolution No. 434/03 of the CNV, the Company reports the results of its operations, determines the values of its assets and liabilities and determines its profit and loss in conformity with the provisions of Technical Resolutions (TR) Nos. 8, 9 and 16 through 18 (consolidated text June 2003). As from January 1, 2004, the Company has applied the provisions of TR No. 21 of the Argentine Federation of Professional Councils in Economic Sciences (FACPCE) as adopted by the Professional Council in Economic Sciences of the Autonomous City of Buenos Aires (CPCECABA), with specific few exceptions and clarifications introduced by General Resolution No. 459/04 of the CNV.

The CNV, through its General Resolutions Nos. 485/05 and 487/06, decided to implement certain changes in the Argentine GAAP effective for fiscal years or interim periods beginning as from January 1, 2006, by requiring the application of TR Nos. 6, 8, 9, 11, 14, 16, 17, 18, 21, 22 and 23 and Interpretations 1, 2, 3, and 4, of the FACPCE with the amendments introduced by such Federation through April 1, 2005 (Resolution No. 312/05) and adopted by the CPCECABA (Resolution CD No. 93/05) with certain amendments and clarifications.

Among the aforementioned changes the following can be noted: i) the comparison between the values of certain assets and their recoverable values, using discounted cash-flows; ii) the consideration of the difference between the accounting and tax values resulting from the adjustment for inflation included in non-monetary assets, as a temporary difference, allowing the Company to either recognize a deferred tax liability or to disclose the effect of such accounting change in a note to the financial statements and (iii) the capitalization of interest cost on certain assets (only those assets that require an extended period of time to be produced or acquired would qualify) during the term of their construction and until they are in condition to be used.

With regard to the impact of the application of the change mentioned in the preceding paragraph under (i) on the Company’s property, plant and equipment, said change does not have a significant impact on the Company’s financial position or the results of operations for the period ended March 31, 2011, given that the fair value (defined as the discounted value of net cash flows arising from both the use of the assets and their final disposal) exceeds their recorded value (Note 3.g).

With regard to item (ii), the Company has decided to disclose said effect in a note to the financial statements. Had the Company chosen to recognize the effect of the adjustment for inflation of its property, plant and equipment as a temporary difference, as of March 31, 2011 a deferred tax liability of approximately 352,305 and a credit to the results of operations for the period, under the income tax account, amounting to 5,957, would have been recorded (Note 3.m).

Additionally, had the Company elected to recognize a deferred tax liability, in subsequent years, the Company would have recorded an income tax expense that would have been lower than the income tax expense that will be recorded as a result of maintaining the criterion applied up to the moment, whose distribution in subsequent years has been estimated as follows:

Year	Effect on deferred tax result Nominal value
2011	15,868
2012	21,043
2013 – 2017	93,840
2018 – 2022	82,209
Remainder	139,345
Total	352,305

Furthermore, on March 20 and June 12, 2009, the FACPCE approved TR Nos. 26 and 27 "Adoption of the International Financial Reporting Standards (IFRSs) of the International Accounting Standards Board (IASB)” and “Changes to TR Nos. 6, 8, 9, 11, 14, 16, 17, 18, 21, 22, 23 and 24” respectively, which will be in effect for fiscal years beginning as from January 1, 2011. Additionally, the aforementioned TR have been approved by the Board of the Professional Council in Economic Sciences of the Autonomous City of Buenos Aires through Resolution No. 52/2009.

Furthermore, on December 29, 2009, the CNV issued Resolution No. 562, according to which those entities that make a public offering of their capital stock or corporate notes pursuant to Law No. 17,811, or have requested authorization for their being included in such public offering regime would be required to comply with the provisions of TR No. 26. The application of such regulations will be mandatory for the Company as from the fiscal year beginning January 1, 2012.

On April 27, 2010, the Company’s Board of Directors approved the specific implementation plan required by General Resolution No. 562 of the National Securities Commission. Such approval was informed as a relevant fact on April 28, 2010.

Additionally, on July 1, 2010, the CNV issued Resolution No. 576 which provides solutions to, corrections and further explanation of those aspects concerning Resolution No. 562 about which the issuers of financial statements had raised objections or asked for clarification.

Consideration of the effects of inflation

The financial statements fully reflect the effects of the changes in the purchasing power of the currency through August 31, 1995. As from such date, and in accordance with Argentine GAAP and the requirements of control authorities, the restatement of the financial statements to reflect the effects of inflation was discontinued until December 31, 2001. As from January 1, 2002, and in accordance with Argentine GAAP, it was established that inflation adjustment be reinstated and that the accounting basis restated as a result of the change in the purchasing power of the currency through August 31, 1995, as well as transactions with original date as from such date through December 31, 2001, be considered as restated as of the latter date. The financial statements have been restated to reflect the effects of inflation based on the variations of the Domestic Wholesale Price Index.

On March 25, 2003, the Federal Government issued Decree No. 664 establishing that financial statements for fiscal years ending as from such date had to be prepared in nominal currency. Consequently, and in accordance with Resolution No. 441 of the CNV, the Company discontinued the restatement of its financial statements as from March 1, 2003. This criterion does not agree with Argentine GAAP which establish that financial statements were to be restated through September 30, 2003. The Company has estimated that the effect of not having restated the financial statements through September 30, 2003 is not significant on the financial statements.

3.  VALUATION CRITERIA

The main valuation criteria used in the preparation of these financial statements are as follow:

a)	Cash and banks:

-	In local currency: at nominal value.
-	In foreign currency: at the exchange rates in effect as of the end of the period/year. The corresponding detail is disclosed in Exhibit G.

b)	Current investments:

-	Time deposits, which include the portion of interest income accrued through the end of the period/year.
-	Money market funds, which have been valued at the prevailing market price as of the end of the period/year.
-	Corporate notes and Shares, which have been valued at the prevailing market price as of the end of the period/year.

c)	Trade receivables:

-	Services rendered and billed but not collected, and services rendered but unbilled as of the end of the period/year, at nominal value, except for those indicated in the following paragraphs;
-
Services rendered but unbilled as of the end of the period/year, arising from the retroactive increase deriving from the application of the electricity rate schedule resulting from the Temporary Tariff Regime (RTT) (Note 17.b) have been valued on the basis of the best estimate of the amount to be collected, discounted at a 10.5% annual nominal rate, which, in accordance with the Company’s criterion, reasonably reflected market assessments of the time value of money and risks specific to the receivable at the time of their initial measurement.

The amounts thus determined:

1.	are net of an allowance for doubtful accounts, as described in more detail in paragraph h) of this Note.
2.	consider the effects of that which is stated in Note 13.

d)	Other receivables and liabilities (excluding loans):

-	In local currency: at nominal value.
-	In foreign currency: at the exchange rates in effect as of the end of the period/year (Exhibit G).

Other receivables and liabilities have been valued as indicated above including, if any, interest income or expense accrued as of the end of the period/year. The values thus obtained do not differ significantly from those that would have been obtained if the Argentine GAAP had been applied, inasmuch as they establish that other receivables and liabilities must be valued on the basis of the best estimate amount to be collected and paid, respectively, discounted at a rate that reflects the time value of money and the risks specific to the transaction estimated at the time of their being recorded in assets and liabilities, respectively.

Liabilities, excluding loans, have been valued at nominal value including, if any, interest expense accrued as of the closing date of the period/year. The values thus obtained do not differ significantly from those that would have been obtained if the Argentine GAAP had been applied, inasmuch as they establish that they must be valued at their estimated cash price at the time of the transaction, plus interest and implicit financing components accrued on the basis of the internal rate of return determined at such opportunity.

The balances corresponding to the Program for the Rational Use of Electric Power (PUREE) and ENRE penalties and discounts have been valued at nominal value (Note 10).

e)	Supplies:

Supplies were valued at acquisition cost restated to reflect the effects of inflation as indicated in Note 2. The consumption of supplies has been valued based on the average cost method.

The Company has classified supplies into current and non-current depending on whether they will be used for maintenance or capital expenditures.

The carrying value of supplies, taken as a whole, does not exceed their recoverable value as of the end of the period/year.

f)	Non-current investments:

a)
50% interest held in the related company SACME S.A. (a company organized by means of equal contributions by distribution companies EDENOR S.A. and EDESUR S.A. in accordance with the Bid Package). SACME S.A. is in charge of monitoring the electric power supplied to the aforementioned distributors.  As of March 31, 2011 and December 31, 2010, the investment in SACME has been recorded at its equity value (Exhibit C).

In order to determine the equity value, the audited financial statements of SACME S.A. as of December 31, 2010 have been used. The Company is not aware of any events occurred in SACME as of March 31, 2011 that could significantly modify that company’s financial position or its results The accounting principles used by SACME are similar to those applied by EDENOR for the preparation of its financial statements.

b)
The permanent investments in EMDERSA AND AESEBA have been valued in accordance with the equity method as established in Technical Resolution No. 21 de the FACPCE. For such purpose, the Company has used the financial statements of its subsidiary companies, which have been prepared as of the date of those of the Company’s and applying accounting principles similar to those applied by the Company.

Goodwill represents the excess market value of the net identifiable acquired assets over the acquisition cost effectively paid. Negative goodwill is systematically amortized throughout a period equal to the average weighted life of the Issuer Company’s identifiable assets subject to depreciation.
The value of goodwill does not exceed its estimated recoverable value as of the end of the period.

g)	Property, plant and equipment:

Property, plant and equipment transferred by SEGBA on September 1, 1992 were valued as of the privatization date as described below, and restated to reflect the effects of inflation as indicated in Note 2. The total value of the assets transferred from SEGBA was allocated to individual assets accounts on the basis of engineering studies conducted by the Company.

The total value of property, plant and equipment has been determined based on the US$ 427 million price actually paid by EASA for the acquisition of 51% of the Company’s capital stock at acquisition date.  Such price was used to value the entire capital stock of EDENOR at 832 million pesos, which, when added to the fair value of the debts assumed by the Company under the SEGBA Privatization Bid Package for 139.2 million pesos less the fair value of certain assets received from SEGBA for 103.2 million, valued property plant and equipment at 868 million pesos.

SEGBA neither prepared separate financial statements nor maintained financial information or records with respect to its distribution operations or the operations in which the assets transferred to EDENOR were used. Accordingly, it was not possible to determine the historical cost of transferred assets.

Additions subsequent to such date have been valued at acquisition cost restated to reflect the effects of inflation as indicated in Note 2, net of the related accumulated depreciation. Depreciation has been calculated by applying the straight-line method over the estimated useful life of the assets which was determined on the basis of the above-mentioned engineering studies. Furthermore, in order to improve the disclosure of the account, the Company has made certain changes in the classification of property, plant and equipment based on each technical process.

In accordance with the provisions of TR No. 17, financial costs in relation to any given asset may be capitalized when such asset is in the process of production, construction, assembly or completion, and such processes, due to their nature, take long periods of time; those processes are not interrupted; the period of production, construction, assembly or completion does not exceed the technically required period;  the necessary activities to put the asset in a condition to be used or sold are not substantially complete; and the asset is not in condition so as to be used in the production or start up of other assets, depending on the purpose pursued with its production, construction, assembly or completion. The Company capitalized financial costs on property, plant and equipment from 1997 to 2001, from 2006 through 2010 and during the period ended March 31, 2011. Financial costs capitalized for the three-month periods ended March 31, 2011 and 2010 amounted to 3,660 and 5,732, respectively.

During the three-month periods ended March 31, 2011 and 2010, direct and indirect costs capitalized amounted to 13,267 and 11,820 respectively.

The recorded value of property, plant and equipment, taken as a whole, does not exceed their recoverable value as of the end of the period/year. For this analysis, the Company has used certain assumptions related, among other things, to estimates of future electricity rate values (Note 17), demand for electricity and costs to be incurred projections.

h)	Allowances (Exhibit E):

Allowance for doubtful accounts: it has been recorded to adjust the valuation of trade receivables and other receivables up to their estimated recoverable value. The amount of the allowance has been determined based on the historical series of collections for services billed through the end of the period/year and collections subsequent thereto.
Additionally, for purposes of calculating the amount of the allowance, the Company has considered a detailed analysis of accounts receivable in litigation.

The evolution and balances of allowances have been disclosed in Exhibit E.

i)	Accrued litigation:

Amounts have been accrued for several contingencies.

1)
The Company is a party to certain lawsuits and administrative proceedings in several courts and government agencies, including certain tax contingencies arising from the ordinary course of business.  The Argentine tax authority (“AFIP”) had challenged certain income tax deductions related to allowances for doubtful accounts made by the Company on its income tax returns for fiscal years 1996, 1997 and 1998, and had assessed additional taxes for approximately 9,300. Tax related contingencies were subject to interest charges and, in some cases, to fines. For these concepts, the Company had recorded an accrual for 29,521. This matter was on appeal to the Federal Tax Court and the National Appellate Court in Contentious and Administrative Federal Matters. During the appeal process, payment of such claim had been suspended.

On April 27, 2009, the Company adhered to the tax regularization plan established in Law No. 26,476. The main features of the aforementioned moratorium are as follow:
- Waiver of fines and penalties on which no final judgment has been issued at the time of adherence to the regularization plan;
- Waiver of late payment/default and penalty interest in the amount exceeding 30 % of the principal owed;
- An initial payment equal to 6% of the debt existing at the time of adherence to the regularization plan;
- The remaining balance payable in 120 monthly installments with a 0.75% monthly interest rate.
- 30% to 50% reduction in tax agents and AFIP attorneys’ fees.
In accordance with the assessment of the tax regularization plan, the Company’s debt amounted to 12,122 plus 868 of court costs. As of March 31, 2011, the Company paid for this concept an amount of 2,962, thus the remaining balance of the Company’s debt totals 10,028 (Note 9).

2) The Company is also a party to civil and labor lawsuits in the ordinary course of business. At the end of the period/year, management evaluates these contingencies and records an accrual for related potential losses when: (i) payment thereof is probable, and (ii) the amount can be reasonably estimated.  The Company estimates that any loss in excess of amounts accrued in relation to the above matters will not have a material adverse effect on the Company’s result of operations or its financial position.

The evolution and balances of the accrued litigation account have been disclosed in Exhibit E.

j)	Loans:

As of March 31, 2011 and December 31, 2010 the notes issued in United States dollars (Note 14) have been valued on the basis of the best estimate of the amount to be paid, discounted at a rate that reasonably reflects market assessments of the time value of money and specific debt risks, net of issuance expenses.

The adjustment to present value of future cash flows of the notes, at the market interest rate in effect at the time of the initial measurement, generated a loss of 304 as of March 31, 2010.

The rest of the financial debts have been valued at nominal value plus interest expense accrued as of the end of the period/year. The values thus obtained do not differ significantly from those that would have been obtained if the Argentine GAAP had been applied, inasmuch as they establish that financial debts must be valued in accordance with the amount of money delivered and received, respectively, net of the transaction costs, plus financial results accrued on the basis of the internal rate of return estimated at the time of their initial recognition.

“Derivative financial instruments” (Note 22) have been valued in accordance with the provisions of section 2 of Technical Resolution No. 18 of the Argentine Federation of Professional Councils in Economic Sciences (FACPCE), which require that all derivative financial instruments be recognized as assets and/or liabilities at their fair value, regardless of whether they are designated as hedging instruments or not.

Furthermore, the changes in the accounting basis of financial instruments -Corporate Notes- have been recognized by the Company in the Financial income (expense) and holding gains (losses) generated by liabilities account of the Statement of Income as of March 31, 2011 under Exchange difference (Note 22.a), whereas the changes in the accounting basis of financial instruments -Forward and futures contracts- have been recognized by the Company in the Financial income (expense) and holding gains (losses) generated by assets account of the Statement of Income as of December 31, 2010 under Holding results (Note 22.b) both with a contra-account in Current Liabilities – Loans under Derivative financial instruments (Note 7).

k)	Shareholders' equity accounts:

These accounts have been restated to reflect the effects of inflation as indicated in Note 2, except for the "Shareholders’ Contributions - Nominal value" and “Additional Paid-in Capital” accounts which have been maintained at their nominal value. The excess of the adjusted value of Capital Stock over its nominal value has been included in the “Shareholders’ Contributions – Adjustment to Capital” account.
The Treasury Stock account represents the nominal value of the Company’s own shares acquired by the Company (Note 16.a).

l)	Statement of income accounts:

-	The accounts that accumulate monetary transactions have been disclosed at their nominal values.
-	Financial income (expense) and holding gains (losses) have been disclosed separately under income (expense) generated by assets and by liabilities.
-	The adjustment to present value of the notes is stated at nominal value.
-
The adjustment to present value of trade receivables related to the application of the retroactive tariff increase agreed upon in the Adjustment Agreement and other trade receivables is stated at nominal value.

m)	Income tax and tax on minimum presumed income:

The Argentine GAAP require the application of the deferred tax method to account for income tax. This method consists of recognizing deferred tax assets and liabilities when temporary differences arise from the valuation of assets and liabilities for accounting and tax purposes. Regarding the restatement of property, plant and equipment to reflect the effects of inflation, the Company has applied Resolution MD (the Board) No. 11/03 of the CPCECABA and General Resolution No. 487/06 of the CNV (Note 2 – Basis of presentation of the financial statements).

The reconciliation between the income tax as charged to the statement of income for the periods ended March 31, 2011 and 2010, and the amount that would result from applying the tax rate in effect (35%) to the (loss) income before taxes for each period, is as follows:

	2011	2010
(Loss) Income for the period before taxes	(34,194)	17,365
Applicable tax rate	35%	35%
(Loss) Income for the period at the applicable tax rate	(11,968)	6,077
Permanent differences:
Adjustment for inflation of property, plant and equipment	5,957	6,296
Permanent investments result and Amortization of goodwill	(1,472)	0
Accruals and other	1,561	25
Total income tax charge for the period	(5,922)	12,398
Variation between deferred assets (liabilities) charged to (loss) income	10,055	7,394
Income tax for the period	4,133	19,792

Additionally, the breakdown of deferred tax assets and liabilities as of March 31, 2011 and December 31, 2010 is as follows:

	2011	2010
Non-current deferred tax assets
Tax-loss carry forward	11,586	11,586
Accruals	166,748	162,053
Other	13,697	13,532
	192,031	187,171

	2011	2010
Non-current deferred tax liabilities
Property, plant and equipment and other	(77,530)	(82,725)

Net deferred tax assets (Note 5)	114,501	104,446

	2011	2010
Net deferred tax assets - Initial balance	104,446	87,075
Variation between deferred assets (liabilities) charged to (loss) income	10,055	17,371
Net deferred tax assets - Ending balance	114,501	104,446

n)	Operating leases:

As lessee, EDENOR has lease contracts (buildings) which classify as operating leases.

Common characteristics of these lease contracts are that lease payments (installments) are established as fixed amounts; there are neither purchase option clauses nor renewal term clauses (except for the lease contract of the Energy Handling and Transformation Center that has an automatic renewal clause for the term thereof); and there are prohibitions such as: transferring or sub-leasing the building, changing its use and/or making any kind of modifications thereto. All operating lease contracts have cancelable terms and lease periods of two to thirteen years.

Buildings are for commercial offices, two warehouses, the headquarters building (comprised of administration, commercial and technical offices), the Energy Handling and Transformation Center (two buildings and a plot of land located within the perimeter of Central Nuevo Puerto and Puerto Nuevo) and Las Heras substation.

As of March 31, 2011 and December 31, 2010, future minimum lease payments with respect to operating leases are as follow:

	2011	2010
2011	7,484	6,748
2012	8,960	8,659
2013	8,633	8,470
2014	8,568	8,406
2015	2,954	2,900
2016	147	147
Total future minimum lease payments	36,746	35,330

Total rental expenses for all operating leases for the three-month periods ended March 31, 2011 and 2010 are as follow:

	2011	2010
Total lease expenses	2,610	1,974

As lessor, Edenor has entered into operating lease contracts with certain cable television companies granting them the right to use the poles of the Company’s network. Most of such lease contracts include automatic renewal clauses.

As of March 31, 2011 and December 31, 2010, future minimum lease collections with respect to operating leases are as follow:

	2011	2010
2011	16,165	20,898
2012	2,404	1,924
2013	93	89
2014	21	20
Total future minimum lease collections	18,683	22,931

Total rental income for all operating leases for the three-month periods ended March 31, 2011 and 2010, is as follows:

	2011	2010
Total lease income (Note 11)	5,397	4,027

o)	Labor cost liabilities and early retirements payable:

They include the following charges:
-	for supplementary benefits of leaves of absence derived from accumulated vacation,
-
for seniority-based bonus to be granted to employees with a specified number of years of employment, as stipulated in collective bargaining agreements in effect. As of March 31, 2011 and December 31, 2010, the accrual for such bonuses amounted to 12,575 and 12,432, respectively (Note 8), and

-
for other personnel benefits (pension plan) to be granted to employees upon retirement, as stipulated in collective bargaining agreements in effect. As of March 31, 2011 and December 31, 2010, the accrual for these benefits amounted to 33,458 and 31,356, respectively (Note 8).

Liabilities related to the above-mentioned seniority-based bonus and other personnel benefits (pension plans) to be granted to employees, have been determined taking into account all rights accrued by the beneficiaries of both plans as of March 31, 2011 and December 31, 2010, respectively, on the basis of actuarial studies conducted by an independent actuary as of March 31, 2011 and December 31, 2010. Such liabilities have been disclosed under the “Salaries and social security taxes” account as seniority-based bonus and other personnel benefits, respectively (Note 8).

Early retirements payable corresponds to individual optional agreements. After employees reach a specific age, the Company may offer them this option. The related accrued liability represents future payment obligations which as of March 31, 2011 and December 31, 2010 amount to 5,632 and 6,165 (current) and 6,065 and 6,845 (non-current), respectively (Note 8).

The periodical components of the personnel benefits plan for the three-month periods ended March 31, 2011 and 2010 are as follow:

	2011	2010
Cost	457	1,828
Interest	1,956	7,825
Amortization of recognized net actuarial loss	204	814
	2,617	10,467

The detail of the variations in the Company’s payment commitments under the personnel benefits plan as of March 31, 2011 and December 31, 2010 is as follows:

	2011	2010
Payment commitments under the personnel benefits plan at the beginning of the year	41,492	31,195
Cost	457	1,828
Interest	1,956	7,825
Actuarial income (loss)	0	4,572
Benefits paid to participating employees	(514)	(3,928)
Payment commitments under the personnel benefits plan at the end of the period	43,391	41,492

Payment commitments under the personnel benefits plan at the end of the period/year	43,391	41,492
Unrecognized net actuarial loss	(9,933)	(10,136)
Total personnel benefits plan (Note 8)	33,458	31,356

Actuarial assumptions used were the following:

	2011	2010
Discount rate	24%	25%
Salary increase	15%	15%
Inflation	18%	11,5%

The actuarial method used by the Company is the “Projected Unit Credit Method”.

As of March 31, 2011 and December 31, 2010, the Company does not have any assets related to the personnel benefit plan (pension plan).

p)	Customer deposits and contributions:

Customer deposits:

Under the Concession Agreement, the Company is allowed to receive customer deposits in the following cases:
1.	When the power supply is requested and the user is unable to provide evidence of his legal ownership of the premises;
2.	When service has been suspended more than once in one-year period;
3.	When the power supply is reconnected and the Company is able to verify the illegal use of the service (fraud).
4.	When the customer is undergoing liquidated bankruptcy or reorganization proceedings.

The Company has decided not to request customer deposits from residential tariff customers.

Customer deposits may be either paid in cash or through the customer’s bill and accrue monthly interest at a specific rate of Banco de la Nación Argentina called “reference” rate.

When a customer requests that the supply service be disconnected, the customer’s deposit is credited (principal amount plus any interest accrued up to the date of reimbursement). Any balance outstanding at the time of requesting the disconnection of the supply service is deducted from the amount so credited. Similar procedures are followed when the supply service is disconnected due to a lack of customer payment. Consequently, the Company recovers, either fully or partially, any amount owed for electric power consumption.

When the conditions for which the Company is allowed to receive customer deposits no longer exist, the principal amount plus any interest accrued thereon are credited to the customer’s account.

Customer contributions:

The Company receives advances from certain customers for services to be provided based on individual agreements. Such advances are stated at nominal value as of the end of the period/year.

q)	Revenue recognition:

Revenues from operations are recognized on an accrual basis and derive mainly from electricity distribution. Such revenues include electricity supplied, whether billed or unbilled, at the end of each period and have been valued on the basis of applicable tariffs.

The Company also recognizes revenues from other concepts included in distribution services, such as new connections, rights of use on poles, transportation of electricity to other distribution companies, etc.

All revenues are recognized when the Company’s revenue earning process has been substantially completed, the amount of revenues may be reasonably measured and the economic benefits associated with the transaction flow to the Company.

During the year ended December 31, 2007, the Company recognized revenues from the retroactive tariff increase deriving from the application of the electricity rate schedule resulting from the Temporary Tariff Regime (RTT) to non-residential consumption for the period of November 2005 through January 31, 2007 (Note 17.b) as it was during this fiscal year that the new electricity rate schedule, applicable as from February 1, 2007, was approved by Resolution No. 51/2007 of the ENRE.

On October 4, 2007 the Official Gazette published Resolution No. 1037/2007 of the National Energy Secretariat. Said resolution establishes that the amounts paid by the Company for the Quarterly Adjustment Coefficient (CAT) implemented by Section 1 of Law No. 25,957, as well as the amounts corresponding to the Cost Monitoring Mechanism (MMC) for the period May 2006 through April 2007 (Note 17 b and c) be deducted from the funds resulting from the difference between surcharges billed and discounts made to customers, deriving from the implementation of the Program for the Rational Use of Electric Power (PUREE), until their transfer to the tariff is granted by the regulatory authority. The resolution also establishes that the MMC adjustment for the period May 2006 through April 2007, applicable as from May 1, 2007, amounts to 9.63%.

Additionally, on October 25, 2007 the ENRE issued Resolution No. 710/2007 which approves the MMC compensation mechanism established in the aforementioned Resolution No. 1037/2007 of the National Energy Secretariat.

The amounts corresponding to the Cost Monitoring Mechanism (MMC) for the period May 2006 through April 2007 as well as those corresponding to the period May 2007 through October 2007 were transferred to the tariff as from July 1, 2008, in accordance with the provisions of Resolution No. 324/2008 (Note 17.c).

By Note No. 1383 dated November 26, 2008 of the National Energy Secretariat, the National Regulatory Authority for the Distribution of Electricity was instructed to consider the earmarking of the funds deriving from the application of the Cost Monitoring Mechanism (MMC) corresponding to the period May 2007 through October 2007 whose recognition was pending, and to allow that such funds be deducted from the excess funds deriving from the application of the Program for the Rational Use of Electric Power (PUREE), in accordance with the provisions of Resolution No. 1037/2007 of the National Energy Secretariat.

r)	Estimates:

The preparation of the financial statements in accordance with Argentine GAAP requires the Company’s Board of Directors and Management to make estimates that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period/year. The Company’s management makes estimates to calculate, for example, depreciation and amortization, the recoverable value of assets and the contingencies. Future actual results and amounts may differ from the estimates used and assessments made as of the date of the financial statements.

s)	Losses - Earnings per share:

It has been computed on the basis of the number of shares outstanding as of March 31, 2011 and 2010 which amounts to 897,042,600 (net of the treasury shares as of March 31, 2011 and 2010 for 9,412,500). There is no earning (loss) per share dilution, as the Company has issued neither preferred shares nor corporate notes convertible into common shares.

t)	Segment information:

In accordance with the provisions of TR No. 18, the Company is required to disclose segment information provided certain requirements are met. This Resolution establishes the criterion to be followed for reporting information on operating segments in annual financial statements, and requires the reporting of selective information on operating segments in interim financial reports. Operating segments are those components of the Company’s activity about which different financial information may be obtained, whether for the allocation of resources or the determination of an asset’s performance. TR No. 18 also establishes the criterion to be applied by the Company to disclose its services, geographical areas and major customers.

The Company is a natural monopoly that operates in a single business segment, electricity distribution and sale in a specific geographical area, pursuant to the terms of the concession agreement that governs the provision of this public service. The Company’s activities have similar economic characteristics and are similar as to the nature of their products and services and the electricity distribution process, the type or category of customers, the geographical area and the methods of distribution. Management evaluates the Company’s performance based on net income. Accordingly, the disclosure of information as described above is not necessary.

u)	Risk management:

The Company operates mainly in Argentina. Its business may be affected by inflation, currency devaluation, regulations, interest rates, price controls, changes in governmental economic policies, taxes and other political and economic-related issues affecting the country. The majority of the Company’s assets are either non-monetary or denominated in Argentine pesos, whereas the majority of its liabilities are denominated in U.S. dollars. As of March 31, 2011, a minimum portion of the Company’s debts accrues interest at floating rates; consequently the Company’s exposure to interest rate risk is limited (Note 14).

As of December 31, 2010, the Company had entered into forward and futures contracts with the aim of mitigating the risk generated by the fluctuations in the US dollar rate of exchange (Notes 7 and 22.b).

Additionally, as of March 31, 2011, the Company has carried out transactions with derivative financial instruments with the aim of hedging the exchange rate of the amounts in foreign currency that it will have to pay in the next four interest payment dates of its financial debt, Class 9 Fixed Rate Par Notes (Notes 3.j, 7 and 22.a).

v)	Concentration risks:

Related to customers

The Company’s accounts receivable derive primarily from the sale of electric power.

No single customer accounted for more than 10% of sales for the periods ended March 31, 2011 and 2010. The collectibility of trade receivables balances related to the Framework Agreement, which amount to 33,645 and 33,047 as of March 31, 2011 and December 31, 2010, respectively, as disclosed in Notes 4 and 13, is subject to compliance with the terms of such agreement.

Related to employees who are union members

As of March 31, 2011 and December 31, 2010, approximately 80% of the Company’s employees were union members. Although the relationship with unions is currently stable, the Company may not ensure that there will be no work disruptions or strikes in the future, which could have a material adverse effect on the Company’s business and the results of operations. Furthermore, collective bargaining agreements signed with unions expired at the end of the 2007 fiscal year. There is no guarantee that the Company will be able to negotiate new collective bargaining agreements under the same terms as those currently in place or that there will be no strikes before or during the negotiation process.

The Bid Package sets forth the responsibilities of both SEGBA and the Company in relation to the personnel transferred by SEGBA through Resolution No. 26/92 of the Energy Secretariat.  According to the Bid Package, SEGBA will be fully liable for any labor and social security obligations accrued or originated in events occurred before the take-over date, as well as for any other obligations deriving from lawsuits in process at such date.

During 2005, two new collective bargaining agreements were signed with the Sindicato de Luz y Fuerza de la Capital Federal and the Asociación de Personal Superior de Empresas de Energía, which expired on December 31, 2007 and October 31, 2007, respectively.  These agreements were approved by the Ministry of Labor and Social Security on November 17, 2006 and October 5, 2006, respectively.

As of the date of issuance of these financial statements, meetings aimed at negotiating the renewal terms of both collective bargaining agreements are being held with the above-mentioned unions.

w)	Foreign currency translation/ transactions:

The Company accounts for foreign currency denominated assets and liabilities and related transactions as follows:

The accounting measurements of purchases, sales, payments, collections, other transactions and outstanding balances denominated in foreign currency are translated into pesos using the exchange rates described below. Thus, the resulting amount in pesos represents the amount collected or to be collected, paid or to be paid.

For conversion purposes, the following exchange rates are used:

a)     the exchange rate in effect at the date of the transaction, for payments, collections and other transactions denominated in foreign currency; and
b)     the exchange rate in effect at the date of the financial statements, for assets and liabilities denominated in foreign currency.

For transactions and balances denominated in foreign currency, the bid price is used for assets, and the offer price is used for liabilities.

The effect of such transactions has been included in the Statement of Income as “Exchange difference” under “Financial income (expense) and holding gains (losses)”.

x)	Financial statements comparison:

Certain amounts disclosed in the financial statements as of March 31, 2010 have been reclassified for comparative purposes, following the disclosure criteria used for the financial statements as of March 31, 2011.

Such reclassifications do not imply any changes in shareholders’ equity as of March 31, 2010 and/or in the results of operations for the three-month period ended as of that date.

4.  TRADE RECEIVABLES

The detail of trade receivables as of March 31, 2011 and December 31, 2010 is as follows:

	2011	2010
Current:

Receivables from sales of electricity:
Billed	215,308	216,749

Unbilled
Sales of electricity	152,611	149,046
Retroactive tariff increase arising from the application of the new electricity rate schedule (Note 17.c)	9,853	21,442
Adjustment to present value of the retroactive tariff increase arising from the application of the new electricity rate schedule (Note 3.c)	(496)	(1,170)
Framework Agreement (Notes 3.v and 13)	33,645	33,047
National Fund of Electricity (Note 17.a)	2,413	3,437
Bonds for the cancellation of debts of the Province of Bs. As. (Note 13)	333	8,743
Specific fee payable for the expansion of the network, transportation and others (Note 17.c)	4,949	4,477
In litigation	14,282	14,681
Subtotal	432,898	450,452
Less:
Allowance for doubtful accounts (Exhibit E)	(31,003)	(29,259)
	401,895	421,193

Non-Current:
Receivables from sales of electricity:
Unbilled
Sales of electricity	45,531	45,531
	45,531	45,531

5.  OTHER RECEIVABLES

The detail of other receivables as of March 31, 2011 and December 31, 2010 is as follows:

	2011	2010
Current:

Prepaid expenses (1)	8,337	4,625
Advances to suppliers	8,140	4,014
Advances to personnel	17,447	6,276
Related parties (Note 15)	4,169	4,169
Receivables from related parties (Note 15)	3,314	0
Receivables from activities other than the main activity (2)	21,955	23,321
Allowance for other doubtful accounts (Exhibit E)	(13,099)	(12,799)
Tax on financial transactions	3,693	3,693
Other (3)	5,236	10,062
	59,192	43,361
Non-current:

Receivables from related parties (Note 15)	280,000	0
Prepaid expenses	1,199	1,199
Net deferred tax assets (Note 3.m)	114,501	104,446
Tax on minimum presumed income (net of advances and payments on account)	8,145	12,283
Other	1,292	1,321
	405,137	119,249
(1)	Includes 71 and 70 in foreign currency (Exhibit G) as of March 31, 2011 and December 31, 2010, respectively.
(2)	Includes 4,146 and 3,970 in foreign currency (Exhibit G) as of March 31, 2011 and December 31, 2010, respectively.
(3)	Includes 1,073 and 607 in foreign currency (Exhibit G) as of March 31, 2011 and December 31, 2010, respectively.

6.  TRADE ACCOUNTS PAYABLE

The detail of trade accounts payable as of March 31, 2011 and December 31, 2010 is as follows:

	2011	2010
Current:

Payables for purchase of electricity and other purchases (1)	225,001	221,626
Unbilled electric power purchases	111,654	111,860
Customer contributions (Note 3.p)	38,371	33,965
Other (2)	8,539	11,054
	383,565	378,505

Non-Current:

Customer deposits (Note 3.p)	50,244	49,129
Other (3)	1,625	1,855
	51,869	50,984
(1)
Includes 19,101 and 20,053 in foreign currency (Exhibit G) as of March 31, 2011 and December 31, 2010, respectively. Also, includes balances with SACME S.A. for 907 and 1,392 as of March 31, 2011 and December 31, 2010, respectively (Note 15).

(2)	Includes 857 and 821 as of March 31, 2011 and December 31, 2010, respectively related to the debt recognition and refinancing agreement entered into with the ONABE (Note 17.e).
(3)	Debt recognition and refinancing agreement entered into with the ONABE (Note 17.e).

7.   LOANS

The detail of loans as of March 31, 2011 and December 31, 2010 is as follows:

	2011	2010
Current:
Financial loans:
Principal	23,454	0
Subtotal debt for financial loans	23,454	0

Corporate Notes (Note 14):
Floating Rate Par Notes – Class 8	23,285	23,285
Interest (1)	47,490	21,237
Floating Rate Par Notes – Class A (2)	0	2,505
Derivative financial instruments (Notes 3.u, 3.j, and 22)	7,455	7,253
Subtotal debt for corporate notes	78,230	54,280
Adjustment to present value of notes	0	(172)
Debt for Corporate Notes at present value	78,230	54,108
	101,684	54,108

	2011	2010
Non-current:
Financial loans:
Principal	280.000	0
Subtotal debt for financial loans	280.000	0

Corporate Notes (Note 14):
Floating Rate Par Notes – Class 8	29,130	34,951
Fixed Rate Notes – Class 7 (2)	100,377	98,446
Floating Rate Par Notes – Class A (2)	0	47,813
Fixed Rate Notes – Class 9 (2)	888,571	871,476
Subtotal debt for corporate notes	1,018,078	1,052,686
Adjustment to present value of notes	0	(17,573)
Debt for Corporate Notes at present value	1,018,078	1,035,113
Loans with related companies (Section 33 Law No. 19550) (Note 15 and Exhibit G)	20,247	0
	1,318,325	1,035,113

(1)	Includes 46,131 and 19,691 in foreign currency (Exhibit G) as of March 31, 2011 and December 31, 2010, respectively.
(2)	In foreign currency (Exhibit G) as of March 31, 2011 and December 31, 2010.

8.  SALARIES AND SOCIAL SECURITY TAXES

The detail of salaries and social security taxes as of March 31, 2011 and December 31, 2010 is as follows:

	2011	2010
Current:

Salaries payable and accruals	136,297	160,616
Social Security (ANSES)	20,094	13,651
Early retirements payable (Note 3.o)	5,632	6,165
	162,023	180,432
Non-Current (Note 3.o):

Personnel Benefits Plan	33,458	31,356
Seniority-based bonus	12,575	12,432
Early retirements payable	6,065	6,845
	52,098	50,633

9.  TAXES

The detail of taxes as of March 31, 2011 and December 31, 2010 is as follows:

	2011	2010
Current:

Provincial, municipal and federal contributions and taxes	36,731	32,024
Value Added Tax (VAT)	30,227	30,901
Withholdings	14,594	9,798
Municipal taxes	27,471	27,159
Tax regularization plan Law No. 26,476 (Note 3.i.1)	1,270	1,364
Other	11,248	9,834
	121,541	111,080

Non-Current:

Tax regularization plan Law No. 26,476 (Note 3.i.1)	8,758	8,989

10.  OTHER LIABILITIES

The detail of other liabilities as of March 31, 2011 and December 31, 2010 is as follows:

	2011	2010
Current:

Other (1)	4,338	4,542
	4,338	4,542
Non-current:

ENRE penalties and discounts (Note 17.a and c)	470,539	455,421
Program for the rational use of electric power (PUREE) (Note 17.d)	594,956	529,097
	1,065,495	984,518

(1)	Includes 1,245 and 1,345 in foreign currency (Exhibit G) as of March 31, 2011 and December 31, 2010, respectively.

11.  NET SALES

The breakdown of net sales for the periods ended March 31, 2011 and 2010 is as follows:

	2011	2010

Sales of electricity (1)	579,346	561,440
Late payment charges	5,882	6,003
Right of use on poles (Note 3.n)	5,397	4,027
Connection charges	1,044	1,489
Reconnection charges	451	538
	592,120	573,497

(1) Net of ENRE discounts and penalties for 15,800 and 13,435 for the periods ended March 31, 2011 and 2010, respectively (Note 17 a and c).

12.  OTHER (EXPENSE) – INCOME, NET

The breakdown of other (expense) – income, net for the periods ended March 31, 2011 and 2010 is as follows:

	2011	2010

Non-operating income	(2,393)	(406)
Commissions on municipal taxes collection	1,277	1,155
Net expense from technical services	(718)	(821)
Voluntary Retirements - Bonuses	(1,785)	(1,071)
Severance paid	(1,226)	(1,107)
Accrued litigation (Exhibit E)	(3,000)	(1,500)
Disposal of property, plant and equipment (Exhibit A)	0	(10)
Other	227	357
	(7,618)	(3,403)
(1) Related to the Framework Agreement Province of Buenos Aires (Note 13, Exhibits E and H).
(2) Related to the Company’s adherence to the tax regularization plan (Note 3.i).

13.   FRAMEWORK AGREEMENT

The Addendum to the New Framework Agreement entered into on June 18, 2009 by the Federal Government, the Government of the Province of Buenos Aires and the Company expired on December 31, 2010. The purpose of said Framework Agreement was to establish the guidelines under which the Company would supply electricity to low-income areas and shantytowns. Pursuant to such Framework Agreement, the Company was entitled to receive compensation for any non-payment of electricity supplied to low-income areas and shantytowns. Nevertheless, the Company continues supplying electricity to low-income areas and shantytowns.

As of March 31, 2011 and December 31, 2010, balances with the Argentine Federal Government and the Government of the Province of Buenos Aires amount 33,645 and 33,047, respectively (Note 4).

With regard to the amount receivable that the Company had with the Province of Buenos Aires, in March 2010, the Company entered into a Payment Plan Agreement with the Government of that Province pursuant to which the Government of the Province of Buenos Aires verified and paid with Bonds for the Cancellation of Debts of the Province of Buenos Aires, the debt stated therein in the amount of 32,797. As of March 31, 2011 and December 31, 2010, the balance of Bonds for the Cancellation of Debts held by the Company amounts to 333 and 8,743, respectively (Note 4).

14.   LOANS

  a) CORPORATE NOTES PROGRAM

On October 25, 2010, under the terms of the corporate notes issuance program and as a result of the Subscription Offer in cash, the Company issued Corporate Notes for a nominal value of US$ 140 million. Furthermore, as a result of the exchange offer, the Company accepted and exchanged Class 7 Corporate Notes for a nominal value of US$ 90,301,000, for Corporate Notes due 2022 for a nominal value of US$ 90,301,000 and paid US$ 9,532,000 in cash, including payments of accrued and unpaid interest on Class 7 Corporate Notes; and accepted and purchased Class 7 Corporate Notes for a nominal value of US$ 33,593,000, having paid US$ 35,750,000, including the payment of accrued and unpaid interest on Class 7 Corporate Notes.

The new Class 9 Corporate Notes for a total amount of US$ 230,301,000 have been issued at an issue price of 100% of the principal amount. The twelve-year term corporate notes accrue interest as from the date of issuance at a fixed rate of 9.75%, payable semiannually on October 25 and April 25 of each year, with the first interest payment maturing on April 25, 2011. The principal will be amortized in a lump sum payment at maturity date in 2022. The Company has requested authorization for the listing of the Corporate Notes on the Buenos Aires Stock Exchange and admission for trading on the Mercado Abierto Electrónico S.A. (the OTC market of Argentina), as well as authorization for the listing of the Corporate Notes on the Luxembourg Stock Exchange and admission for trading on the Euro MTF Market, which is the alternative market of the Luxembourg Stock Exchange.

The Company will use the net proceeds from the sale of the Corporate Notes in this offer to refinance in whole or in part the debt currently outstanding, and/or finance the capital expenditures plan and/or increase working capital.

Additionally, on October 18, 2010, the Company cancelled Class 7 Corporate Notes held in its portfolio for a nominal value of US$ 65,310,000.

On October 25, November 4, and December 9, 2010, as a result of the repurchase and exchange offer, the Company cancelled Class 7 Corporate Notes for nominal values of US$ 122,644 thousand, 1,250 thousand and 36 thousand, respectively.

The Company’s debt structure as of March 31, 2011 and December 31, 2010 was comprised of the following Notes:

Debt issued in United States dollars:

Type	Class	Debt structure as of	Debt purchase as of	Debt structure as of	Balance as of
		December 31, 2010	March 31, 2011	March 31, 2011	March 31, 2011 (Note 7)
		in thousands of US$	in thousands of US$	in thousands of US$	in thousands of pesos
Fixed Rate Par Note	A	0	0	0	0

Floating Rate Par Note	A	12,656	(12,656)	0	0

Fixed Rate Par Note	B	0	0	0	0

Fixed Rate Par Note	7	24,760	0	24,760	100,377

Fixed Rate Par Note (1)	9	219,184	0	219,184	888,571

Total		256,600	(12,656)	243,944	988,948

(1) Net of issuance expenses.

Debt issued in Argentine pesos:

		Debt structure (in thousands of pesos) as of
Type	Class	December 31, 2010	March 31, 2011
		(Note 7)	(Note 7)
Floating Rate Par Note	8	58,236	52,415

Total		58,236	52,415

The principal amortization schedule of the corporate notes debt, broken down by year of total debt, without considering possible adjustments, prepayments, redemptions or cancellations is detailed in the table below:

Year	Amount
2011	17,464
2012	23,286
2013	11,666
2014	0
2015	0
2016	0
2017	100,377
2018	0
2019	0
2020	0
2021	0
2022	888,571
1,041,364

The main covenants are the following:

1) Negative Covenants

The terms and conditions of the Corporate Notes include a series of negative covenants that limit the Company’s actions with regard to, among others, the following:

-	encumbrance or authorization to encumber its property or assets;

-	incurrence of indebtedness, in certain specified cases;

-	sale of the Company’s assets related to its main business;

-	carrying out of transactions with shareholders or related parties;

-	making certain payments (including, among others, dividends, purchases of Edenor’s common shares or payments on subordinated debt).

2) Suspension of Covenants

Certain negative covenants stipulated in the terms and conditions of the Corporate Notes will be suspended or adjusted if:

(a)	The Company’s long-term debt rating is raised to Investment Grade, or

(b)	The Company’s Level of Indebtedness is equal to or lower than 2.5.

If the Company subsequently losses its Investment Grade rating or its Level of Indebtedness is higher than 2.5, as applicable, the suspended negative covenants will be once again in effect.

However, the reinstatement of the covenants will not affect those acts which the Company may have performed during the suspension of such covenants.

3) Registration Rights

In accordance with the Registration Rights Agreement, the Company filed with the SEC an application requesting authorization in connection with an authorized exchange offer of the Corporate Notes for new notes of the same class registered with the SEC in accordance with the Securities Act, representing the same outstanding debt and subject to similar terms and conditions.

The exchanged corporate notes would have no restrictions concerning their transfer and would be freely transferable after the authorized exchange offer by those Corporate Notes holders who are not related parties of the Company.

On April 13, 2009, the Company informed the National Securities Commission that under rule 144 of the US Securities Act of 1933, as amended, the Class 7 Corporate Notes due in 2017 had become freely transferable to and from any person who is not a related company of Edenor.

Consequently, the Company has entered into a complementary agreement in order to exchange the Regulation S Global Corporate Note (issued for a nominal value of US$ 160,250 thousand) and the Restricted Global Corporate Note (issued for a nominal value of US$ 59,750 thousand), both of them issued within the framework of the trust agreement, for one fully registered “Global Corporate Note” with no interest coupons attached for a nominal value of US$ 220,000 thousand, which will not bear the restrictive legend, as defined under the trust agreement entered into on October 9, 2007.

b) FINANCIAL LOANS

On February 16, 2011, the Company took out a series of loans and bank overdrafts from local entities (JPMorgan, Deutsche Bank, Banco Macro, Banco Nación and Standard Bank) in order to be able to meet its future capital needs. These facilities, whose average term is 90 days, total 280,000 and carry interest at an annual rate of 14.5% on average. As of the date of these financial statements presentation, these loans have been repaid (Note 26.a).

15.	BALANCES AND TRANSACTIONS WITH THE CONTROLLING COMPANY, SUBSIDIARY AND RELATED COMPANIES (SECTION 33 LAW No. 19,550) AND RELATED PARTIES

In the normal course of business, the Company carries out transactions with the controlling company, its subsidiary and related companies (Section 33 Law No. 19,550) and related parties.
As of March 31, 2011 and December 31, 2010, the outstanding balances with the above-mentioned companies and related parties are as follow:

	2011	2010
Current Investments (Exhibit D)
Transener S.A	0	17,527
Total	0	17,527

	2011	2010
Other receivables (Note 5)
Préstamos y Servicios S.A.	1	1
SACME S.A.	4,168	4,168
Empresa Distribuidora de Electricidad de La Rioja S.A	369	0
Empresa Distribuidora de Electricidad de Salta S.A	1,554	0
Empresa Distribuidora de Electricidad de San Luis S.A	444	0
Empresa Distribuidora de Energía Norte S.A.	947	0
Total	7,483	4,169

Trade accounts payable (Note 6)
SACME S.A.	(907)	(1,392)
Total	(907)	(1,392)

Non-Current loans (Note 7)
Pampa Energía S.A.	(20,247)	0
Total	(20,247)	4,169

Other Non-Current Receivables (Note 5)
Empresa Distribuidora de Electricidad de La Rioja S.A.	31,178	0
Empresa Distribuidora de Electricidad de Salta S.A.	131,320	0
Empresa Distribuidora de Electricidad de San Luis S.A.	37,502	0
Empresa Distribuidora de Energía Norte S.A.	80,000	0
Total	280,000	0

Transactions carried out with the controlling company, subsidiary and related companies (Section 33 Law No 19,550) and related parties for the three-month periods ended March 31, 2011 and 2010 are as follow:

	2011	2010
Other income
Electricidad Argentina S.A.	0	3
Total	0	3

Interest income
Empresa Distribuidora de Electricidad de La Rioja S.A.	369	0
Empresa Distribuidora de Electricidad de Salta S.A.	1,555	0
Empresa Distribuidora de Electricidad de Salta S.A.	444	0
Empresa Distribuidora de Energía Norte S.A.	947	0
Total	3,315	0

Expenses from services
SACME S.A.	(1,778)	(1,269)
Préstamos y Servicios S.A.	(12)	(24)
Errecondo, Salaverri, Dellatorre, Gonzalez & Burgio	(22)	(22)
Total	(1,812)	(1,315)

Expenses, exchange differences and financial interest
Electricidad Argentina S.A.	(2,503)	(2,394)
Pampa Energía S.A.	(197)	0
Total	(2,700)	(2,394)

Agreement with Electricidad Argentina S.A. (controlling company)

On April 4, 2006, the Company and EASA entered into an agreement pursuant to which EASA will provide technical advisory services on financial matters as from September 19, 2005 and for a term of five years. In consideration of these services, EDENOR will pay EASA an annual amount of US$ 2,000,000 plus VAT.  Any of the parties may terminate the agreement at any time by giving 60 days’ notice, without having to comply with any further obligations or paying any indemnification to the other party.
At the meeting held on April 22, 2008, the Board of Directors approved the addendum to the agreement for the provision of technical advisory services dated March 14, 2008.
The aforementioned addendum stipulates that the amount to be paid by the Company in consideration of the services provided by Electricidad Argentina S.A. has been increased to US$ 2,500,000 plus VAT, payable retroactively as from January 1, 2008.
On August 31, 2010, the Company’s Board of Directors approved a new addendum to the agreement for the provision of technical advisory services, which extended the term of the agreement for 5 years to commence as from September 19, 2010. The rest of the contractual terms have not been modified.

Agreement with Comunicaciones y Consumos S.A.

On March 16, 2007, the Company and Comunicaciones y Consumos S.A. (CYCSA) entered into an agreement pursuant to which the Company granted CYCSA the exclusive right to provide telecommunications services to the Company customers through the use of the Company’s network in accordance with the provisions of Decree No. 764/2000 of the Federal Government, which contemplates the integration of voice, data and image transmission services through the existing infrastructure of electricity distribution companies such as the Company’s network. In accordance with the terms of the agreement, CYCSA will be responsible for all maintenance expenses and expenses related to the adapting of the Company’s network for the rendering of such telecommunications services. The term of the agreement, which was originally ten years to commence from the date on which CYCSA were granted the license to render telecommunications services, was subsequently extended to twenty years by virtue of an addendum to the agreement. The agreement will be automatically renewed upon expiration date for subsequent periods of five years, unless notice to the contrary is given by any of the parties no less than 120 days prior to the expiration of the corresponding period. In accordance with the agreement, CYCSA shall periodically request access to the Company’s network. Such request will be evaluated by the Company and access will be granted based on the available capacity of the network. In consideration of the use of the network, CYCSA will grant the Company 2% of the annual charges collected from customers, before taxes, as well as 10% of the profits obtained from provision of services. Furthermore, CYCSA will indemnify the Company for any obligation arising from the rendering of the services through the Company’s network. The agreement was signed on condition that CYCSA was to obtain the telecommunications license, which was granted by the National Communications Secretariat through Resolution No. 179/2008.
Furthermore, the first addendum to the Agreement for the Granting of Permission for the Use of Electricity Distribution Network was signed on October 27, 2008. Pursuant to this addendum, the Company granted CYCSA the right to use the poles and towers of High, Medium and Low-voltage overhead lines and the ducts and/or triple ducts accompanying High, Medium and Low-voltage ducts for the laying of optical fiber owned by CYCSA, on condition that the referred to optical fiber does not affect the normal supply of the public service. Moreover, said addendum grants Edenor the right to use part of the capacity of the optical fiber to be installed. It must be pointed out that the aforementioned addendum was approved by the Company’s Board of Directors at the meeting held on November 5, 2008.
During November 2008, the Company and CYCSA entered into the second addendum to the agreement, which modifies section XI of the main agreement (Term of the Agreement), thus extending the term of the agreement from ten to twenty years to commence from the date on which it went into effect. The aforementioned addendum was approved by the Company’s Board of Directors on December 18, 2008.

Agreement with Préstamos y Servicios S.A.

On March 16, 2007, the Company entered into an agreement with Préstamos y Servicios S.A. (PYSSA), a company engaged in the rendering of financial services, pursuant to which the Company granted PYSSA the exclusive right to conduct its direct and marketing services through the use of the Company’s facilities and mailing services. As part of the agreement, the Company agreed to provide physical space in some of its offices so that PYSSA be able to offer financial and loan services to Company customers. Furthermore, the Company agreed to include PYSSA marketing material in the mail sent to customers, including the invoices. The term of the agreement is five years, which will be automatically renewed for subsequent periods of five years, unless any of the parties gives notice to the other of his intention to terminate the agreement no less than 120 days prior to the expiration of the corresponding period. In accordance with the terms of the agreement, PYSSA will pay the Company 2% of the monthly charges collected from customers, before taxes, as well as 10% of the profits obtained from its services. Furthermore, PYSSA agreed to indemnify the Company for any obligation arising from the rendering of its services. The agreement established that its term was subject to the authorization of the National Regulatory Authority for the Distribution of Electricity, which approved this through Resolution No. 381/2007.
The activities related to the aforementioned agreement have been temporarily suspended in the Company’s offices.

Loan with Pampa Energía S.A.

On March 4, 2011, the Company and Pampa Energía S.A. entered into an agreement pursuant to which the Company would receive a US$ 5 million two-year term loan at an annual rate of 5%. The loan is to be used to finance several investments that the Company intends to make in accordance with its business plan. As of March 31, 2011 the balance, including interest accrued, amount to 20,247.

16.	CAPITAL STOCK

a)	General

As of March 31, 2011 and December 31, 2010, the Company’s capital stock amounts to 906,455,100 shares, represented by 462,292,111 common, book-entry Class A shares with a par value of one peso each and the right to one vote per share; 442,210,385 common, book-entry Class B shares with a par value of one peso each and the right to one vote per share; and 1,952,604 common, book-entry Class C shares with a par value of one peso each and the right to one vote per share. Each and every share maintains the same voting rights, i.e. one vote per share. There are no preferred shares of any kind, dividends and/or preferences in the event of liquidation, privileged participation rights, prices and dates, or unusual voting rights. Moreover, there are no significant terms of contracts allowing for either the issuance of additional shares or any commitment of a similar nature.

As of March 31, 2011 and December 31, 2010, the Company’s capital stock, represented by 906,455,100 shares is comprised of the following:

	2011	2010
Holder	Number of shares		Class	% held
EASA (1)	462,292,111	462,292,111	“A”	51.00
Market in general (2)	442,210,366	442,210,356	“B”	48.78
Banco Nación (3)	1,952,604	1,952,604	“C”	0.22
New Equity Ventures LLC	19	19	“B”	0
EDF Internacional S.A.	0	0	“B”	0
(1) The shares are pledged in favor of the Argentine Government as evidenced by the certificate issued by Caja de Valores.
(2) Includes 9,412,500 treasury shares as of March 31, 2011 and December 31, 2010.
(3) Trustee of the Employee Stock Ownership Program.

On March 3, 2011, the Company held the General Annual Meeting which resolved by majority of votes to extend for 3 years the term for holding the treasury shares acquired within the framework of section 68 of Law No. 17,811 (text consolidated by Decree No. 677/01).

b)	Restriction on the transfer of the Company’s common shares

The Company’s by-laws provide that Class “A” shareholders may transfer their shares only with the prior approval of the ENRE. The ENRE must communicate its decision within 90 days upon submission of the request for such approval, otherwise the transfer will be deemed approved.

Furthermore, Caja de Valores S.A. (the Public Register Office), which keeps the Share Register of the shares, is entitled (as stated in the Company’s by-laws) to reject such entries which, at its criterion, do not comply with the rules for the transfer of common shares included in (i) the Argentine Business Organizations Law, (ii) the Concession Agreement and (iii) the Company’s by-laws.

In addition, the Class “A” shares are pledged during the entire term of the concession as security for the performance of the obligations assumed under the Concession Agreement.

Additionally, in connection with the issuance of Class 2 Corporate Notes, EASA is required to be the beneficial owner and owner of record of not less than 51% of EDENOR’s issued, voting and outstanding shares.

Section ten of the Adjustment Agreement signed with the Grantor of the Concession and ratified through Decree No. 1957/06 stipulates that from the signing of the agreement through the end of the Contractual Transition Period, the majority shareholders may not modify their ownership interest nor sell their shares.

Furthermore, on July 19, 2006, EASA carried out a restructuring of the totality of its financial debt. If EASA did not comply with its payment obligations under the new debt, its creditors could obtain an attachment order against the Company’s Class A shares held by it, and, consequently, the Argentine Government would be entitled, as stipulated in the concession agreement, to foreclose on the pledged shares, with an adverse effect on the results of its operations.

c)	Employee Stock Ownership Program (ESOP)

At the time of the privatization of SEGBA (the Company’s predecessor), the Argentine Government assigned the Company’s Class C shares, representing 10% of the Company’s outstanding capital stock, for the creation of an Employee Stock Ownership Program (ESOP) in compliance with the provisions of Law No. 23,696 and its regulatory decrees. Through this program, certain eligible employees (including former SEGBA employees who had been transferred to the Company) were entitled to receive a specified number of Class C shares, to be calculated on the basis of a formula that took into consideration a number of factors including employee salary, position and seniority. In order to implement the ESOP, a general transfer agreement, a voting trust agreement and a trust agreement were signed.

Pursuant to the general transfer agreement, participating employees were allowed to defer payment of the Class C shares over time. As security for the payment of the deferred purchase price, the Class C shares were pledged in favor of the Argentine government. This pledge was released on April 27, 2007 upon full payment to the Argentine Government of the deferred purchase price of all Class C shares. Additionally, in accordance with the terms of the original trust agreement, the Class C shares were held in trust by Banco de la Nación Argentina, acting as trustee, for the benefit of the ESOP participating employees and the Argentine Government. Furthermore, in accordance with the voting trust agreement, all political rights of participating employees (including the right to vote at ordinary and extraordinary shareholders’ meetings) were to be jointly exercised until full payment of the deferred purchase price and release of the pledge in favor of the Argentine Government. On April 27, 2007, ESOP participating employees fully paid the deferred purchase price to the Argentine Government, accordingly, the pledge was released and the voting trust agreement was terminated.

In accordance with the regulations applicable to the ESOP, participating employees who retired before full payment of the deferred purchase price to the Argentine Government was made, were required to transfer their shares to the Guarantee and Repurchase Fund (Fondo de Garantía y Recompra) at a price to be calculated in accordance with a formula established in the general transfer agreement. As of the date of payment of the deferred purchase price, the Guarantee and Repurchase Fund had not fully paid the amounts due to former ESOP participating employees for the transfer of their Class C shares.

A number of former employees of both SEGBA and the Company have brought legal actions against the Guarantee and Repurchase Fund, the Argentine Government and, in few cases, against the Company, in cases in relation to the administration of the Employee Stock Ownership Program. The plaintiffs who are former employees of SEGBA were not deemed eligible by the corresponding authorities to participate in the Employee Stock Ownership Program at the time of its creation. This decision is being disputed by the plaintiffs who are therefore seeking compensation. The plaintiffs who are former employees of the Company are claiming payment for the unpaid amounts owed to them by the Guarantee and Repurchase Fund either due to non-payment of the transfer of their shares upon retirement in favor of the Guarantee and Repurchase Fund or incorrect calculation of amounts paid to them by the Guarantee and Repurchase Fund. In several of these claims, the plaintiffs have obtained attachment orders or prohibitory injunctions against the Guarantee and Repurchase Fund on Class C shares and the amounts deposited in such Fund. Due to the fact that the resolution of these legal proceedings is still pending, the Federal Government has instructed Banco de la Nación Argentina to create a Contingency Fund so that a portion of the proceeds of the offering of the Employee Stock Ownership Program Class C shares be kept during the course of the legal actions.

No accrual has been recorded in the financial statements in connection with the legal actions brought against the Company as the Company’s management believes that EDENOR is not responsible for the above-mentioned claims.

In accordance with the agreements, laws and decrees that govern the Employee Stock Ownership Program, the Class C shares may only be held by personnel of the Company, therefore before the public offering of the Class C shares that had been separated from the Program, such shares were converted into Class B shares and sold. In conformity with the by-laws, the political rights previously attributable to Class C shares are at present jointly exercised with those attributable to Class B shares and the holders of the remaining Class C shares will vote jointly as a single class with the holders of Class B shares when electing directors and supervisory committee members. As of March 31, 2011 and December 31, 2010, 1,952,604 Class C shares, representing 0.22% of the Company’s capital stock are outstanding (Note 16.a).

17.	REGULATORY FRAMEWORK

a)	General

The Company's business is regulated by Law No. 24,065, which created the National Regulatory Authority for the Distribution of Electricity (ENRE). In this connection, the Company is subject to the regulatory framework provided under the aforementioned Law and the regulations issued by the ENRE.

The ENRE is empowered to: a) approve and control tariffs, and b) control the quality of both the service and the technical product, as established in the Concession Agreement. Failure to comply with the provisions of such Agreement and the rules and regulations governing the Company's business will make the Company liable to penalties that may include the forfeiture of the concession.

Penalties are imposed in connection with the following major issues:

1.	Deviation from quality levels of technical product, as measured by voltage levels and network variations;
2.	Deviation from quality levels of technical service, as measured by the average interruption frequency per Kilovatios (KVA) and total interruption time per KVA;
3.	Deviation from quality levels of commercial service, as measured by the number of claims and complaints made by customers, service connection times, the number of estimated bills and billing mistakes;
4.	Failure to comply with information gathering and processing requirements so as to evaluate the quality of both the technical product and the technical service;
5.	Failure to comply with public safety regulations.

As of March 31, 2011 and December 31, 2010, the Company has accrued penalties for resolutions not yet issued by the ENRE corresponding to the six-month control periods elapsed over those dates. The Company has applied the adjustment contemplated in the temporary tariff regime (caption b item vii) and the adjustments established by the electricity rate schedules applied during the 2008 fiscal year, Resolutions Nos. 324/2008 and 628/2008.

On February 9, 2011, the Company was notified of the issuance of Resolution No. 32/2011 of the ENRE, whereby the Regulatory Authority fined the Company in the amount of 1,125 for the power cuts that had occurred between December 20 and December 31, 2010, based on the following:

-        Non-compliance with the obligations arising from section 25 – sub-sections a), f) and g) of the Concession Agreement and section 27 of Law 24,065. Amount of the fine: 750.

-        Non-compliance with the obligations arising from section 25 – sub-sections b) and y) of the Concession Agreement. Amount of the fine: 375.

Furthermore, the Company was ordered to compensate those customers who had been affected by the power cuts in accordance with the following: 180 pesos to each small-demand residential customer who suffered power cuts that lasted from more than 12 continuous hours to 24 hours, 350 pesos to those who suffered power cuts that lasted from more than 24 continuous hours to 48 hours, and 450 pesos to those who suffered power cuts that lasted more than 48 continuous hours.

As of the date of issuance of these financial statements, within the framework of section 81 of Law No. 24,065, the Company filed a direct appeal (“Recurso Directo”) against Resolution No. 32/11 of the ENRE to the Appellate Court in Contentious and Administrative Federal Matters No. I, with the aim of obtaining that the resolution be declared null and void. At the same time, the Company has applied to the same Court for provisional remedies in accordance with the provisions of section 207 and related sections of the Federal Code of Civil and Commercial Procedure, requesting that payment of the fine imposed on the Company by Resolution No. 32/11 of the ENRE be suspended until a final judgment is issued on the direct appeal. On March 23, 2011, the aforementioned Appellate Court No. I, ordered the suspension of the effects of sections 3 and 9 of Resolution No. 32/11 of the ENRE (crediting of payment) until a decision about the provisional remedies applied for by the Company is made. In this frame, and by means of pronouncement of date April 28, 2011, notified to the Company on May 5, 2011, the mentioned Court rejected the measure to protect requested by the Company. Against this decision-making, similar the authorizes art. 256 and concordant of the CPCC, the Company will raise "Extraordinary Federal Resource " - inside ten later working days - with the purpose of which, of the resource being granted, he deals on the origin of protecting her tried for the Company, the Supreme Court of Justice of the Nation.

Said penalties amount to approximately 22,374, which, based on that which has been mentioned in the preceding paragraph, have been recorded in Non-current liabilities under Other liabilities (Note 11).

As of March 31, 2011 and December 31, 2010, liabilities for ENRE penalties and discounts amount to 470,539 and 455,421, respectively, and have been included in other non-current liabilities (Note 10).

In addition, as of March 31, 2011, the Company’s management has considered that the ENRE has mostly complied with the obligation to suspend lawsuits aimed at collecting penalties, without prejudice to maintaining an open discussion with the entity concerning the effective date of the Adjustment Agreement and, consequently, concerning the penalties included in the renegotiation and those subject to the criteria of the Transition Period.

b)	Concession

The term of the concession is 95 years and may be extended for an additional maximum period of 10 years. The term of the concession is divided into management periods: a first period of 15 years and subsequent periods of 10 years. At the end of each management period, the Class “A” shares representing 51% of EDENOR’s capital stock, currently held by EASA, must be offered for sale through a public bidding.  If EASA makes the highest bid, it will continue to own the Class “A” shares, and no further disbursements will be necessary. On the contrary, if EASA is not the highest bidder, then the bidder who makes the highest bid must pay EASA the amount of the bid in accordance with the conditions of the public bidding.  The proceeds from the sale of Class “A” shares will be delivered to EASA after deducting any amounts receivable to which the Grantor of the concession may be entitled.

On July 7, 2007 the Official Gazette published Resolution No. 467/07 of the ENRE pursuant to which the first management period is extended for 5 years to commence as from the date on which the Revision of the Company Tariff Structure (RTI) goes into effect. Its original maturity would have taken place on August 31, 2007.

In accordance with the provisions of the Concession Agreement, the Company shall take the necessary measures to guarantee the supply and availability of electricity so as to meet demand in due time and in accordance with stipulated quality levels, for which purpose the Company shall be required to guarantee sources of supply.

For such purpose, the Company has the exclusive right to render electric power distribution and sales services within the concession area to all users who are not authorized to obtain their power supply from the Electric Power Wholesale Market (MEM), thus being obliged to supply all the electric power that may be required. In addition, the Company shall allow free access to its facilities to any MEM agents whenever required, under the terms of the Concession. No specific fee must be paid by the Company under the Concession Agreement during the term of the Concession.

On January 6, 2002, the Federal Executive Power passed Law No. 25,561 whereby adjustment clauses denominated in US dollars or any other foreign currencies, indexation clauses based on price indexes from other countries, as well as any other indexation mechanisms stipulated in the contracts entered into by the Federal Government, including those related to public utilities, were declared null and void as from such date. The resulting prices and rates were converted into Argentine pesos at a rate of 1 peso per US dollar. Furthermore, Law No. 25,561 authorized the Federal Executive Power to renegotiate public utility contracts taking certain requirements into account.

In accordance with the provisions of Laws Nos. 25,972, 26,077, 26,204, 26,339, 26,456 and 26,563 both the declaration of economic emergency and the period to renegotiate public utility contracts were extended through December 31, 2005, 2006, 2007, 2008, 2009 and 2011, respectively.

c)	Adjustment Agreement entered into by and between Edenor and the Federal Government:

As a part of the renegotiation process, the Unit of Renegotiation and Analysis of Public Utility Contracts (UNIREN) proposed the signing of an Adjustment Agreement that would be the basis of a comprehensive renegotiation agreement of the Concession Agreement. The Company satisfied the regulatory agency’s requirements; provided an answer to the proposal and attended the public hearing convened for such purpose, rejecting in principle the proposal on the grounds that it did not properly address the need to redefine the terms of the agreement as contemplated by the law. Nevertheless, the Company ratified its willingness to reach an understanding that would restore the financial and economic equation of the concession agreement. On September 21, 2005, the Company signed the Adjustment Agreement within the framework of the process of renegotiation of the Concession Agreement set forth in Law No. 25,561 and supplementary regulations. Due to the appointment of a new Economy and Production Minister, on February 13, 2006 a new copy of the Adjustment Agreement was signed under the same terms as those stipulated in the aforementioned agreement.

The Adjustment Agreement established the following:

i)
the implementation of a Temporary Tariff Regime (RTT) effective as from November 1, 2005, including a 23% average increase in the distribution margin, which may not result in an increase in the average tariff of more than 15%, and an additional 5% average increase in the value added distribution (VAD), allocated to certain specified capital expenditures;

ii)	the requirement that during the term of said temporary tariff regime, dividend payment be subject to the approval of the regulatory authority;
iii)	the establishment of a “social tariff” for the needy and the levels of quality of the service to be rendered;
iv)	the suspension of the claims and legal actions filed by the Company and its shareholders in national or foreign courts due to the effects caused by the Economic Emergency Law;

v)
the carrying out of a Revision of the Company Tariff Structure (RTI) which will result in a new tariff regime that will go into effect on a gradual basis and remain in effect for the following 5 years. In accordance with the provisions of Law No. 24,065, the National Regulatory Authority for the Distribution of Electricity will be in charge of such review;

vi)
the implementation of a minimum investment plan in the electric network for an amount of 178.8 million to be fulfilled by EDENOR during 2006, plus an additional investment of 25.5 million should it be required (item f below);

vii)
the adjustment of the penalties imposed by the ENRE that are payable to customers as discounts, which were notified by such regulatory agency prior to January 6, 2002 as well as of those that have been notified, or whose cause or origin has arisen in the period between January 6, 2002 and the date on which the Adjustment Agreement goes into effect;

viii)
the waiver of the penalties imposed by the ENRE that are payable to the National State, which have been notified, or their cause or origin has arisen in the period between January 6, 2002 and the date on which the Adjustment Agreement goes into effect;

ix)
the payment term of the penalties imposed by the ENRE, which are described in item vii above, is 180 days after the approval of the Revision of the Company Tariff Structure (RTI) in fourteen semiannual installments, which represent approximately two-thirds of the penalties imposed by the ENRE before January 6, 2002 as well as of those that have been notified, or whose cause or origin has arisen in the period between January 6, 2002 and the date on which the Adjustment Agreement goes into effect, subject to compliance with certain requirements.

Said agreement was ratified by the Federal Executive Power through Decree No. 1957/06, signed by the President of Argentina on December 28, 2006 and published in the Official Gazette on January 8, 2007. This agreement stipulates the terms and conditions that, upon compliance with the other procedures required by the regulations, will be the fundamental basis of the Comprehensive Renegotiation of the Concession Agreement of electric power distribution and sale within the federal jurisdiction, between the Federal Executive Power and the Company.

Additionally, on February 5, 2007 the Official Gazette published Resolution No. 51/2007 of the ENRE which approves the electricity rate schedule resulting from the RTI applicable to consumption recorded as from February 1, 2007. This document provides for the following:

a)
A 23% average increase in distribution costs, service connection costs and service reconnection costs in effect which the Company collects as the holder of the concession of the public service of electric power distribution, except for the residential tariffs;

b)
Implementation of an additional 5% average increase in distribution costs, to be applied to the execution of the works and infrastructure plan detailed in Appendix II of the Adjustment Agreement. In this regard, the Company has set up the required fund;

c)
Implementation of the Cost Monitoring Mechanism (MMC) contemplated in Appendix I of the Adjustment Agreement, which for the six-month period beginning November 1, 2005 and ending April 30, 2006, shows a percentage of 8.032%. This percentage will be applied to non-residential consumption recorded from May 1, 2006 through January 31, 2007;

d)
Invoicing in 55 equal and consecutive monthly installments of the differences arising from the application of the new electricity rate schedule for non-residential consumption recorded from November 1, 2005 through January 31, 2007 (items a) and b) above) and from May 1, 2006 through January 31, 2007 (item c) above);

e)
Invoicing of the differences corresponding to deviations between foreseen physical transactions and those effectively carried out and of other concepts related to the Wholesale Electric Power Market (MEM), such as the Specific fee payable for the Expansion of the Network, Transportation and Others, included in Trade Receivables under Receivables from sales of electricity as Unbilled (Note 4);

f)
Presentation, within a period of 45 calendar days from the issuance of this resolution, of an adjusted annual investment plan, in physical and monetary values, in compliance with the requirements of the Adjustment Agreement.

The Company has recorded the adjustment of the penalties described in the Adjustment Agreement for an amount of 17,162 as of December 31, 2008, which is equivalent to the tariff increases mentioned in the items above.

Revenues from the retroactive tariff increase deriving from the implementation of the new electricity rate schedule applicable to non-residential consumption for the period of November 2005 through January 31, 2007 have been fully recognized in the financial statements for the year ended December 31, 2007. Such amount, which totaled 218,591, is being invoiced in 55 equal and consecutive monthly installments, as described in item d) of this note. As of March 31, 2011, the installments corresponding to the months of February 2007 through March 2011 for a total of 208,738 have already been billed.

Furthermore, the Resolution established that the new electricity rate schedule resulting from the RTI would go into effect on February 1, 2008. It also stipulated that, in the event that the tariff resulting from the RTI were higher than the tariff established in section 4 of the Adjustment Agreement, the transfer of the increase to the tariff woul be made in accordance with the provisions of section 13.2 of the Adjustment Agreement, which establish that the first adjustment will take effect as from February 1, 2008 and the second will take effect six months later, maintaining the percentages agreed upon in the Adjustment Agreement.

The aforementioned Resolution No. 434/2007 establishes that the Company must present an investment plan before May 1, 2007 (which has already been complied with), and that the obligations and commitments set forth in section 22 of the Adjustment Agreement be extended until the date on which the electricity rate schedule resulting from the RTI goes into effect, allowing the Company and its shareholders to resume the claims suspended as a consequence of the Adjustment Agreement if the new electricity rate schedule does not go into effect in the aforementioned time period.

In accordance with the aforementioned resolutions, the Company must transfer to CAMMESA, 61.96% of the total amount of the special fund set up in compliance with Clause 4.7 of the Adjustment Agreement, plus any interest accrued on the financial investments made by the Company with such funds.  Such funds will be used for the execution of the works aimed at connecting Central Costanera and Central Puerto electricity generation plants with Malaver Substation.

d)   Revision of the Company Tariff Structure (RTI) / Cost Monitoring Mechanism (MMC) / PUREE

On July 30, 2008, the National Energy Secretariat issued Resolution No. 865/2008 which modifies Resolution No. 434/2007 and establishes that the electricity rate schedule resulting from the Revision of the Company Tariff Structure (RTI) will go into effect in February 2009.

As of the date of issuance of these financial statements, no resolution has been issued concerning the application of the electricity rate schedule resulting from the RTI which was expected to be in effect since February 1, 2009.

With regard to the commencement of the Revision of the Tariff Structure, the ENRE has begun this process, and, on November 12, 2009, the Company submitted its revenue requirements proposal for the new period, which included the grounds and criteria based on which the request is made.

On September 19, 2007, the Energy Secretariat by Note No. 1006/07 requested that the Company comply with the provisions of Resolutions Nos. 1875 and 223/07 of the aforementioned Secretariat, dated December 5, 2005 and January 26, 2007, respectively.

By Note No. 91,241, notified to the Company on December 18, 2009, the ENRE requested that the Company submit the technical rate schedules resulting from the preparation of its proposal, which as of the date of issuance of these financial statements have not yet been submitted.

In accordance with the provisions of Resolution No. 467/2007 of the ENRE, the commencement of the process for the sale of the shares must take place when the five-year tariff period beginning after the ending of the RTI comes to an end. Additionally, the controlling shareholder -Electricidad Argentina S.A. - is authorized to present as bidder in the referred to process and if its offer is selected as the winning bid, the controlling company will not have to make any disbursement whatsoever to keep the control of Edenor.

Program for the Rational Use of Electric Power (PUREE), Cost Monitoring Mechanism (MMC), temporary electricity rate schedules.

On October 4, 2007 the Official Gazette published Resolution No. 1037/2007 of the National Energy Secretariat which established that the amounts receivable that the Company maintains in the Trade receivables account as Unbilled –National Fund of Electricity, for “Quarterly Adjustment Coefficient of the National Fund of Electricity” (section 1 of Law No. 25,957) for 2,413 and 3,437 as of March 31, 2011 and December 31, 2010, respectively (Note 4) as well as the amounts corresponding to the Cost Monitoring Mechanism (MMC) for the period May 2006 through April 2007 (Note 17.b items b and c) be deducted from the funds resulting from the difference between surcharges billed and discounts made to customers, resulting from the implementation of the Program for the Rational Use of Electric Power (PUREE), until their transfer to the tariff is granted by the regulatory authority. On October 25, 2007 the ENRE issued Resolution No. 710/2007 which approved the aforementioned MMC compensation mechanism.

The amounts corresponding to the Cost Monitoring Mechanism (MMC) for the period May 2006 through April 2007 as well as those corresponding to the period May 2007 through October 2007 were transferred to the tariff as from July 1, 2008, in accordance with the provisions of Resolution No. 324/2008.
By Note No. 1383 dated November 26, 2008 of the National Energy Secretariat, the ENRE was instructed to consider the earmarking of the funds deriving from the application of the MMC corresponding to the period May 2007 through October 2007 whose recognition was pending, and to allow that such funds be deducted from the excess funds deriving from the application of the PUREE, in accordance with the provisions of Resolution No. 1037/2007 of the National Energy Secretariat. The MMC adjustment for the period May 2007 through October 2007, applicable as from November 1, 2007, amounts to 7.56%.

Additionally, as of March 31, 2011, the Company has submitted to the ENRE the MMC adjustment requests, in accordance with the following detail:

Assessment Period	Application Date	MMC Adjustment
November 2007 - April 2008	May 2008	5.791%
May 2008 – October 2008	November 2008	5.684%
November 2008 - April 2009	May 2009	5.068%
May 2009 – October 2009	November 2009	5.041%
November 2009 – April 2010	May 2010	7.103%
May 2010 – October 2010	November 2010	7.240%

As of the date of issuance of these financial statements, the approval of the aforementioned adjustments by the ENRE is still pending.

As of March 31, 2011 and December 31, 2010 liabilities generated by the excess funds deriving from the application of the PUREE, amount to 594,956 and 529,097 respectively, and have been disclosed in Other Non-Current Liabilities (Note 10). This increase in liabilities is due to the fact that the Company was allowed to keep such funds in order to cover the MMC increases not transferred to the tariff, as previously described.

On July 31, 2008, the ENRE issued Resolution No. 324/2008 which approves the values of the Company’s electricity rate schedule that contemplates the partial application of the adjustments corresponding to the Cost Monitoring Mechanism (MMC) and their transfer to the tariff. The aforementioned electricity rate schedule increased the Company’s value added distribution by 17.9% and has been applied to consumption recorded as from July 1, 2008. Therefore, the increase in tariffs for final users has ranged from 0% to 30%, on average, depending on consumption.

Furthermore, on October 31, 2008, the National Energy Secretariat issued Resolution No. 1169/2008 which approved the new seasonal reference prices of power and energy in the Electric Power Wholesale Market (MEM). Consequently, the ENRE issued Resolution No. 628/2008 which approves the values of the electricity rate schedule to be applied as from October 1, 2008.

The aforementioned electricity rate schedule included the transfer of the increase in the seasonal energy price to tariffs, with the aim of reducing Federal Government grants to the electricity sector, without increasing the Company’s value added distribution.

By Resolution No. 347/2010, the National Energy Secretariat approved the winter scheduling for the Wholesale Electric Power Market (MEM) for the period May 1 – October 31, 2010. In the reasons supporting such resolution, the National Energy Secretariat also stated that it considered it necessary that the seasonal prices to be paid by the customers of distribution companies should take into account not only the situation existing in such seasonal period but also the payment capacity of the different social classes included in the residential category of the electricity rate schedules of the referred to distribution companies. Therefore, considering the level of electricity consumption during winter and with the aim of not negatively affecting user payment capacity, the National Energy Secretariat resolved to suspend the application of sections 6, 7, and 8 of its Resolution No. 1169/2008 from June 1, 2010 through September 30, 2010 (it must be pointed out that this situation had already been contemplated by the National Energy Secretariat in 2009 in its Resolution No. 652/2009, which, at that time, gave rise to the issuance of Resolution No. 433/2009 of the ENRE).

e)  Concession of the use of real property

Pursuant to the Bid Package, SEGBA granted the Company the free use of real property for periods of 3, 5 and 95 years, with or without a purchase option, based on the characteristics of each asset, and the Company would be responsible for the payment of any taxes, charges and contributions levied on such properties and for the taking out of insurance against fire, property damage and third-party liability, to SEGBA’s satisfaction.

The Company may make all kind of improvements to the properties, including new constructions, upon SEGBA’s prior authorization, which will become the grantor’s property when the concession period is over, and the Company will not be entitled to any compensation whatsoever. SEGBA may terminate the gratuitous bailment contract after demanding the performance by the Company of any pending obligation, in certain specified cases contemplated in the Bid Package. At present, as SEGBA’s residual entity has been liquidated, these presentations and controls are made to the National Agency of Public Properties (ONABE), with which the Company entered into a debt recognition and refinancing agreement for 4,681 on September 25, 2009.
The form of payment stipulated in the aforementioned agreement establishes an advance payment of 1,170, which the Company made on September 25, 2009, and 48 installments of 104 for the remaining balance of 3,511. The installments include compensatory interest of 18.5% per annum under the French system, and are payable as from October 2009
As of March 31, 2011 and December 31, 2010, principal owed for this concept amounts to 2,482 and 2,676 respectively, which have been recorded in Trade accounts payable under Other (Note 6).

As of the date of issuance of these financial statements, the Company has acquired for an amount of 12,765, nine of these real properties whose gratuitous bailment contracts had expired. The title deeds of eight of these properties have been executed at a price of 12,375. As for the remaining real property, a down payment of 117 has been made while the outstanding amount of 273 will be payable upon the execution of the title deed on a date to be set by the Ministry of Economy.

18.	CASH FLOW INFORMATION

a)	Cash and cash equivalents:

For the preparation of the Statement of Cash Flows, the Company considers as cash equivalents all highly liquid investments with original maturities of three months or less.

	As of March 31, 2011	As of December 31, 2010	As of March 31, 2010
Cash and Banks	12,141	8,611	7,908
Time deposits	79,396	17,523	7,064
Money market funds	113,763	117,458	164,020
Corporate notes and Shares	1,886	533,251	160,737
Total cash and cash equivalents in the Statement of Cash Flows	207,186	676,843	339,729

b)	Interest paid and collected:

	For the three-month periods ended March 31,
	2011	2010
Interest paid during the period	6,294	(4,899)
Interest collected during the period	13,295	1,873

19.	INSURANCE COVERAGE

As of March 31, 2011, the Company carries the following insurance policies for purposes of safeguarding its assets and commercial operations:

Risk covered		Amount insured

Comprehensive (1)	US$	665,687,241
Mandatory life insurance		$32,244,000
Additional life insurance		$92,125,592
Funeral and burial insurance		$80,610,000
Theft of securities	US$	100,000
Vehicles (theft, third-party liability and damages)		$18,845,901
Land freight	US$	2,000,000
Imports freight		$2,250,000

(1)
Includes: fire, partial theft, tornado, hurricane, earthquake, earth tremors, flooding and debris removal from facilities on facilities providing actual service, except for high, medium and low voltage networks.

20.	CLAIM OF THE PROVINCE OF BUENOS AIRES BOARD OF ELECTRIC POWER

On December 1, 2003, the Board of Electric Power of the Province of Buenos Aires (Board) filed a claim against EDENOR in the amount of 284,364 that includes surcharges and interest as of the date of the claim, and imposed fines for an amount of 25,963, due to the Company’s alleged failure to act as collecting agent of certain taxes established by Decrees-law Nos. 7290/67 and 9038/78 from July 1997 through June 2001.

On December 23, 2003, the Company appealed the Board's decision with the Tax Court of the Province of Buenos Aires, which had the effect of temporarily suspending the Company’s obligation to pay. Such appeals were filed on the grounds that the Federal Supreme Court had declared that the regulations established by the aforementioned Decrees-law were unconstitutional, as they were incompatible with the Province of Buenos Aires’ commitment not to levy any taxes on the transfer of electricity.

On March 20, 2007, the Board of Electric Power of the Province of Buenos Aires amended the original complaint to include an additional claim in the amount of 7,720 that includes surcharges and interest as of the date of the claim for the period of July 2001 through June 2002, extending the claim to certain Company Directors.

On June 27, 2007, the Tax Court of the Province of Buenos Aires pronounced in favor of the appeal duly lodged by the Company, thus becoming final.

At the same time, on June 23, 2005, a petition for a declaratory judgment proceeding was filed with the Secretariat of Original Lawsuits of the Federal Supreme Court, so that the maximum authority clarify the condition of uncertainty generated by the provincial tax authorities’ insistence on not honoring the commitment assumed by the Province in the Federal Pact, and their avoidance of the Federal Supreme Court’s decisions. The aforementioned proceeding is still pending on the Federal Supreme Court.

Therefore, no accrual has been recorded for these claims as the Company’s management, based on both the aforementioned pronouncement and the opinion of its legal advisors, believes that there exist solid arguments to support its position.

21.  LEGAL ACTIONS

a) Legal action brought by the National Ombudsman

The National Ombudsman made a presentation against both the resolutions by which the new electricity rate schedule had gone into effect as from October 1, 2008 and the application of the Program for the Rational Use of Electric Power (PUREE).

Within the framework of the case, on January 27, 2009, the ENRE notified the Company of a prohibitory injunction issued by the Court hearing the case as a consequence of the Ombudsman’s presentation, according to which the Company is prohibited from cutting power due to the nonpayment of bills issued with the rate hike resulting from the application of the resolutions questioned by the Ombudsman, until a final ruling is issued on the case. The precautionary measure has been appealed by the Company and the Argentine Federal Government. On September 1, 2009, National Appellate Court in Contentious and Administrative Federal Matters No. V affirmed the first instance decision, thus maintaining in effect the prohibitory injunction granted by the court of original jurisdiction.

The Company filed an “Extraordinary appeal” against this decision, which was also rejected by the appellate court hearing the case.

As a final recourse, on December 7, 2009, the Company filed an appeal (“Queja por Recurso denegado”) to the Federal Supreme Court requesting that the extraordinary appeal rejected by the Appellate Court be sustained. The appeal (“Queja por Recurso denegado”) is currently being analyzed by the Supreme Court.

b) Legal action brought by Consumidores libres Coop. Ltda. de provisión de servicios de acción comunitaria

On October 26, 2009, notice of the complaint “CONSUMIDORES LIBRES COOP. LTADA. DE PROVISIÓN DE SERVICIOS DE ACCIÓN COMUNITARIA VS Federal Government – National Energy Secretariat – ENRE, proceedings for the determination of a claim” was served upon the Company.  The complaint was filed by two consumer associations: CONSUMIDORES LIBRES COOP. LTADA. DE PROVISIÓN DE SERVICIOS DE ACCIÓN COMUNITARIA and the UNIÓN DE USUARIOS Y CONSUMIDORES against the Federal Government, the ENRE, EDESUR, EDELAP and EDENOR, and is pending in the National Court of Original Jurisdiction in Contentious and Administrative Federal Matters Number 8, in charge of Justice Ms. Liliana Heiland, attorney-at-law (deputy). In accordance with the terms of the complaint, the associations for the defense of consumer rights, ADDUC and UNIÓN DE USUARIOS Y CONSUMIDORES EN DEFENSA DE SUS DERECHOS, have joined the complaint.

The remedies sought in the complaint are as follow:

a) That all the last resolutions concerning electricity rates issued by the ENRE and the National Energy Secretariat be declared null and unconstitutional, and, in consequence whereof, that the amounts billed by virtue of these resolutions be refunded.

b) That all the defendants be under the obligation to carry out the Revision of the Tariff Structure (RTI).

c) That the resolutions issued by the Energy Secretariat that extend the transition period of the Adjustment Agreement be declared null and unconstitutional.

d) That the defendants be ordered to carry out the sale process, through an international public bidding, of the class "A" shares, due to the fact that the Management Period of the Concession Agreement is considered over.

e) That the resolutions as well as any act performed by a governmental authority that modify contractual renegotiations be declared null and unconstitutional.

f) That the resolutions that extend the management periods contemplated in the Concession Agreement be declared null and unconstitutional.

g) Subsidiarily, should the main claim be rejected, that the defendants be ordered to bill all customers on a bimonthly basis.

Additionally, it is requested that a precautionary measure be issued with the aim of suspending the rate hikes established in the resolutions being questioned by the plaintiff. Subsidiarily, it is requested that the application of the referred to resolutions be partially suspended. Finally, it is also subsidiarily requested by the plaintiff that the application authority be ordered not to issue new increases other than within the framework of the Revision of the Tariff Structure process. As of to date, the Court has neither granted nor rejected that which has been requested.  With regard to the main cause, it has been answered by the Company within the term and under the formalities prescribed by law.

With reference to that which has been previously mentioned, the objected to rate increases, with the exception of the one granted by Resolution No. 324/08 of the ENRE, do not have a direct impact on the value added distribution, inasmuch as they are the result of the transfer to the tariff of the higher generation costs ordered by the Grantor of the Concession. These generation increases are effective for the Company within the pass-through mechanism in the tariff.

On February 11, 2010 the Court hearing the case decided to turn into ordinary the proceeding that had been brought as an extraordinary summary proceeding, thus extending the time periods involved in the process. With regard to the provisional relief sought, on that date, the court ordered the carrying out of actions to add and clarify existing evidence, prior to taking any decision thereon.

Within the contemplated legal time period, the Company answered the complaint rejecting all its terms and requesting that a summons be served upon CAMMESA as a third-party defendant. The remaining co-defendants, except for the Federal Government, have already answered the notice of the complaint served upon them. As of the date of issuance of these financial statements, no decision has been made by the Court hearing the case concerning the Company’s request that CAMMESA be summoned as a third-party defendant, nor has the Federal Government answered the complaint.

c) Legal action brought by Consumidores financieros Asociación civil para su defensa

On March 31, 2010, notice of the complaint “CONSUMIDORES FINANCIEROS ASOCIACIÓN CIVIL PARA SU DEFENSA vs. EDENOR S.A – EDESUR S.A for BREACH OF CONTRACT” – National Court of Original Jurisdiction in Contentious and Administrative Federal Matters No. 2 – Clerk’s Office No. 15, was served upon the Company.

The remedies sought in the complaint are as follow:

-
Reimbursement of the VAT percentage paid on the illegally “widened” taxable basis due to the incorporation of a concept (National Fund of Electricity - FNEE) on which no VAT had been paid by the defendants when CAMMESA (the company in charge of the regulation and operation of the wholesale electricity market) invoiced them the electricity purchased for distribution purposes.

-
Reimbursement of part of the administrative surcharge on “second due date”, in those cases in which payment was made within the time period authorized for such second deadline (14 days) but without distinguishing the effective day of payment.

-	Application of the “borrowing rate” in case of customer delay in complying with payment obligation, in accordance with the provisions of Law No. 26,361.

On April 22, 2010, the Company answered the complaint and filed a motion to dismiss for lack of standing (“excepción de falta de legitimación”), requesting, at such opportunity, that a summons be served upon the Federal Government, the Argentine tax authorities (“AFIP”) and the ENRE as third-party defendants. These pleadings were made available to the plaintiff. Having this procedural step been complied with, as from June 16, 2010 the proceedings are yet to be resolved.

d) Legal action brought by the National Ombudsman

On September 19, 2008, notice of the complaint “NATIONAL OMBUDSMAN VS FEDERAL GOVERNMENT LAW 25790 AND OTHERS, PROCEEDINGS FOR THE DETERMINATION OF A CLAIM” was served upon the Company. The aim of this legal action is that section 4 of Law No. 25,790 - Decree No. 1957/06 – Decree No. 1959/06, Resolutions Nos. 50, 51 and 102 of the ENRE be declared unconstitutional.
The granting of a “prohibitory injunction” has been requested. The Company has been summoned as a third-party defendant. The case is currently on appeal. On September 16, 2010, lower court judgment was entered “rejecting the complaint filed by the National Ombudsman against the Federal Government – EP and holding the plaintiff liable for costs”.
The case is pending in National Court in Contentious and Administrative Federal Matters No. 4 – Clerk’s Office No. 7.
The judgment was appealed by the National Ombudsman, thus the proceedings were derived to the Court of Appeals in Contentious and Administrative Federal Matters No. IV. The Company has already responded to the appellant’s briefs. On March 31, 2011, said Court resolved that “the appeal filed by the National Ombudsman be dismissed and that the appellant be held liable for costs from both lower and upper courts”.

e) Legal action brought by the Unión de Usuarios y consumidores

On December 9, 2009, notice of the complaint “UNION DE USUARIOS Y CONSUMIDORES VS FEDERAL GOVERNMENT DECREE 1957/06 (RESOLUTION 51/07 OF THE ENRE - EDENOR) AND OTHERS, PROCEEDINGS FOR THE DETERMINATION OF A CLAIM” was served upon the Company. The complaint, filed by the association for the defense of consumer rights Unión de Usuarios y Consumidores against the Federal Government and Edenor, is pending in National Court of Original Jurisdiction in Contentious and Administrative Federal Matters No. 12, Clerks’ Office No. 23.
The remedies sought in the complaint are as follow:
a) that clause 4.6 and related ones of Appendix I of the Adjustment Agreement be revoked, inasmuch as it establishes that the tariff increase will be retroactive;
b) that Resolution No. 51/07 of the ENRE be nullified inasmuch as it authorizes the retroactive increase of tariffs in favor of the Company;
c) that Edenor be ordered to reimburse customers all the amounts paid as retroactive tariff increase for the period of November 1, 2005 through January 31, 2007;
d) that the reimbursement be implemented through a credit in favor of customers.

The Company answered the complaint on December 9, 2009.

The judgment sustaining the complaint was entered on November 11, 2010.

An appeal with a stay of execution was filed on November 25, 2010. On December 2, 2010, the Court upheld the petition of the Company and the Federal Government and granted the appeal with a stay of execution, which means that the court ruling will not be carried out until the appeal is resolved by the higher court.

On December 13, 2010, the Company formally submitted to the Court of Original Jurisdiction the written bases of the appeal concerning the merits of the case upon which judgment had been rendered. Appellate Court in Contentious and Administrative Federal Matters No. V will hear the case.

It must be pointed out that if the lower court ruling is affirmed by the Appellate Court, the Company will suffer a very significant economic harm. However, we believe it is premature to estimate such amount because in the opinion of the Company’s legal advisors there is a strong probability that the court ruling against the Company will be reversed. Such opinion is based on criteria applied by both the Federal Court of Appeals in Contentious and Administrative Matters and the Supreme Court of Justice in similar cases. That being so specifically with regard to the lack of standing (falta de legitimación) of the “Unión de Usuarios y Consumidores” to present claims as the one filed. In addition to this fact –which is of vital importance and would lead to the in limine rejection of the action– and considering the main question at issue in the complaint (alleged retroactivity of the increase), Decree 1957/06 does not have such “retroactive effect” because it does not create the Company’s right to increase rates but rather recognizes that the Federal Government had seriously altered the balance of the economic and financial equation of the Concession Agreement and that the Company, when entering into the “Adjustment Agreement” in September 2005, acquired the right to apply the temporary “Tariff Regime”, aimed at restoring -although partially and temporarily- such balance.

Therefore, no accrual has been recorded in these financial statements in connection with these claims as the Company’s management, based on both the aforementioned judgment and the opinion of its legal advisors, believes that there exist solid arguments to support its position.

22.	DERIVATIVE FINANCIAL INSTRUMENTS

a)	Corporate Notes

During the period ended March 31, 2011, the Company carried out a transaction with a derivative financial instrument with the JP Morgan Chase Bank NA with the aim of hedging the foreign currency exchange rate of the cash flows and derivatives of interest payment transactions.

This instrument provides an economic and financial hedge of the amounts in foreign currency that the Company must pay on the interest payment dates of its financial debt –Class 9 Fixed Rate Notes (Note 14)-, maturing on April 25, 2011, October 25, 2011, April 25, 2012 and October 25, 2012, in the event of fluctuations in foreign currency exchange rates. The Company has not formally designated these transactions as hedging instruments. Therefore, they have been recorded in the accounting in accordance with the provisions of Technical Resolution No. 18 of the Argentine Federation of Professional Councils in Economic Sciences (FACPCE), which requires that derivative instruments not designated as effective hedging instruments be recorded at their net realizable value or settlement value, depending on whether they have been classified as assets or liabilities, with a contra-account in the financial gains or losses for the period.

As of March 31, 2011, the economic impact of this transaction resulted in a loss of 202, which has been recorded in the Financial income (expense) and holding gains (losses) generated by liabilities account of the Statement of income under Exchange difference, with a contra-account in Current liabilities under Loans (Note 7).

b)	Forward and Futures Contracts

During the year ended December 31, 2010, the Company entered into forward and futures contracts with the aim of using them as economic instruments in order to mitigate the risk generated by the fluctuations in the US dollar rate of exchange.

As of December 31, 2010, these transactions have been fully settled.

As of March 31, 2010, the economic impact of these transactions resulted in a loss of 13,521 which  has been recorded in the Financial income (expense) and holding gains (losses) generated by assets account of the Statement of Income under Holding results.

23.	RESTRICTIONS ON THE DISTRIBUTION OF EARNINGS

In accordance with the provisions of Law No. 19,550, the Ordinary Shareholders’ Meeting held on April 13, 2011 resolved that the loss for the year ended December 31, 2010 be absorbed by the Unappropriated Retained Earnings account (Note 16.d).

Moreover, in accordance with the provisions of Law No. 25,063,  passed in December 1998, dividends to be distributed, whether in cash or in kind, in excess of accumulated taxable profits as of the fiscal year-end immediately preceding the date of payment or distribution, shall be subject to a final 35% income tax withholding, except for those dividends distributed to shareholders who are residents of countries benefiting from conventions for the avoidance of double taxation who will be subject to a lower tax rate. For income tax purposes, accumulated taxable income shall be the unappropriated retained earnings as of the end of the year immediately preceding the date on which the above-mentioned law went into effect, less dividends paid plus the taxable income determined as from such year and dividends or income from related companies in Argentina.

Since the restructuring of the Company’s financial debt referred to in Note 14, the Company was not allowed to distribute dividends until April 24, 2008 or until such time when the Company’s leverage ratio were lower than 2.5, whichever occurred first. As from this time, distribution of dividends may only be allowed under certain circumstances depending on the Company’s indebtedness ratio.

Certain restrictions on the distribution of dividends by the Company and the need for approval by the ENRE for any distribution have been disclosed in Note 17.b).

24.	BREAKDOWN OF TEMPORARY INVESTMENTS, RECEIVABLES AND LIABILITIES BY COLLECTION AND PAYMENT TERMS

As required by the CNV’s regulations, the balances of the accounts below as of March 31, 2011, are as follow:

Term	Investments	Receivables (1)	Financial Debt (Loans)	Other payables (2)

With no explicit due date	0	45,531	0	1,065,495

With due date

Past due:

Up to three months	0	69,170	0	0
From three to six months	0	17,820	0	0
From six to nine months	0	22,089	0	0
From nine to twelve months	0	980	0	0
Over one year	0	17,951	0	0
Total past due	0	128,010	0	0

To become due:

Up to three months	195,045	373,590	55,176	627,094
From three to six months	0	27,727	29,275	14,775
From six to nine months	0	709	7,685	14,791

From nine to twelve months	0	153	9,548	14,807

Over one year	0	405,137	1,318,325	112,725
Total to become due	195,045	782,316	1,420,009	784,192

Total with due date	195,045	910,326	1,420,009	784,192

Total	195,045	955,857	1,420,009	1,849,687
(1) Excludes allowances
(2) Comprises total liabilities except accrued litigation and financial debts.

The financial debt mentioned in Note 14 accrues interest at floating and fixed rates, which amount in dollars to approximately 10.66%, on average; only 5.03% of the debt accrues interest at a floating rate whereas the remaining accrues interest at a fixed rate.

25.   ACQUISITION OF ASSETS

On March 4, 2011, the Company’s Board of Directors decided to accept a gratuitous offer from its indirect controlling company Pampa Energía S.A. (“Pampa”), whereby Edenor was offered the possibility of acquiring certain electricity distribution assets, which Pampa was entitled to acquire (either directly or through one or more subsidiaries), from Grupo AEI in accordance with an agreement entered into on January 19, 2011 by and between Pampa, party of the first part, and AEI Utilities, S.L., a limited company (sociedad limitada) organized under the laws of Spain ("AEIU"), AEI Servicios Argentina S.A., a corporation (sociedad anónima) organized under the laws of Argentina, and AEI, a company organized under the laws of  the Cayman Islands, parties of the second part.

As a consequence of the acceptance by the Company of said offer, Edenor was appointed by Pampa as the acquiring party under the PESA-AEI Agreement. Therefore, on March 4, 2011, the Company acquired from AEIU (i) 182,224,095 common shares of EMDERSA S.A. (“Emdersa”), representing 77.19% of Emdersa’s capital stock and votes (“Emdersa Shares”), (ii) 2 common shares of Empresa Distribuidora de San Luis S.A. (“Edesal”) representing 0.01% of Edesal’s capital stock and votes, (iii) 600 common shares of Emdersa Generación Salta S.A. (“EGSSA”)  representing 0.02% of EGGSA’s capital stock and votes, (iv) 1 common share of Empresa Distribuidora de Electricidad de la Rioja S.A. (“EDELAR”) representing 0.01% of EDELAR’s capital stock and votes, (v) 1 common share of Empresa de Sistemas Eléctricos Abiertos S.A. (“ESED”) representing 0.01% of ESED’s capital stock and votes, (all the shares mentioned in items (ii) through (v) hereinafter referred to as the “Residual Shares”) and (vi) 29,118,127 common shares of AESEBA S.A. representing 99.99% of AESEBA’s capital stock and votes (“AESEBA’s Shares”). The price paid by the Company for the aforementioned assets amounted to US$ 90,000,000 for Emdersa’s Shares and the Residual Shares acquired from AEIU and to US$ 49.998,280 for AESEBA’s Shares acquired from AEIU.

Emdersa owns: (i) 99.99% of EDESAL’s capital stock and votes, (ii) 90% of the capital stock and votes of Empresa Distribuidora de Electricidad de Salta S.A. ("EDESA"),  (iii) 99.98% of EGSSA’s  capital stock and votes, and (iv) 99.99% of EDELAR’s capital stock and votes. EDESA owns 99.99% of ESED’s capital stock and votes. Furthermore, AESEBA in turn owns 90% of the capital stock and votes of Empresa Distribuidora de Energía Norte, S.A. ("EDEN"), which provides electricity distribution services in the northern and central part of the Province of Buenos Aires.

Within the framework of the offer made by Pampa and accepted by the Company, the parties have additionally agreed that if within the 3 years following acquisition date of Emdersa’s Shares, the Residual Shares and AESEBA’s Shares, the Company sold either totally or partially any of such shares, Pampa would be entitled to receive from the Company a payment equivalent to 50% of the amount received for the sale thereof in excess of the amount paid to AEIU for any of such Shares (Emdersa’s Shares and/or Residual Shares and/or AESEBA’s Shares).

In order to evaluate the above described transaction, the Company engaged the services of the investment bank Citigroup Global Markets Inc. (“Citigroup”) to render a fairness opinion to the Company’s Board of Directors, concerning the fairness of the price that would have to be paid for Emdersa’s shares, the Residual shares and AESEBA’s shares. The opinion of the Company’s Audit Committee was also requested. Both Citigroup and the Company’s Audit Committee rendered their opinion, prior to the acquisition, stating that the informed values are adequate and within the market’s parameters.

In compliance with current regulations, it is hereby stated that the Company has formally consulted the National Securities Commission about the steps to be followed with regard to the public offering for the acquisition of Emdersa’s shares that the Company must make to Emdersa’s minority shareholders due to the change in that company’s control and in accordance with the provisions of Decree No. 677/01 and the National Securities Commission’s regulations. The aforementioned consultation was made due to the fact that the authorization and carrying out of the public acquisition offering that for the same reasons is to be carried out by AEIU at a price of US$ 0.68 per Emdersa’s common share, is still pending. Therefore, the situation generated by the potential coexistence of two public offerings must, in the Company’s opinion, be clarified.
The Company has fully assumed its obligation to carry out the public acquisition offering it is required to make due to the new change in Emdersa’s control, which will be carried out at the same price per Emdersa’s common share that the Company paid to AEIU, i.e. US$ 0.49 per Emdersa’s common share, in the manner and time period established by the control authority. The carrying out of said public acquisition offering was approved by the Company’s Board of Directors on March 4, 2011, and constitutes an irrevocable commitment with Emdersa’s shareholders.

Finally, within the framework of the reported transaction for the acquisition of shares, the change in control of the acquired companies constitutes grounds for calling the loans taken out by their subsidiaries due. Therefore, on March 4, 2011, the Company granted a series of loans to them in order to allow for the restructuring, putting them in a better position to negotiate. The loans, which carry interest at an annual rate of 16% and mature on April 30, 2011, will be distributed in the following manner: i) EDEN 80,000; ii) EDELAR 31,178; iii) EDESA 131,319 and iv) EDESAL 37,503.
Furthermore, the Company has initiated the proceedings aimed at obtaining authorization from the corresponding control authorities.

The acquisitions have been recorded in the accounting in accordance with the purchase method on the basis of the preliminary initial measurements of the acquired assets and liabilities, which resulted in a negative goodwill of 478,195 (Exhibit C).

26.	SUBSEQUENT EVENTS

a) Relaunching of the Issuance of Fixed Rate Class 9 Corporate Notes due in 2022 for a nominal value of up to US$ 69,699,000.

On April 26, 2011, the Company issued Corporate Notes for a nominal value of US$ 69,699,000, thus completing the original amount of the series of up to US$ 300,000,000.

The new Class 9 Corporate Notes, which may be 100% merged with the previous issue, have been issued at an issue price of 101.25% of the principal amount plus interest accrued from April 25, 2011 through the date of issuance. The twelve-year term notes accrue interest as from April 25, 2011 at a fixed rate of 9.75%, payable semiannually on October 25 and April 25 of each year, with the first interest payment maturing on October 25, 2011. The principal will be amortized in a lump sum payment at maturity date in 2022. The Company has requested authorization for the listing of the Corporate Notes on the Buenos Aires Stock Exchange and admission for trading on the Mercado Abierto Electrónico S.A., as well as authorization for the listing of the Corporate Notes on the Luxembourg Stock Exchange and admission for trading on the Euro MTF Market, which is the alternative market of the Luxembourg Stock Exchange.

The Company will use the net proceeds from the sale of the Corporate Notes in this offer to refinance in whole or in part its short-term debt, and/or finance the capital expenditures plan and/or increase working capital (Note 14.b).

b) Derivative Financial Instruments - Corporate Notes

In April 2011, the Company carried out a transaction with a derivative financial instrument with Deutsche Bank S.A. with the aim of hedging the foreign currency exchange rate of the cash flows and derivatives of interest payment transactions arising from the new issue for up to US$ 69,699,000.

c) Loan with subsidiary and related companies (Section 33 Law No. 19,550)

On April 29, 2011, the Company entered into a refinancing agreement with EDEN, EDESAL, EDELAR and EDESA with the purpose of allowing for the restructuring of the financial loans granted to them at the time of acquistion. The one-year term loans, which amounted to 80,000 in the case of EDEN, 31,178 in the case of EDELAR, 131,319.5 in the case of EDESA and 502.5 in the case of EDESAL, become due on April 30, 2012 and accrue interest at an annual rate of 16%, payable semiannually on October 31, 2011 and April 30, 2012. The terms of these loans are in agreement with ordinary market conditions for this type of transactions.

27.	FINANCIAL STATEMENTS TRANSLATION INTO ENGLISH LANGUAGE

These financial statements are the English translation of those originally prepared by the Company in Spanish and presented in accordance with accounting principles generally accepted in Argentina. The effects of the differences between the accounting principles generally accepted in Argentina and the accounting principles generally accepted in the countries in which the financial statements are to be used have not been quantified. Accordingly, the accompanying financial statements are not intended to present the financial position, results of operation, shareholder’s equity or cash flows in accordance with accounting principles generally accepted in the countries of users of the financial statements, other than Argentina.

EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A. (EDENOR S.A.)

BALANCE SHEETS AS OF MARCH 31, 2011 AND DECEMBER 31, 2010
EXHIBIT A
PROPERTY, PLANT AND EQUIPMENT
(stated in thousands of pesos)

	Original value					Depreciation					Net	Net
	At beginning		Retirements		At end	At beginning	Retirements	For the	Annual	At end	book value	book value
MAIN ACCOUNT	of year	Additions	(1)	Transfers	of period	of year	(1)	period	rate	of period	2011	2010
FACILITIES IN SERVICE
Substations	1,139,156	0	0	7,512	1,146,668	392,709	0	8,151	3 - 4%	400,860	745,808	746,447
High voltage networks	482,015	0	0	7	482,022	169,172	0	3,215	3 - 4%	172,387	309,635	312,843
Medium voltage networks	947,378	0	0	9,245	956,623	374,014	0	6,553	3 - 4%	380,567	576,056	573,364
Low voltage networks	1,827,121	0	0	7,844	1,834,965	1,075,563	0	11,027	4 - 5%	1,086,590	748,375	751,558
Transformation chambers and platforms	660,269	0	0	7,029	667,298	243,690	0	4,918	3 - 4%	248,608	418,690	416,579
Meters	745,841	0	0	11,138	756,979	313,241	0	7,239	4 - 5%	320,480	436,499	432,600
Buildings	107,072	0	0	771	107,843	24,079	0	807	2 - 3%	24,886	82,957	82,993
Communications network and facilities	103,009	0	0	12	103,021	66,391	0	1,291	4 - 5%	67,682	35,339	36,618
Total facilities in service	6,011,861	0	0	43,558	6,055,419	2,658,859	0	43,201		2,702,060	3,353,359	3,353,002
FURNITURE, TOOLS AND EQUIPMENT
Furniture, equipment and software projects	200,007	47	0	0	200,054	186,950	0	1,982	12 - 13%	188,932	11,122	13,057
Tools and other	48,291	18	0	0	48,309	44,288	0	168	10 - 11%	44,456	3,853	4,003
Transportation equipment	28,765	0	0	0	28,765	17,144	0	766	20%	17,910	10,855	11,621
Total furniture, tools and equipment	277,063	65	0	0	277,128	248,382	0	2,916		251,298	25,830	28,681
Total assets subject to depreciation	6,288,924	65	0	43,558	6,332,547	2,907,241	0	46,117		2,953,358	3,379,189	3,381,683
CONSTRUCTION IN PROCESS
Transmission	138,526	9,597	0	(7,518)	140,605	0	0	0	-	0	140,605	138,526
Distribution and other	169,273	39,051	0	(36,040)	172,284	0	0	0	-	0	172,284	169,273
Total construction in process	307,799	48,648	0	(43,558)	312,889	0	0	0		0	312,889	307,799
Total 2011	6,596,723	48,713	0	0	6,645,436	2,907,241	0	46,117		2,953,358	3,692,078	-
Total 2010	6,213,895	388,770	(5,942)	0	6,596,723	2,731,509	(2,648)	178,380		2,907,241	-	3,689,482

(1) Includes net value of retirements for the sale of real property as of December 31, 2010 for 2,169 (Notes 3.g and 12).

EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A. (EDENOR S.A.)

BALANCE SHEETS AS OF MARCH 31, 2011 AND DECEMBER 31, 2010
EXHIBIT C
INVESTMENTS IN OTHER COMPANIES
(stated in thousands of pesos)

							Information on the Issuer
								Last financial statement issued
					Value on	Net			Nominal			% interest	Net
Name and features		Face		Adjusted	equity	book value	Main		Capital	Income		in capital	book value
of securities	Class	value	Number	cost	method	2011	activity	Date	Stock	for the period	Equity	stock	2010

NON-CURRENT INVESTMENTS

Section 33 Law No. 19,550 as amended -Companies-

Related Company:
SACME S.A.	common	$1	6,000	15	415	415	Electric power services	12/31/2010	12	14	830	50.00	415
	non- ndorsable

EMDERSA	common	$1	182,224	361,259	541,641	541,641	Electric power distribution services	03/31/2011	236,066	102	703,054	77.19	-
Goodwill:
- Original value						(178,724)
- Accumulated amortization						647
- Residual value						(178,077)

AESEBA	common	$1	29,118	200,694	501,236	501,236	Electric power distribution services	03/31/2011	29,119	1,396	397,944	99.99	-
Goodwill:
- Original value						(299,471)
- Accumulated amortization						831
- Residual value						(298,640)

Total						566,575							415

EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A. (EDENOR S.A.)

BALANCE SHEETS AS OF MARCH 31, 2011 AND DECEMBER 31, 2010

EXHIBIT D

OTHER INVESTMENTS

(stated in thousands of pesos)

	Net book value
MAIN ACCOUNT	2011	2010

CURRENT INVESTMENTS

Time deposits
. in foreign currency (Exhibit G)	79,396	17,523

Money market funds
. in local currency	113,763	117,458

Corporate Notes and Shares (1)
. in foreign currency (Exhibit G)	1,886	533,251

Total Current Investments	195,045	668,232

Total Investments	195,045	668,232
(1) Includes corporate notes of Transener S.A. for 17,527 as of December 31, 2010 (Note 15).

EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A. (EDENOR S.A.)

BALANCE SHEETS AS OF MARCH 31, 2011 AND DECEMBER 31, 2010
EXHIBIT E
ALLOWANCES AND ACCRUALS

(stated in thousands of pesos)

	2011					2010
	At				At	At
MAIN	beginning				end of	end of
ACCOUNT	of year	Additions	Retirements	Recoveries	period	year

Deducted from current assets

For doubtful accounts	29,259	3,164	(1,420)	0	31,003	29,259

For other doubtful accounts	12,799	300	0	0	13,099	12,799

Included in current liabilities

Accrued litigation	57,832	3,000	(2,609)	0	58,223	57,832

Included in non-current liabilities

Accrued litigation	6,816	0	0	0	6,816	6,816

EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A. (EDENOR S.A.)

BALANCE SHEETS AS OF MARCH 31, 2011 AND DECEMBER 31, 2010
EXHIBIT G
FOREIGN CURRENCY DENOMINATED ASSETS AND LIABILITIES

	2011				2010
				Booked			Booked
	Currency		Exchange	amount in	Currency		amount in
	and		rate	thousands	and		thousands
Account	amount (2)		(1)	of pesos	amount (2)		of pesos
Current Assets

Cash and banks	US$	382,050	4.014	1,534	US$	382,816	1,507
	ECU	45,461	5.6959	259	ECU	45,911	240
Investments
Corporate Notes ans Shares	US$	469,612	4.014	1,886	US$	139,932,495	550,774
Other receivables
Expenses advanced	US$	17,632	4.014	71	US$	17,682	70
Receivables from activities other than the main activity	US$	1,032,794	4.014	4,146	US$	1,008,586	3,970
Other	US$	47,670	4.014	191	US$	5,797	23
	ECU	154,782	5.6959	882	ECU	111,954	584
Total Current Assets				8,969			557,168
Total Assets				8,969			557,168
Current Liabilities
Trade accounts payable	US$	4,584,969	4.054	18,587	US$	4,476,084	17,797
	ECU	89,368	5.7530	514	ECU	304,112	1,603
	CHF	0	4.2429	0	CHF	153,989	653
Loans
Corporate Notes	US$	11,379,132	4.054	46,131	US$	5,582,495	22,196
Other liabilities
Other	US$	307,042	4.054	1,245	US$	338,302	1,345
	ECU	0	4.054	0	ECU	0	0
Total Current Liabilities				66,477			43,594
Non-Current Liabilities
Loans
Section 33 Law 19,550 -Companies-	US$	5,019,178	4.054	20,247	US$	0	0
Corporate Notes	US$	243,943,759	4.054	988,948	US$	255,969,567	1,017,735
Total Non-Current Liabilities				1,009,195			1,017,735
Total Liabilities				1,075,672			1,061,329

(1) Selling and buying exchange rate of Banco de la Nación Argentina in effect at the end of the period/year.
(2) US$ = US Dollar; EUR = Euro; CHF Swiss Franc.

EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A. (EDENOR S.A.)

INFORMATION REQUIRED BY SECTION 64 SUB-SECTION b) OF LAW No. 19,550
EXHIBIT H
FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2011 AND 2010

(stated in thousands of pesos)	2011				2010
	Transmission and
	Distribution	Selling	Administrative
Description	Expenses	Expenses	Expenses	Total	Total
Salaries and social security taxes	74,022	15,751	17,974	107,747	90,456
Postage and telephone	1,763	3,295	517	5,575	4,811
Bank commissions	0	3,103	0	3,103	2,639
Allowance for doubtful accounts	0	3,464	0	3,464	6,534
Supplies consumption	10,134	211	895	11,240	12,043
Work by third parties	29,960	13,931	2,862	46,753	44,364
Rent and insurance	982	121	3,546	4,649	2,804
Security services	1,597	138	791	2,526	2,173
Fees	172	4	1,474	1,650	1,305
Computer services	46	1,168	8,030	9,244	8,595
Advertising	0	0	3,588	3,588	4,286
Reimbursements to personnel	194	41	115	350	406
Temporary personnel	30	295	223	548	409
Depreciation of property, plant and equipment	44,041	1,001	1,075	46,117	44,408
Directors and Supervisory Committee members' fees	0	0	918	918	918
Taxes and charges	0	3,544	2,302	5,846	5,668
Other	18	4	901	923	587
Total 2011	162,959	46,071	45,211	254,241	-
Total 2010	146,499	46,466	39,441	-	232,406

Véase nuestro informe de fecha 9/5/2011
PRICE WATERHOUSE & CO S.R.L.
C.P.C.E.C.A.B.A. Tº 1 - Fº 17

JOSÉ DANIEL ABELOVICH	-	ALEJANDRO MACFARLANE
por Comisión Fiscalizadora	Socio	Presidente
Contador Público U.B.A.
C.P.C.E.C.A.B.A. Tº 245 - Fº 61

“Free translation from the original in Spanish for publication in Argentina”

LIMITED REVIEW REPORT

To the Shareholders, President and Directors of
Empresa Distribuidora y Comercializadora Norte
Sociedad Anónima (Edenor S.A.)
Legal Address: Av. Libertador 6363
Autonomous City of Buenos Aires
Tax Code No. 30-65511620-2

1.
We have reviewed the balance sheet of Empresa Distribuidora y Comercializadora Norte Sociedad Anónima (Edenor S.A.) (hereinafter Edenor S.A.) as of March 31, 2011, and the related statements of income, of changes in shareholders’ equity and of cash flows for the three-month period then ended with the complementary Notes 1 to 27 and Exhibits A, C, D, E, G and H. In addition, we have reviewed the consolidated balance sheet at March 31, 2011, and the consolidated related statements of income and cash flows for the three-month period then ended of Edenor S.A. with its subsidiaries, which are presented as complementary information. The preparation and issuance of these financial statements are the responsibility of the Company´s management.

2.
Our review was limited to the application of the procedures established by Technical Pronouncement No. 7 of the Argentine Federation of Professional Councils in Economic Sciences for limited reviews of financial statements for interim periods which consist mainly of the application of analytical procedures to the amounts disclosed in the financial statements and making inquiries of Company staff responsible for the preparation of the information included in the financial statements and its subsequent analysis. This review is substantially less in scope than an audit, the purpose of which is the expression of an opinion on the financial statements taken as a whole. Consequently, we do not express any opinion on the financial condition, results of operations, changes in the shareholders' equity and cash flow of Edenor S.A., or on its consolidated financial statements.

3.
The financial statements and the supplementary information detailed in point 1. are presented in comparative format with the information arising from: i) the financial statements and the supplementary information at December 31, 2010, on which we issued an unqualified audit report on March 9, 2011; and ii) the financial statements and the supplementary information at March 31, 2010 and for the three-month period then ended, on which we issued a limited review report without observations on May 5, 2010.

4.
Based on our review and on the examination performed on the financial statements mentioned in point 3.i), we report that the financial statements of Edenor S.A. as of and for the three-month period ended on March 31, 2011, detailed in point 1., prepared in accordance with accounting standards in force in the Autonomous City of Buenos Aires, consider all significant facts and circumstances of which we are aware, and we have no observations to make on them.

5.	According to current legal regulations we inform that:

a) The financial statements of Edenor S.A. are recorded in the “Inventory and Balance Sheet” book and comply, in matters within our field of competence, with the provisions of the Commercial Companies Law and the corresponding resolutions of the National Securities Commission;

b) The financial statements of Edenor S.A. arise from accounting records carried in all formal respects in conformity with legal requirements;

c) At March 31, 2011 the liabilities of Edenor S.A. accrued in favor of the Integrated Social Security System according to the accounting records amounted to $ 16,686,036, which were not yet due at that date.

Autonomous City of Buenos Aires, May 9, 2011.

PRICE WATERHOUSE & CO. S.R.L.

(Partner)
C.P.C.E.C.A.B.A T°1 – F°17
Andrés Suarez
Public Accountant (UBA)
C.P.C.E. Autonomous City of Buenos Aires
T° 245 – F° 61

Supervisory Committee’s Report

To the Shareholders of
Empresa Distribuidora y Comercializadora Norte S.A. (Edenor S.A.)

1.
In accordance with the provisions of section 294 of Argentine Companies Law No. 19,550, the Rules of the Argentine Securities and Exchange Commission (Comisión Nacional de Valores) and the Regulations of the Buenos Aires Stock Exchange, we have conducted a limited review of the general balance sheet of Empresa Distribuidora y Comercializadora Norte S.A. (Edenor S.A.) (hereinafter referred to as “EDENOR S.A.”) as of March 31, 2011, the related statement of income, statement of changes in stockholders´ equity and statement of cash flow for the three-month period then ended, and supplementary notes 1 to 26 and exhibits A, C, D, E, G and H thereto. We have further conducted a limited review of the consolidated general balance sheet of Edenor S.A. with its subsidiaries as of March 31, 2011 and the consolidated statement of income and the consolidated statement of cash flow for the three-month period then ended, which are disclosed as supplementary information. The preparation and issue of the financial statements are the Company’s responsibility.

2.
Our review was conducted in accordance with prevailing auditing standards. Such standards require financial statements to be reviewed subject to the procedures set forth by Technical Resolution No. 7 of the Argentine Federation of Professional Councils of Economic Sciences for limited reviews of interim financial statements, including the verification of the consistency of the documents reviewed with the information on corporate decisions, as disclosed in minutes, and the conformity of those decisions to the law and the Company’s by-laws insofar as concerns formal and documentary aspects. Our review was conducted based on the audit performed by the Company’s independent auditors, Price Waterhouse & Co. S.R.L., who issued an unqualified limited review report dated May 9, 2011. A limited review mainly consists in applying analytic methods to the figures disclosed in the financial statements and making inquiries to the Company’s personnel responsible for preparing the information included in the financial statements and its subsequent analysis. The scope of this review is considerably inferior to an audit, which is focused on rendering an opinion on the financial statements considered as a whole. Consequently, we do not render such an opinion. We have not assessed any business administrative, financing, and marketing decisions, as they fall within the exclusive competence of the Board of Directors and the Shareholders’ Meeting.

3.
Based on our review, the scope of which is set forth hereinabove, we inform that EDENOR S.A.’s financial statements and its consolidated financial statements described in item 1., prepared in accordance with the accounting rules in force in the City of Buenos Aires, take into account all significant facts and circumstances we are aware of, and we have no objections to make in this respect.

4.	The provisions of section 294 of Argentine Companies Law No. 19,550 have been duly met.

City of Buenos Aires, May 9, 2011

By Supervisory Committee
José Daniel Abelovich
Regular Member